FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-206677-23

Free Writing Prospectus

Collateral Term Sheet

$733,448,985

(Approximate Aggregate Cut-off Date Balance of Mortgage Pool)

Wells Fargo Commercial Mortgage Trust 2018-C43

as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.

as Depositor

Barclays Bank PLC

 Wells Fargo Bank, National Association

BSPRT Finance, LLC

 C-III Commercial Mortgage LLC

 Rialto Mortgage Finance, LLC

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2018-C43

February 27, 2018

WELLS FARGO SECURITIES Co-Lead Manager and Joint Bookrunner		BARCLAYS Co-Lead Manager and Joint Bookrunner

Academy Securities Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (‘‘SEC’’) (SEC File No. 333-206677) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are subject to change, completion, supplement or amendment from time to time.

This free writing prospectus has been prepared by the underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Directive 2003/71/EC (as amended) and/or Part VI of the Financial Services and Markets Act 2000, as amended, or other offering document.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Wells Fargo Securities, LLC, Barclays Capital Inc., Academy Securities, Inc., or any of their respective affiliates, make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The information herein is preliminary and may be supplemented or amended prior to the time of sale. In addition, the Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.

The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) any representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2

A.       Transaction Highlights

Mortgage Loan Sellers:

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
Barclays Bank PLC	11	55	$274,101,121	37.4%
Wells Fargo Bank, National Association	17	20	226,917,078	30.9
BSPRT Finance, LLC	6	14	79,333,178	10.8
C-III Commercial Mortgage LLC	22	30	79,065,982	10.8
Rialto Mortgage Finance, LLC	7	13	74,031,625	10.1
Total	63	132	$733,448,985	100.0%

Loan Pool:

Initial Pool Balance:	$733,448,985
Number of Mortgage Loans:	63
Average Cut-off Date Balance per Mortgage Loan:	$11,642,047
Number of Mortgaged Properties:	132
Average Cut-off Date Balance per Mortgaged Property(1):	$5,556,432
Weighted Average Mortgage Interest Rate:	4.634%
Ten Largest Mortgage Loans as % of Initial Pool Balance:	50.1%
Weighted Average Original Term to Maturity or ARD (months):	119
Weighted Average Remaining Term to Maturity or ARD (months):	118
Weighted Average Original Amortization Term (months)(2):	355
Weighted Average Remaining Amortization Term (months)(2):	355
Weighted Average Seasoning (months):	1

(1)	Information regarding mortgage loans secured by multiple properties is based on an allocation according to relative appraised values or the allocated loan amounts or property-specific release prices set forth in the related loan documents or such other allocation as the related mortgage loan seller deemed appropriate.

(2)	Excludes any mortgage loan that does not amortize.

Credit Statistics:

Weighted Average U/W Net Cash Flow DSCR(1):	1.89x
Weighted Average U/W Net Operating Income Debt Yield(1):	11.1%
Weighted Average Cut-off Date Loan-to-Value Ratio(1):	60.7%
Weighted Average Balloon or ARD Loan-to-Value Ratio(1):	54.6%
% of Mortgage Loans with Additional Subordinate Debt(2):	19.8%
% of Mortgage Loans with Single Tenants(3):	28.3%

(1)	With respect to any mortgage loan that is part of a whole loan, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate debt (unless otherwise stated). The debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” in the Preliminary Prospectus and Annex A-1 to the Preliminary Prospectus.

(2)	The percentage figure expressed as “% of Mortgage Loans with Additional Subordinate Debt” is determined as a percentage of the initial pool balance and does not take into account any future subordinate debt (whether or not secured by the mortgaged property), if any, that may be permitted under the terms of any mortgage loan or the pooling and servicing agreement. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness” in the Preliminary Prospectus.

(3)	Excludes mortgage loans that are secured by multiple single tenant properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3

Wells Fargo Commercial Mortgage Trust 2018-C43	Certain Loan Information

B. Summary of the Whole Loans

Property Name	Mortgage Loan Seller in WFCM 2018-C43	Note(s)(1)	Original Balance	Holder of Note(1)	Lead Servicer for Whole Loan	Master Servicer Under Lead Securitization Servicing Agreement	Special Servicer Under Lead Securitization Servicing Agreement
Moffett Towers II - Building 2	Barclays	A-1	$65,000,000	WFCM 2018-C43	Yes	Wells Fargo Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
		A-2	$18,750,000	Barclays Bank PLC	No
		A-3	$40,000,000	WFCM 2017-C42	No
		A-4	$41,250,000	BANK 2018-BNK10	No
Airport Business Center	WFB(2)	A-1	$60,000,000	WFB	Yes(2)	Wells Fargo Bank, National Association(2)	Midland Loan Services, LLC(2)
		A-2	$50,000,000	WFCM 2018-C43	No
		A-3	$40,000,000	WFB	No
SoCal Portfolio	Barclays(3)	A-1-1	$50,000,000	Citi Real Estate Funding Inc.	Yes(3)	TBD(3)	TBD(3)
		A-1-2	$35,000,000	Citi Real Estate Funding Inc.	No
		A-1-3	$15,000,000	Citi Real Estate Funding Inc.	No
		A-1-4	$37,580,000	Citi Real Estate Funding Inc.	No
		A-2-1	$45,000,000	WFCM 2018-C43	No
		A-2-2	$46,720,000	Barclays Bank PLC	No
Houston Distribution Center	Barclays	A-1	$35,000,000	UBS 2018-C8	Yes	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
		A-2	$14,000,000	UBS 2018-C8	No
		A-3	$35,000,000	WFCM 2018-C43	No
Apple Campus 3	WFB	A-1	$80,000,000	WFB	No	Wells Fargo Bank, National Association	Torchlight Loan Services, LLC
		A-2	$30,000,000	WFCM 2018-C43	No
		A-3	$94,000,000	BANK 2018-BNK10	Yes
		A-4	$68,000,000	BMARK 2018-B2	No
		A-5	$68,000,000	Goldman Sachs Mortgage Company	No

(1)	Unless otherwise indicated, each note not currently held by a securitization trust is expected to be contributed to a future securitization. No assurance can be provided that any such note will not be split further.

(2)	The related whole loan is expected to initially be serviced under the WFCM 2018-C43 pooling and servicing agreement until the securitization of the related “lead” pari passu note (namely, the related pari passu note marked “Yes” in the column entitled “Lead Servicer for Whole Loan”), after which the related whole loan will be serviced under the pooling and servicing agreement governing such securitization of the related “lead” pari passu note. The master servicer and special servicer for such securitization will be identified in a notice, report or statement to holders of the WFCM 2018-C43 certificates after the closing of such securitization.

(3)	The related “lead” pari passu note (namely, the related pari passu note marked “Yes” in the column entitled “Lead Servicer for Whole Loan”), is expected to be contributed to a securitization which is expected to close prior to the Closing Date. The related whole loan is expected to be serviced under the pooling and servicing agreement governing such securitization of the related “lead” pari passu note.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4

Wells Fargo Commercial Mortgage Trust 2018-C43

C.       Property Type Distribution

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon or ARD LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)	Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Mortgage Rate (%)
Office	20	$225,952,294	30.8%	57.9%	52.2%	2.18x	12.0%	11.1%	4.141%
Suburban	16	212,604,294	29.0	57.8	51.9	2.20	12.1	11.2	4.108
Medical	4	13,348,000	1.8	59.8	56.7	1.89	9.9	9.4	4.677
Industrial	17	181,296,184	24.7	59.8	55.8	1.81	10.8	9.8	4.794
Flex	7	81,819,657	11.2	59.1	58.0	2.02	10.5	9.7	4.593
Warehouse Distribution	3	45,346,527	6.2	59.0	49.8	1.48	10.9	9.6	5.082
Warehouse	2	31,600,000	4.3	60.2	57.4	1.79	10.4	9.7	4.863
Manufacturing	4	13,330,000	1.8	64.1	59.0	1.73	12.2	10.9	4.820
Manufacturing/Warehouse	1	9,200,000	1.3	62.6	55.3	1.69	12.4	10.8	4.880
Retail	41	137,431,128	18.7	62.9	58.3	1.81	9.8	9.3	4.640
Single Tenant	21	59,276,084	8.1	61.3	61.0	2.06	9.0	8.9	4.250
Unanchored	11	38,136,972	5.2	63.6	55.0	1.38	9.8	9.0	5.142
Anchored	7	36,245,786	4.9	64.5	57.7	1.91	11.1	10.3	4.721
Shadow Anchored	2	3,772,285	0.5	67.0	56.3	1.42	10.1	9.2	4.939
Manufactured Housing Community	27	53,215,127	7.3	64.0	54.3	1.53	10.5	10.3	5.289
Manufactured Housing Community	27	53,215,127	7.3	64.0	54.3	1.53	10.5	10.3	5.289
Hospitality	7	48,027,533	6.5	60.7	47.3	1.91	15.0	13.3	5.152
Limited Service	7	48,027,533	6.5	60.7	47.3	1.91	15.0	13.3	5.152
Self Storage	10	35,762,082	4.9	63.6	54.5	1.41	9.5	9.3	5.140
Self Storage	10	35,762,082	4.9	63.6	54.5	1.41	9.5	9.3	5.140
Multifamily	6	34,046,625	4.6	64.8	58.8	1.96	10.5	10.0	4.672
Garden	6	34,046,625	4.6	64.8	58.8	1.96	10.5	10.0	4.672
Mixed Use	4	17,718,012	2.4	62.6	55.8	1.50	10.2	9.4	4.760
Office/Industrial	1	7,930,000	1.1	66.6	57.1	1.53	10.1	9.4	4.600
Office/Retail	2	6,598,958	0.9	59.4	54.7	1.48	10.2	9.4	4.890
Retail/Education	1	3,189,054	0.4	59.4	54.7	1.48	10.2	9.4	4.890
Total/Weighted Average:	132	$733,448,985	100.0%	60.7%	54.6%	1.89x	11.1%	10.3%	4.634%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the principal balance of the mortgage loan to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate). With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate debt (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6

Wells Fargo Commercial Mortgage Trust 2018-C43

D.      Large Loan Summaries

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7

MOFFETT TOWERS II – BUILDING 2

Rendering

Rendering

Rendering of Moffett Towers II Campus Upon Completion

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8

MOFFETT TOWERS II – BUILDING 2

Moffett Towers II - Building 2
San Francisco Bay
Palo Alto Baylands Park
DON EDWARDS SAN FRANCISCO BAY NATIONAL WILDLIFE REFUGE
Palo Alto
Moffett Federal Airfield
SUNNYVALE
Mountain View
Los Altos
Downtown Sunnyvale
SANTA CLARA
SANTA CLARA COUNTY
Cupertino
SAN JOSE
Rainbow
Bayshore Fwy
Central Expwy
El Camino Real
Stevens Creek Blvd.
Homestead Rd.
El Camino Real
Cupertino Village
Richmond
Concord
Berkeley
OAKLAND
SAN FRANCISCO
Daly City
Hayward
Pleasanton
Fremont
Livermore
Pacific Ocean
Sunnyvale
Santa Clara
SAN JOSE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9

No. 1 – Moffett Towers II - Building 2

Loan Information				Property Information
Mortgage Loan Seller:	Barclays Bank PLC			Single Asset/Portfolio:	Single Asset
Credit Assessment				Property Type:	Office
(DBRS/Fitch/Moody’s):	BBB/BBB-/NR			Specific Property Type:	Suburban
Original Principal Balance(1):	$65,000,000			Location:	Sunnyvale, CA
Cut-off Date Balance(1):	$65,000,000			Size(5):	362,563 SF
% of Initial Pool Balance:	8.9%			Cut-off Date Balance Per SF(1)(5):	$455.09
Loan Purpose:	Refinance			Year Built/Renovated:	2017/NAP
Borrower Name:	MT2 B2 LLC			Title Vesting:	Fee
Borrower Sponsor:	The Jay Paul Company			Property Manager:	Self-managed
Mortgage Rate:	3.6189%			4th Most Recent Occupancy (As of)(6):	NAP
Note Date:	November 16, 2017			3rd Most Recent Occupancy (As of)(6):	NAP
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of)(6):	NAP
Maturity Date:	December 6, 2027			Most Recent Occupancy (As of)(6):	NAP
IO Period:	60 months			Current Occupancy (As of):	100.0% (12/1/2017)
Loan Term (Original):	120 months
Seasoning:	3 months
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing Balloon			4th Most Recent NOI (As of)(6):	NAP
Interest Accrual Method:	Actual/360			3rd Most Recent NOI (As of)(6):	NAP
Call Protection(2):	L(27),D(86),O(7)			2nd Most Recent NOI (As of)(6):	NAP
Lockbox Type:	Hard/Upfront Cash Management			Most Recent NOI (As of)(6):	NAP
Additional Debt(1):	Yes
Additional Debt Type(1)(3):	Pari Passu; Mezzanine
				U/W Revenues:	$22,525,092
				U/W Expenses:	$2,840,101
				U/W NOI:	$19,684,992
Escrows and Reserves(4):				U/W NCF:	$18,805,659
				U/W NOI DSCR(1):	2.18x
Type:	Initial	Monthly(4)	Cap (If Any)	U/W NCF DSCR(1):	2.08x
Taxes	$0	$111,859	NAP	U/W NOI Debt Yield(1):	11.9%
Insurance	$0	Springing	NAP	U/W NCF Debt Yield(1):	11.4%
Rent Concessions Reserve	$8,332,337	$0	NAP	As-Is Appraised Value:	$351,000,000
TI/LC Reserve	$19,433,495	$0	NAP	As-Is Appraisal Valuation Date:	October 18, 2017
Debt Service Reserve	$1,000,000	Springing	NAP	Cut-off Date LTV Ratio(1):	47.0%
Parking Abatement Reserve	$2,700,000	Springing	NAP	LTV Ratio at Maturity or ARD(1):	42.4%
Amenities Rent Reserve	$286,310	Springing	NAP

(1)	See “The Mortgage Loan” section. All statistical information related to balance per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Moffett Towers II - Building 2 Whole Loan (as defined below). The Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, U/W NCF DSCR and U/W NOI Debt Yield based on the Moffett Towers II - Building 2 Whole Loan and the Moffett Towers II - Building 2 Mezzanine Loan (as defined below) (together, the “Moffett Towers II - Building 2 Total Debt”), are 76.9%, 72.3%, 1.23x and 7.3%, respectively.

(2)	The lockout period will be at least 27 payments, beginning with and including the first payment date of January 6, 2018. Defeasance of the Moffett Towers II - Building 2 Mortgage Loan (as defined below) is permitted at any time after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized or (ii) November 16, 2020. The assumed lockout period of 27 payments is based on the expected WFCM 2018-C43 securitization trust closing date in March 2018.

(3)	See “Subordinate and Mezzanine Indebtedness” section.

(4)	Certain springing Escrows and Reserves are required on a one-time basis. See “Escrows” section.

(5)	Size of 362,563 square feet is comprised of 350,633 square feet of office space in the Moffett Towers II - Building 2 Property (as defined below) along with 11,930 square feet of space allocated to the Moffett Towers II - Building 2 Property in a 59,650 square foot fitness/amenities building, based on a specified to-be 20.0% share in the common elements of the Moffett Towers II Campus (as defined below). See “Amenities and Common Areas” section.

(6)	Historical occupancy, operating and financial information is unavailable as the Moffett Towers II - Building 2 Property (as defined below) was built in 2017.

The Mortgage Loan. The mortgage loan (the “Moffett Towers II - Building 2 Mortgage Loan”) is part of a whole loan (the “Moffett Towers II - Building 2 Whole Loan”) evidenced by four pari passu notes secured by a first mortgage encumbering the fee simple interest in a Class A office building fully leased to a wholly-owned subsidiary of Amazon.com, Inc. (“Amazon”) located in Sunnyvale, California (the “Moffett Towers II - Building 2 Property”). The Moffett Towers II - Building 2 Whole Loan was co-originated on November 16, 2017 by Barclays Bank PLC and Morgan Stanley Bank, N.A. The Moffett Towers II - Building 2 Whole Loan had an original principal balance of $165,000,000, has an outstanding principal balance as of the Cut-off Date of $165,000,000 and accrues interest at an interest rate of 3.6189% per annum. The Moffett Towers II - Building 2 Whole Loan had an initial term of 120 months, has a remaining term of 117 months as of the Cut-off Date and requires interest-only payments for the first 60 payment periods followed by payments of principal and interest based on a 30-year amortization schedule. The Moffett Towers II - Building 2 Whole Loan matures on December 6, 2027.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10

MOFFETT TOWERS II – BUILDING 2

Note A-1, which will be contributed to the WFCM 2018-C43 securitization trust, had an original principal balance of $65,000,000, has an outstanding principal balance as of the Cut-off Date of $65,000,000 and represents the controlling interest in the Moffett Towers II – Building 2 Whole Loan. The non-controlling Note A-3, had an original principal balance of $40,000,000, has an outstanding principal balance as of the Cut-off Date of $40,000,000 and was contributed to the WFCM 2017-C42 securitization trust. The non-controlling Note A-4, had an original principal balance of $41,250,000, has an outstanding principal balance as of the Cut-off Date of $41,250,000 and was contributed to the BANK 2018-BNK10 securitization trust. The non-controlling Note A-2 is expected to be contributed to a future securitization trust or trusts (Note A-2, Note A-3 and Note A-4, collectively, the “Moffett Towers II – Building 2 Companion Loans”). The lender provides no assurances that any non-securitized notes will not be split further. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Note Summary

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$65,000,000	WFCM 2018-C43	Yes
A-2	$18,750,000	Barclays Bank PLC	No
A-3	$40,000,000	WFCM 2017-C42	No
A-4	$41,250,000	BANK 2018-BNK10	No
Total	$165,000,000

Following the lockout period, on any date before June 6, 2027, the borrower has the right to defease the Moffett Towers II - Building 2 Whole Loan in whole, but not in part. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized or (ii) November 16, 2020. The Moffett Towers II - Building 2 Whole Loan is prepayable without penalty on or after June 6, 2027.

Sources and Uses

Sources			Uses
Original whole loan amount	$165,000,000	61.1%	Loan payoff	$207,408,056	76.8%
Mezzanine loan	105,000,000	38.9	Reserves	31,752,142	11.8
			Return of equity	20,183,519	7.5
			Closing costs	10,656,282	3.9

Total Sources	$270,000,000	100.0%	Total Uses	$270,000,000	100.0%

The Property. The Moffett Towers II - Building 2 Property is a newly-constructed, eight-story, Class A office building totaling 350,633 square feet in Sunnyvale, California. As of December 1, 2017, the Moffett Towers II – Building 2 Property was 100.0% leased to a wholly-owned subsidiary of Amazon on a triple-net basis through April 2028, with two, seven-year extension options and no early termination options. Amazon serves as guarantor of the lease and, as of the origination date, has taken possession of the Moffett Towers II - Building 2 Property and commenced the build out of its space. Outstanding rent concessions and tenant improvement allowances related to the Amazon lease were deposited into escrow by the borrower on the origination date (See “Escrows” section).

The Moffett Towers II - Building 2 Property comprises a portion of the first phase (“Phase I”) of the planned approximately 1.8 million square foot, five-building Moffett Towers II office campus (the “Moffett Towers II Campus”) located on 47.3 acres in Sunnyvale, California. Phase I of the Moffett Towers II Campus development includes the Moffett Towers II - Building 2 Property and an adjacent surface parking lot (completed in 2017) as well as the 350,633 square foot Moffett Towers II - Building 1 (April 2018 expected completion), an enclosed parking structure (April 2018 expected completion) and a 59,650 square foot fitness/amenities building (July 2018 expected completion). The Moffett Towers II - Building 2 Property will feature access to the fitness/amenities building and the enclosed parking structure once completed pursuant to a declaration of covenants, conditions, restrictions and easement and charges agreement (see “Amenities and Common Areas” section). Inclusive of the future enclosed parking structure (of which 361 spaces are dedicated to Amazon pursuant to its lease) and the completed surface parking lot (of which 707 spaces are dedicated to Amazon pursuant to its lease), the Moffett Towers II - Building 2 Property has a parking ratio of 3.3 spaces per 1,000 square feet. On the origination date, the Moffett Towers II - Building 2 Guarantor (as defined below) executed a separate guaranty for the completion and delivery of the fitness/amenities building and the enclosed parking structure (see “Completion Guaranty” section). Additionally, the Moffett Towers II - Building 2 Whole Loan documents require upfront and springing reserves related to the completion and delivery of the fitness/amenities building and the enclosed parking structure (see “Escrows” section). Subsequent phases of the Moffett Towers II Campus development are expected to include the construction of three additional 350,633 square foot Class A office buildings as well as two separate enclosed parking structures.

Amazon (NASDAQ: AMZN) is an American e-commerce company headquartered in Seattle, Washington. Founded in 1994, Amazon is now one of the largest online retailers in the world selling a wide range of products, services and entertainment to consumers. Amazon has reported that it increased net income from an approximately $241.0 million loss in 2014 to an approximately $2.4 billion profit in 2016 with total net sales of approximately $136.0 billion in 2016. Most recently, net sales increased to $43.7 billion in the third quarter of 2017, up approximately 34.0% from one year earlier. Amazon employed approximately 341,400 employees as of December 31, 2016.

The Moffett Towers II - Building 2 Property is expected to house Amazon’s Lab126, a research and development subsidiary that designs and engineers high-profile consumer electronics. Lab126 began in 2004, originally creating the Kindle family of products and has since produced numerous devices such as Amazon’s Fire tablets, Fire TV and Amazon Echo. Lab126 is headquartered in the nearby Moffett Towers I property, which is located approximately 0.5 miles from the Moffett Towers II - Building 2 Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

11

MOFFETT TOWERS II – BUILDING 2

The following table presents certain information relating to the tenancy at the Moffett Towers II - Building 2 Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant NRSF(2)	% of NRSF(2)	Annual U/W Base Rent PSF(2)(3)(4)(5)	Annual U/W Base Rent(3)(4)(5)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenant
Amazon	NR/Baa1/AA-	362,563	100.0%	$55.81	$20,233,410	100.0%	4/30/2028(6)
Total Major Tenant		362,563	100.0%	$55.81	$20,233,410	100.0%

Vacant Space		0	0.0%

Collateral Total		362,563	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Tenant NRSF of 362,563 square feet is comprised of 350,633 square feet of office space in the Moffett Towers II - Building 2 Property along with 11,930 square feet of space allocated to the Moffett Towers II - Building 2 Property in a 59,650 square foot fitness/amenities building, based on a specified to-be 20.0% share in the common elements of the Moffett Towers II Campus. See “Amenities and Common Areas” section.

(3)	Annual U/W Base Rent PSF and Annual U/W Base Rent include $2,830,405 of straight-line rent through the maturity date of the Moffett Towers II - Building 2 Whole Loan.

(4)	Amazon has five months of free rent and eight months of waived fitness/amenities use fees remaining, all of which were deposited into escrow on the origination date. The borrower also deposited $286,310 into escrow on the origination date for an amenities rent reserve, which represents six months of use fees due for the fitness/amenities building commencing on the targeted completion and delivery date (July 31, 2018) of such fitness/amenities building to Amazon in accordance with the Amazon lease (see “Escrows” section).

(5)	Amazon is entitled to a base rent abatement in the amount of $15,000 per day for each day elapsing beyond the targeted completion and delivery date (April 15, 2018) of the 361-spaces allocated to Amazon within the enclosed parking structure in accordance with the Amazon lease. An amount equal to 180 days of base rent abatements ($2,700,000) was deposited into escrow on the origination date (see “Escrows” section).

(6)	Amazon has two, seven-year lease renewal options.

The following table presents certain information relating to the lease rollover schedule at the Moffett Towers II - Building 2 Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(2)	% of Annual U/W Base Rent(2)	Annual U/W Base Rent PSF(2)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	1	362,563	100.0%	362,563	100.0%	$20,233,410	100.0%	$55.81
Thereafter	0	0	0.0%	362,563	100.0%	$0	0.0%	$0.00
Vacant	0	0	0.0%	362,563	100.0%	$0	0.0%	$0.00
Total/Weighted Average	1	362,563	100.0%			$20,233,410	100.0%	$55.81

(1)	Information obtained from the underwritten rent roll.

(2)	Annual U/W Base Rent, % of Annual U/W Base Rent and Annual U/W Base Rent PSF include $2,830,405 of straight-line rent through the maturity date of the Moffett Towers II - Building 2 Whole Loan.

The following table presents historical occupancy percentages at the Moffett Towers II - Building 2 Property:

Historical Occupancy

12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	12/31/2016(1)	12/1/2017(2)
NAP	NAP	NAP	NAP	100.0%

(1)	Historical Occupancy prior to 12/6/2017 is not applicable as the Moffett Towers II - Building 2 Property was built in 2017.

(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

12

MOFFETT TOWERS II – BUILDING 2

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Moffett Towers II - Building 2 Property:

Cash Flow Analysis(1)

	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent(2)	$20,233,410	89.8%	$55.81
Grossed Up Vacant Space	0	0.0	0.00
Total Reimbursables	2,751,378	12.2	7.59
Less Vacancy & Credit Loss(3)	(459,696)	(2.0)	(1.27)
Effective Gross Income	$22,525,092	100.0%	$62.13

Total Operating Expenses	$2,840,101	12.6%	$7.83

Net Operating Income	$19,684,992	87.4%	$54.29
TI/LC	806,820	3.6	2.23
Capital Expenditures	72,513	0.3	0.20
Net Cash Flow	$18,805,659	83.5%	$51.87

NOI DSCR(4)	2.18x
NCF DSCR(4)	2.08x
NOI DY(4)	11.9%
NCF DY(4)	11.4%

(1)	Historical Cash Flows are not available as the Moffett Towers II - Building 2 Property was built in 2017.

(2)	U/W Base Rent includes $2,830,405 of straight-line rent through the maturity date of the Moffett Towers II - Building 2 Whole Loan.

(3)	The underwritten economic vacancy is 2.0%. The Moffett Towers II - Building 2 Property was 100.0% occupied as of December 1, 2017.

(4)	Debt service coverage ratios and debt yields are based on the Moffett Towers II - Building 2 Whole Loan.

Appraisal. As of the appraisal valuation date of October 18, 2017 the Moffett Towers II - Building 2 Property had an “as-is” appraised value of $351,000,000. The appraiser also concluded to a “hypothetical go dark” appraised value of $246,600,000.

Environmental Matters. According to a Phase I environmental site assessment (“ESA”) dated October 19, 2017, a recognized environmental condition (“REC”) was determined to exist at the Moffett Towers II - Building 2 Property. The Moffett Towers II - Building 2 Property was part of a larger campus historically used by Lockheed Martin for aerospace manufacturing, research and development that covered approximately 660 acres, known as the Lockheed Martin Plant One Campus. The Lockheed Martin Plant One Campus is included in a Site Cleanup Requirements Order issued by the Regional Water Quality Control Board (“RWQCB”) which applies to a large portion of the Lockheed Martin Plant One Campus. No significant sources of soil or groundwater pollution have been identified on the Moffett Towers II - Building 2 Property during historical or more recent investigations of the Plant One Campus. The responsible party associated with this release has been identified by state and Federal regulatory agencies as Lockheed Martin, and Lockheed Martin is currently conducting response actions under state and Federal oversight. Although there is an active regulatory status, the ESA concluded, given the absence of impact, that no further action is warranted and the REC will not prevent or impede the use of the Moffett Towers II - Building 2 Property. The REC is further described under “Description of the Mortgage Pool—Mortgage Pool Characteristics–Environmental Considerations” in the Preliminary Prospectus.

Market Overview and Competition. The Moffett Towers II - Building 2 Property is located in Moffett Park, in the northern portion of the Sunnyvale submarket within Silicon Valley. Moffett Park is a 519-acre area comprised of recently developed office spaces and research and development buildings. Notable high technology firms currently in Moffett Park include Google Inc., Hewlett Packard, Juniper Networks, Lab 126 (an Amazon subsidiary), Lockheed-Martin, Microsoft, Motorola, NetApp and Rambus. The Moffett Towers II - Building 2 Property is just north of State Highway 237, which forms the southern border of the Moffett Park area and provides access from Interstate 680 and Interstate 280 to the northeast and U.S. Highway 101 in Sunnyvale to the southwest. U.S. Highway 101 runs northward through San Francisco and southward through San Jose, terminating in the city of Los Angeles. The Santa Clara County Transit System provides bus service county-wide with stops near the Moffett Towers II - Building 2 Property. In addition, a Santa Clara Light Rail System station is located directly across the street from the Moffett Towers II - Building 2 Property and services the surrounding residential communities.

According to the appraisal, overall vacancy in Silicon Valley and the Sunnyvale submarket was 11.1% and 2.4%, respectively, as of the second quarter of 2017. In the first half of 2017, 315,272 square feet of office space was delivered to the Sunnyvale submarket, with 426,404 square feet of absorption. According to the appraisal, as of the second quarter of 2017, new supply under construction in Silicon Valley stood at approximately 2.8 million square feet, which consisted of approximately 0.7 million square feet of build-to-suit construction and 2.1 million square feet of speculative construction. As of the second quarter of 2017, the total office average asking rent for the Sunnyvale submarket was $52.20 per square foot (fully-serviced), which is in-line with the Silicon Valley total office average asking rent of $53.40 per square foot (fully-serviced). Within the Sunnyvale submarket, the average asking rent for Class A office properties is $58.20 per square foot (fully-serviced).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

13

MOFFETT TOWERS II – BUILDING 2

The following table presents certain information relating to comparable leases to the Moffett Towers II - Building 2 Property:

Comparable Leases(1)

Property Name/Location	Year Built	Class	Stories	Total GLA (SF)	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
Towers at Great America Santa Clara, CA	2002	A	6	374,214	Macom Connectivity	May 2017 / 1 Yr	55,393	$42.00	NNN
Santa Clara Square Ph. II Bldg. 4 Santa Clara, CA	2016	A	6	220,156	AMD	Aug. 2016 / 10 Yrs	220,156	$42.60	NNN
Moffett Gateway Santa Clara, CA	2016	A	7	612,796	Google, Inc.	July 2016 / 11 Yrs	612,796	$44.40	NNN
Santa Clara Square Ph. II Bldg. 5 Santa Clara, CA	2016	A	6	220,156	Cambridge Industries	May 2016 / 7 Yrs	74,376	$43.80	NNN
Central & Wolfe Campus Sunnyvale, CA	2018 (Est.)	A	4	871,214	Apple, Inc.	Sep. 2015 / 13 Yrs	871,214	$40.08	NNN
599 Castro Mountain View, CA	2017	A	4	94,918	Pure Storage	Aug. 2017 / 7 Yrs	45,000	$90.00	NNN

(1)	Information obtained from the appraisal.

The Borrower. The borrower for the Moffett Towers II - Building 2 Whole Loan is MT2 B2 LLC, a Delaware limited liability company and a special purpose entity with two independent directors (the “Moffett Towers II - Building 2 Borrower”). Legal counsel to the Moffett Towers II Building 2 Borrower delivered a non-consolidation opinion in connection with the origination of the Moffett Towers II - Building 2 Whole Loan. Paul Guarantor LLC, a Delaware limited liability company, (the “Moffett Towers II - Building 2 Guarantor”) is the guarantor of certain nonrecourse carveouts under the Moffett Towers II - Building 2 Whole Loan. Paul Guarantor LLC is wholly owned by the Jay Paul Revocable Living Trust, of which Jay Paul is trustee and grantor. The Moffett Towers II – Building 2 Guarantor will be required to maintain a minimum net worth, excluding its interest in the Moffett Towers II - Building 2 Property, of $225,000,000 and liquidity of at least $10,000,000.

The Borrower Sponsor. The borrower sponsor is the Jay Paul Company, a privately held, opportunity-driven real estate firm based in San Francisco, California. Founded in 1975, Jay Paul Company concentrates on the acquisition, development, and management of commercial properties throughout California. Jay Paul Company has developed over 11.0 million square feet of institutional quality space. Jay Paul Company’s portfolio includes other properties in Moffett Park, including Moffett Gateway, Moffett Towers and Moffett Towers II. Jay Paul Company is currently redeveloping over 55 acres in Moffett Park, including Moffett Place, a new, Class A office development, which is expected to contain approximately 1.9 million square feet of net rentable building area, in six, eight-story buildings.

Escrows. The Moffett Towers II - Building 2 Whole Loan documents provide for upfront reserves in the amount of $19,433,495 for outstanding tenant improvements relating to the Amazon space and $8,332,337 for outstanding rent concessions due under the Amazon lease.

The Moffett Towers II - Building 2 Whole Loan documents also provide for upfront reserves in the amount of $2,700,000 for a parking rent abatement reserve and $286,310 for an amenities rent reserve related to the completion and delivery of the enclosed parking structure and the fitness/amenities building, respectively, which amounts were deposited into a lender-controlled account (the “Parking and Amenities Building Account”). The parking rent abatement reserve represents 180 days of base rent abatements ($15,000 per day) due to Amazon for each day elapsing beyond the targeted completion and delivery date (April 15, 2018) of the 361 spaces allocated to Amazon within the enclosed parking structure, in accordance with the Amazon lease. The amenities rent reserve represents six months of use fees due for the fitness/amenities building, pursuant to the Amazon lease, commencing on the targeted completion and delivery date (July 31, 2018) of such fitness/amenities building to Amazon in accordance with the Amazon lease (use fees that would be due for the fitness/amenities building following the origination date through July 31, 2018 are included in the $8,332,337 upfront reserve for outstanding rent concessions due under the Amazon lease). If the terms of the Required Parking Spaces Satisfaction (as defined below) have not been satisfied on or prior to September 15, 2018, the Moffett Towers II - Building 2 Borrower will be required to deposit an additional $2,700,000 into the Parking and Amenities Building Account. If the terms of the Amenities Building Satisfaction (as defined below) have not been satisfied on or prior to January 31, 2019, the Moffett Towers II - Building 2 Borrower will be required to deposit an additional $286,310 (the “Additional Amenities Rent Amount”) into the Parking and Amenities Building Account. Amounts on deposit in the Parking and Amenities Building Account will be held by the lender as additional collateral for the Moffett Towers II - Building 2 Whole Loan. Provided no event of default under the Moffett Towers II - Building 2 Whole Loan is continuing, the amounts deposited into the Parking and Amenities Building Account will be released to the Moffett Towers II - Building 2 Borrower upon the occurrence of the related Required Parking Spaces Satisfaction or Amenities Building Satisfaction, as applicable.

A “Required Parking Spaces Satisfaction” will occur on the date that (i) the Moffett Towers II - Building 2 Borrower delivers evidence reasonably acceptable to the lender that the Moffett Towers II - Building 2 Borrower has delivered 361 additional spaces to Amazon pursuant to its lease and (ii) Amazon has delivered written confirmation that (a) the Moffett Towers II - Building 2 Borrower has delivered 361 additional spaces to Amazon pursuant to its lease and (b) Amazon is no longer entitled to base rent abatement related to the delivery of the enclosed parking structure pursuant to its lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

14

MOFFETT TOWERS II – BUILDING 2

An “Amenities Building Satisfaction” will occur on the date that (i) the Moffett Towers II - Building 2 Borrower delivers evidence reasonably acceptable to the lender that the amenities building has been completed in conformance with all applicable requirements and (ii) Amazon has delivered written confirmation that the amenities building is useable and has commenced the payment of the use fees applicable to the amenities building pursuant to the Amazon lease.

Additionally, the Moffett Towers II - Building 2 Whole Loan documents provide for an upfront reserve in the amount of $1,000,000 for a debt service reserve which amount was deposited into a lender-controlled account (the “Debt Service Reserve Account”). If the Required Parking Spaces Satisfaction has not occurred on or prior to September 15, 2018, the Moffett Towers II - Building 2 Borrower will be required to deposit an additional $1,000,000 into the Debt Service Reserve Account. Provided no event of default under the Moffett Towers II - Building 2 Whole Loan is continuing, amounts remaining in the Debt Service Reserve Account will be released to the Moffett Towers II - Building 2 Borrower upon the occurrence of the Required Parking Spaces Satisfaction.

The Moffett Towers II - Building 2 Whole Loan documents require monthly reserve deposits for real estate taxes in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next twelve months, initially $111,859. The Moffett Towers II - Building 2 Whole Loan documents do not require ongoing monthly escrows for insurance premiums as long as the Moffett Towers II - Building 2 Borrower provides the lender with evidence that the Moffett Towers II - Building 2 Property is insured via an acceptable blanket insurance policy and such policy is in full force and effect. The Moffett Towers II - Building 2 Whole Loan documents do not provide for monthly reserve deposits for capital expenditures at origination, but provide for the lender to reassess the amount necessary for capital expenditures at the Moffett Towers II - Building 2 Property and may require monthly capital expenditures reserve deposits if necessary to maintain proper operation of the Moffett Towers II - Building 2 Property.

Lockbox and Cash Management. The Moffett Towers II - Building 2 Whole Loan is structured with a hard lockbox and an in-place cash management. The Moffett Towers II - Building 2 Borrower was required at origination to deliver letters to all tenants at the Moffett Towers II - Building 2 Property directing them to pay all rents directly into a lender-controlled lockbox account. All funds received by the Moffett Towers II - Building 2 Borrower or the manager are required to be deposited in the lockbox account within one business day following receipt. Funds on deposit in the lockbox account are required to be swept on each business day into a lender-controlled cash management account and applied on each payment date to the payment of debt service, the funding of required reserves, budgeted monthly operating expenses, common charges under various reciprocal easement agreements, including the CCR (as defined below), approved extraordinary operating expenses, debt service on the Moffett Towers II - Building 2 Mezzanine Loan (as defined below) and, during a Lease Sweep Period (as defined below), to the payment of an amount equal to $438,291 to fund a lease sweep reserve account (the “Lease Sweep Reserve Account”) until the aggregate funds swept in the Lease Sweep Reserve Account during such lease sweep equals the Lease Sweep Reserve Threshold (as defined below) and then to the Debt Service Reserve Account until the aggregate funds transferred to the Lease Sweep Reserve Account and the Debt Service Reserve Account during such lease sweep equals the Lease Sweep and Debt Service Reserve Cap (as defined below). Provided no Trigger Period (as defined below) is continuing, excess cash in the deposit account will be disbursed to the Moffett Towers II - Building 2 Borrower in accordance with the Moffett Towers II - Building 2 Whole Loan documents. If a Trigger Period is continuing (other than a Trigger Period due to a Lease Sweep Period), excess cash in the deposit account will be transferred to an account (the “Cash Collateral Account”) held by the lender as additional collateral for the Moffett Towers II - Building 2 Whole Loan.

A “Trigger Period” will commence upon the earlier of the following:

(i)	an event of default under the Moffett Towers II - Building 2 Whole Loan;

(ii)	if, as of the last day of any calendar quarter during the term of the Moffett Towers II - Building 2 Whole Loan (a) the credit rating of a Lease Sweep Tenant Party (as defined below) under a Lease Sweep Lease (as defined below) by Fitch, Moody’s or S&P is less than “BBB-”, “Baa3” or “BBB-”, respectively and (b) the debt service coverage ratio falls below 1.50x based on the Moffett Towers II - Building 2 Whole Loan or 1.10x based on the Moffett Towers II - Building 2 Total Debt (a “Low Debt Service Period”);

(iii)	the commencement of a Lease Sweep Period; or

(iv)	an event of default under the Moffett Towers II - Building 2 Mezzanine Loan

A Trigger Period will end:

(a)	with regard to clause (i) and (iv) above, upon the cure of such event of default;

(b)	with regard to clause (ii) above, upon the earlier to occur of (1) the date that the debt service coverage ratio is at least 1.50x based on the Moffett Towers II - Building 2 Whole Loan and 1.10x based on the Moffett Towers II - Building 2 Total Debt for two consecutive calendar quarters and (2) the balance of funds on deposit in the Cash Collateral Account is equal to $17,531,650 ($50.00 per square foot); and

(c)	with regard to clause (iii) above, upon the ending of such Lease Sweep Period.

A “Lease Sweep Period” will commence following the earliest to occur of any of the following (each a “Lease Sweep Event”):

(i)	with respect to the Amazon lease, Amazon fails to renew or extend such lease on or prior to December 6, 2025;

(ii)	the date on which, with respect to any Lease Sweep Lease, (a) a Lease Sweep Tenant Party cancels or terminates its Lease Sweep Lease with respect to all or a Material Termination Portion (as defined below) of the Lease Sweep Space (as defined below) subject to such Lease Sweep Lease prior to the then current expiration date under such Lease Sweep Lease, or (b) a Lease Sweep Tenant Party delivers to the Moffett Towers II - Building 2 Borrower notice that it is

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

15

MOFFETT TOWERS II – BUILDING 2

canceling or terminating its Lease Sweep Lease with respect to all or a Material Termination Portion of the Lease Sweep Space subject to such Lease Sweep Lease (the affected space being the “Terminated Space”); provided, however, no Lease Sweep Period will commence pursuant to this clause (ii) if, in connection with such termination or cancellation (or delivery of notice of termination or cancellation), the Moffett Towers II - Building 2 Borrower simultaneously enters into a replacement lease with an entity or a wholly-owned subsidiary of an entity rated “BBB-” or equivalent by at least two of Fitch, Moody’s and S&P (an “Investment Grade Entity”) covering the Terminated Space, provided that such replacement lease is a qualified lease and the occupancy conditions, as specified in the Moffett Towers II - Building 2 Whole Loan documents, are satisfied with respect to such replacement lease on or prior to the date of such termination or cancellation (or delivery of notice of termination or cancellation);

(iii)	the date on which, with respect to any Lease Sweep Lease, a Lease Sweep Tenant Party ceases operating its business (i.e., “goes dark”) at 20.0% or more of its Lease Sweep Space on a rentable square foot basis (a “Dark Period Event” and the affected space, the “Dark Space”), provided, however, that if the Lease Sweep Tenant Party either (a) is an Investment Grade Entity or (b) has subleased the Dark Space portion of its premises to an Investment Grade Entity who has accepted delivery thereof (i.e., the lease has commenced) and is paying unabated rent at a contract rate no less than the contract rate required under the Lease Sweep Lease, such Lease Sweep Tenant Party will not be deemed to have “gone dark” for purposes of this clause (iii) and no Lease Sweep Period will commence pursuant to this clause (iii);

(iv)	upon an event of default under a Lease Sweep Lease by the tenant thereunder that continues beyond any applicable notice and cure period;

(v)	upon a Lease Sweep Tenant Party being subject to an insolvency proceeding; or

(vi)	the date on which Amazon is no longer an Investment Grade Entity (an “Amazon Downgrade Event”).

A Lease Sweep Period (other than a Lease Sweep Period triggered by clause (v) above) will not be triggered (or, if already triggered, may be terminated) if the Moffett Towers II - Building 2 Borrower delivers to the lender an acceptable letter of credit in an amount equal to $12,272,155 ($35.00 per square foot) provided, if such Lease Sweep Period is triggered by clause (iii) or (vi) above, such acceptable letter of credit will be in an amount equal to $17,531,650 ($50.00 per square foot).

A Lease Sweep Period will end on the earliest of the applicable of the following to occur:

(a)	with regard to clauses (i) and (ii) above, the date on which, with respect to each Lease Sweep Space (1) in the case of clause (i), the Lease Sweep Tenant Parties have exercised a renewal or an extension right under their respective Lease Sweep Lease, provided that the Lease Sweep Lease in question is a qualified lease and the occupancy conditions, as specified in the Moffett Towers II - Building 2 Whole Loan documents, are satisfied, (2) in the case of clauses (i) and (ii) above, one or more replacement tenants acceptable to the lender (in its sole but good faith discretion) execute and deliver replacement lease(s) covering the Requisite Lease Sweep Space (as defined below), provided that such replacement lease(s) are qualified leases and the occupancy conditions, as specified in the Moffett Towers II - Building 2 Whole Loan documents, are satisfied or (3) a combination of lease renewals or extensions (as described in subclause (1) of this clause (a)) and replacement lease(s) (as described in subclause (2) of this clause (a)) occurs;

(b)	with regard to clauses (iii) and (vi) above, the date on which either (1) one or more replacement tenants acceptable to the lender (in its sole but good faith discretion) execute and deliver replacement lease(s) covering the Requisite Lease Sweep Space, provided that such replacement tenant(s) and lease(s) are qualified leases and the occupancy conditions, as specified in the Moffett Towers II - Building 2 Whole Loan documents, are satisfied or (2) for a Dark Period Event or an Amazon Downgrade Event, Amazon is restored as an Investment Grade Entity or the entirety of the Lease Sweep Space has been sublet to an Investment Grade Entity who has accepted delivery thereof (i.e., the lease has commenced) and is paying unabated rent at a contract rate no less than the contract rate required under the Lease Sweep Lease;

(c)	with regard to clause (iv) above, the date on which the event of default has been cured and no other event of default under such Lease Sweep Lease occurs for a period of three consecutive months following such cure;

(d)	with regard to clause (v) above, the Lease Sweep Tenant Party insolvency proceeding has terminated and the applicable Lease Sweep Lease has been affirmed, assumed or assigned in a manner satisfactory to the lender; and

(e)	with regard to clauses (i), (ii), (iii), (iv) and (vi) above, the date on which the aggregate amount of funds transferred into the Lease Sweep Reserve Account and the Debt Service Reserve Account equals the applicable Lease Sweep And Debt Reserve Cap (as defined below) and if a Lease Sweep Period is continuing due to the occurrence of more than one Lease Sweep Event, the aggregate amount of funds required to be transferred over the course of the Lease Sweep Period will be equal to the amount of the largest Lease Sweep and Debt Service Reserve Cap applicable to all then-continuing Lease Sweep Periods, such that each Lease Sweep Period will be treated as concurrent and not duplicative or independent of another.

The “Lease Sweep and Debt Service Reserve Cap” means (a) with respect to a Lease Sweep Period continuing solely pursuant to clause (i) and/or (iv) above, $12,272,155 ($35.00 per square foot), (b) with respect to a Lease Sweep Period continuing solely pursuant to clause (ii) above, $35.00 per square foot of the Terminated Space, (c) with respect to a Lease Sweep Period continuing pursuant to clause (iii) above, whether or not a Lease Sweep Period pursuant to clauses (i), (ii) and/or (iv) above is concurrently continuing, $50.00 per square foot of Dark Space or (d) with respect to clause (vi) above, whether or not a Lease Sweep Period pursuant to clauses (i), (ii), (iii) and/or (iv) above is concurrently continuing, $17,531,650 ($50.00 per square foot).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

16

MOFFETT TOWERS II – BUILDING 2

The “Lease Sweep Reserve Threshold” means (a) with respect to a Lease Sweep Period continuing solely pursuant to clauses (i), (iv) and/or (vi) above, $10,518,990 ($30.00 per square foot) or (b) with respect to a Lease Sweep Period continuing solely pursuant to clause (ii) and/or (iii) above, $30.00 per square foot of the Dark Space or Terminated Space.

The “Lease Sweep Space” means the space demised under a Lease Sweep Lease.

A “Lease Sweep Lease” is the Amazon lease or any replacement lease or leases which cover at least 75.0% of the rentable square feet demised under the Amazon lease as of November 16, 2017 (the “Requisite Lease Sweep Space”).

A “Lease Sweep Tenant Party” is a tenant under a Lease Sweep Lease or its direct or indirect parent company (if any).

A “Material Termination Portion” is, with respect to any space under a Lease Sweep Lease, if the tenant under a Lease Sweep Lease cancels or terminates its Lease Sweep Lease with respect to at least 40,000 square feet of space (or, if a full floor of space is less than 40,000 square feet, a full floor of space) but less than the entirety of the space under such Lease Sweep Lease, the portion of space under the Lease Sweep Lease affected by such cancellation or termination.

Property Management. The Moffett Towers II - Building 2 Property is managed by an affiliate of the Moffett Towers II - Building 2 Borrower.

Assumption. The Moffett Towers II - Building 2 Borrower has, at any time following the securitization of the Moffett Towers II – Building 2 Whole Loan, the right to transfer the Moffett Towers II - Building 2 Property, provided that certain conditions are satisfied, including: (i) no event of default under the Moffett Towers II – Building 2 Whole Loan documents or mezzanine loan documents has occurred and is continuing, (ii) the Moffett Towers II - Building 2 Borrower has provided the lender with 60 days’ prior written notice, (iii) the proposed transferee qualifies as a qualified transferee under the Moffett Towers II - Building 2 Whole Loan documents, (iv) the payment of a transfer fee of 0.5% of the then outstanding principal balance of the Moffett Towers II - Building 2 Whole Loan in the case of the first transfer, and 1.0% of the then outstanding principal balance of the Moffett Towers II - Building 2 Whole Loan in the case of any subsequent transfer, and (v) the lender has received rating agency confirmation that such assumption will not result in a downgrade of the respective ratings assigned to the Series 2018-C43 certificates and similar confirmations from each rating agency rating any securities backed by any of the Moffett Towers II - Building 2 Companion Loans.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Barclays Bank PLC funded a $105,000,000 mezzanine loan (the “Moffett Towers II - Building 2 Mezzanine Loan”) to MT2 B2 MEZZ LLC (the “Moffett Towers II - Building 2 Mezzanine Borrower”), a Delaware limited liability company owning 100.0% of the borrower under the Moffett Towers II - Building 2 Whole Loan. The Moffett Towers II - Building 2 Mezzanine Loan is secured by a pledge of the Moffett Towers II - Building 2 Mezzanine Borrower’s interest in the Moffett Towers II - Building 2 Borrower under the Moffett Towers II - Building 2 Whole Loan. The Moffett Towers II - Building 2 Mezzanine Loan accrues interest at a rate of 5.900% per annum and requires interest-only payments through the maturity date of December 6, 2027. The rights of the lender of the Moffett Towers II - Building 2 Mezzanine Loan are further described under “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in the Preliminary Prospectus.

Amenities and Common Areas. The Moffett Towers II - Building 2 Property will feature access to the fitness/amenities building and the enclosed parking structure (the “Common Area Spaces”) once completed. To govern access to the Common Area Spaces, the Moffett Towers II - Building 2 Borrower is subject to a declaration of covenants, conditions, restrictions and easement and charges agreement (the “CCR”) made by MT II LLC, an affiliate of the borrower sponsor and the owner of the non-collateral buildings at the Moffett Towers II Campus. The CCR grants the Moffett Towers II - Building 2 Borrower non-exclusive easement rights over the Common Area Spaces and contemplates that the Common Area Spaces that it governs will be expanded over time as the remaining portions of the Moffett Towers II Campus are completed. Ownership of the Common Area Spaces governed by the CCR is held by Moffett Towers II Association LLC (the “Association”), whose membership is comprised of the Moffett Towers II - Building 2 Borrower and MT II LLC. The Association is obligated to maintain insurance coverage over the Common Area Spaces and is also responsible for maintenance of the Common Area Spaces, subject to the terms of the Amazon leases. The CCR delineates shares of the voting interest in the Association based on the number of completed buildings at the Moffett Towers II Campus, with each completed building entitled to a proportionate share of the voting interest. As of the origination date, the Moffett Towers II - Building 2 Borrower was the sole voting member of the Association. The CCR provides that as each of the four non-collateral buildings at the Moffett Towers II Campus is completed, the respective owner of each non-collateral building will obtain a share of the voting interest in the Association proportionate to the number of then completed buildings at the Moffett Towers II Campus (both collateral and non-collateral). Provided that all five buildings are completed in accordance with the Moffett Towers II Campus development plan, each building will be entitled to a one-fifth (or 20.0%) share of the voting interest in the Association.

Completion Guaranty. On the origination date, the Moffett Towers II - Building 2 Guarantor executed a separate guaranty for the completion and delivery of the fitness/amenities building and the enclosed parking structure. Among other things, the completion guaranty provides that in the event that neither the Moffett Towers II - Building 2 Borrower nor MT II LLC (an affiliate of the borrower sponsor and the owner of the non-collateral buildings at the Moffett Towers II Campus) is able to complete and deliver the fitness/amenities building and the enclosed parking structure (or otherwise achieve the Required Parking Spaces Satisfaction) on or prior to the one year anniversary of the respective targeted completion date of each (i.e., July 31, 2019 in the case of the fitness/amenities building; April 15, 2019 in the case of the enclosed parking structure or Required Parking Spaces Satisfaction), the Moffett Towers II - Building 2 Guarantor is required to pay any costs, expenses or liabilities incurred by the lender to effectuate the completion and delivery of such fitness/amenities building and enclosed parking structure (or otherwise achieve the Required Parking Spaces Satisfaction).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

17

MOFFETT TOWERS II – BUILDING 2

Ground Lease. None.

Terrorism Insurance. The Moffett Towers II - Building 2 Whole Loan documents require that the “all risk” insurance policy required to be maintained by the Moffett Towers II - Building 2 Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Moffett Towers II - Building 2 Property, or that if the Terrorism Risk Insurance Program Reauthorization Act is no longer in effect and such policies contain an exclusion for acts of terrorism, the Moffett Towers II - Building 2 Borrower will obtain, to the extent available, a stand-alone policy that provides the same coverage as the policies would have if such exclusion did not exist.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

18

 (THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

19

AIRPORT BUSINESS CENTER

KOLL
Airport Business Center

NEWPORT BACK BAY
COSTA MESA
JOHN WAYNE AIRPORT
55
SOUTH COAST
Airport Business Center
405
SAN DIEGO FREEWAY
COSTA MESA FREEWAY
ARMSTRONG AVE
REDHILL AVE
ALTON PKWY
TUSTIN LEGACY
(FORMER MARINE CORPS
AIR STATION)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

20

AIRPORT BUSINESS CENTER

Airport Business Center
17751-18103 Sky Park Circle
and 17775-17801 Main Street
Irvine, CA 92614
SANTA ANA
TUSTIN
IRVINE
COSTA MESA
NEWPORT BEACH
ORANGE COUNTY
John Wayne Orange County Airport
LAX 35 miles
IE - OC LINE/ ORANGE COUNTY LINE
Foothill Regional Medical Ctr.
Marconi Automotive Museum
Ricoh Technology Portal
Irvine Scientific
Integral Aerospace
Edwards Lifesciences Corp.
Mazda North America
Newport Corporation
The District
Koll Business Center
Irvine Business Complex
The Square
Main Plaza
Bill Barber Memorial Park
Westpark Plaza Shopping Center
Harvard Place
Western Digital
The Irvine Museum Collection
Lyon Air Museum
Jazz Semiconductor
Google
Rancho San Joaquin Golf Course
William R. Mason Regional Park
Concordia University-Irvine
Strawberry Farms Golf Course
The Chicago School of Professional Psychology
Anteater Ballpark
Anteater Stadium
University Center
UCI Student Center
Irvine Barclay Theatre
Bren Events Center
Langson Library
University of California - Irvine
UNIVERSITY RESEARCH PARK
BIOMED RESEARCH PARK
Cisco
Intel
Skyworks Solutions
Irvine Farmers Market
Bristol Center
Segerstrom Center for the Arts
South Coast Plaza
Segerstrom Stage
Experian
Metro Pointe at South Coast
The MET
OC Fair & Event Center
Santa Ana Country Club
Newport Beach Golf Course
Upper Newport Bay
Big Canyon Country Club
San Diego Fwy
Costa Mesa Fwy
Edinger Ave.
Warner Ave.
Dyer Rd.
Grand Ave.
Newport Ave.
Walnut Ave.
Tustin Ranch Rd.
Valencia Ave.
Red Hill Ave.
Barranca Pkwy.
Alton Pkwy.
MacArthur Blvd.
Von Karman Ave.
Jamboree Rd.
Main St.
Michelson Dr.
Campus Dr.
Harvard Ave.
Culver Dr.
Yale Loop
University Dr.
Turtle Rock Dr.
California Ave.
Anteater Dr.
Bonita Canyon Dr.
Shady Canyon Dr.
Bison Ave.
Eastbluff Dr.
Santiago Dr.
Irvine Ave.
Santa Ana Ave.
Bear St.
Bristol St.
Baker St.
Tustin
405
55
5
73
261
SAN GABRIEL MTS.
LOS ANGELES
Burbank
Glendale
Pasadena
Rancho Cucamonga
Santa Monica
Inglewood
Pomona
Ontario
Torrance
Fullerton
ANAHEIM
Orange
Corona
LONG BEACH
SANTA ANA
Huntington Beach
Irvine
Pacific Ocean

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

21

No. 2 – Airport Business Center

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Fitch/Moody’s):	NR/NR/NR			Property Type:	Industrial
Original Principal Balance(1):	$50,000,000			Specific Property Type:	Flex
Cut-off Date Balance(1):	$50,000,000			Location:	Irvine, CA
% of Initial Pool Balance:	6.8%			Size:	1,170,571 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF(1):	$128.14
Borrower Name:	AIC Owner, LLC			Year Built/Renovated:	1969/2005
Sponsors:	DK Properties, L.P.			Title Vesting:	Fee
Mortgage Rate:	4.375%			Property Manager:	Self-managed
Note Date:	January 24, 2018			4th Most Recent Occupancy (As of):	91.0% (12/31/2013)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	93.0% (12/31/2014)
Maturity Date:	February 7, 2028			2rd Most Recent Occupancy (As of):	96.0% (12/31/2015)
IO Period:	120 months			Most Recent Occupancy (As of):	97.0% (12/31/2016)
Loan Term (Original):	120 months			Current Occupancy (As of):	96.8% (1/31/2018)
Seasoning:	1 month
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$11,321,411 (12/31/2014)
Call Protection:	L(25),D(91),O(4)			3rd Most Recent NOI (As of):	$12,153,147 (12/31/2015)
Lockbox Type:	Hard/Upfront Cash Management			2nd Most Recent NOI (As of):	$12,904,375 (12/31/2016)
Additional Debt(1)(2):	Yes			Most Recent NOI (As of):	$13,635,662 (TTM 10/31/17)
Additional Debt Type(1)(2):	Pari Passu; Mezzanine
				U/W Revenues:	$18,889,349
				U/W Expenses:	$4,222,532
				U/W NOI:	$14,666,817
				U/W NCF:	$14,116,649
				U/W NOI DSCR(1)(2):	2.20x
Escrows and Reserves(3):				U/W NCF DSCR(1)(2):	2.12x
				U/W NOI Debt Yield(1)(2):	9.8%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(1)(2):	9.4%
Taxes	$52,146	$52,144	NAP	As-Is Appraised Value:	$244,600,000
Insurance	$31,883	$17,474	NAP	As-Is Appraisal Valuation Date:	December 13, 2017
Replacement Reserves	$0	$21,418	$525,000	Cut-off Date LTV Ratio(1)(2):	61.3%
TI/LC Reserves	$0	$73,015	NAP	LTV Ratio at Maturity(1)(2):	61.3%

(1)	See “The Mortgage Loan” section. All statistical information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Airport Business Center Whole Loan (as defined below).

(2)	See “Subordinate and Mezzanine Indebtedness” section. The equity interest in the borrower has been pledged to secure mezzanine indebtedness with an original principal balance of $20,000,000. All statistical information related to the balance per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based solely on the Airport Business Center Whole Loan. As of the Cut-off Date, the U/W NOI DSCR, U/W NCF DSCR, U/W NOI Debt Yield, U/W NCF Debt Yield, Cut-off Date LTV Ratio and LTV Ratio at Maturity based on the Airport Business Center Total Debt (as defined below) are 1.81x, 1.74x, 8.6%, 8.3%, 69.5% and 69.5%, respectively.

(3)	See “Escrows” section.

The Mortgage Loan. The mortgage loan (the “Airport Business Center Mortgage Loan”) is part of a whole loan (the “Airport Business Center Whole Loan”) evidenced by three pari passu notes secured by a first mortgage encumbering the fee interest in an industrial flex business park located in Irvine, California (the “Airport Business Center Property”). The Airport Business Center Whole Loan was originated on January 24, 2018 by Wells Fargo Bank, National Association. The Airport Business Center Whole Loan had an original principal balance of $150,000,000, has an outstanding principal balance as of the Cut-off Date of $150,000,000 and accrues interest at an interest rate of 4.375% per annum. The Airport Business Center Whole Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of interest-only through the loan term. The Airport Business Center Mortgage Loan matures on February 7, 2028.

Note A-2, which will be contributed to the WFCM 2018-C43 securitization trust, had an original principal balance of $50,000,000 and has an outstanding principal balance as of the Cut-off Date of $50,000,000. Notes A-1 and A-3, which have an original principal balance of $60,000,000 and $40,000,000 respectively, are currently held by Wells Fargo Bank, National Association and are

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

22

AIRPORT BUSINESS CENTER

expected to be contributed to future securitization trusts. The mortgage loans evidenced by Notes A-1 and A-3 are collectively referred to herein as the “Airport Business Center Companion Loans”. The lender provides no assurances that any non-securitized pari passu notes will not be split further. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Note Summary

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$60,000,000	Wells Fargo Bank, National Association	Yes
A-2	$50,000,000	WFCM 2018-C43	No
A-3	$40,000,000	Wells Fargo Bank, National Association	No
Total	$150,000,000

Following the lockout period, on any date before November 7, 2027, the borrower has the right to defease the Airport Business Center Whole Loan in whole, but not in part. In addition, the Airport Business Center Whole Loan is prepayable without penalty on or after November 7, 2027. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) July 7, 2021.

Sources and Uses

Sources			Uses
Original whole loan amount	$150,000,000	88.2%	Loan payoff(1)	$166,738,568	98.1%
Mezzanine debt(2)	20,000,000	11.8	Upfront reserves	$84,029	0.0
			Closing costs	1,652,636	1.0
			Return of equity	1,524,767	0.9
Total Sources	$170,000,000	100.0%	Total Uses	$170,000,000	100.0%

(1)	The Airport Business Center Property was previously securitized in the MSBAM 2014-C19 transaction. Loan payoff includes the existing senior loan ($138,323,068) and existing mezzanine loan ($28,415,500).

(2)	See “Subordinate and Mezzanine Indebtedness” section.

The Property. The Airport Business Center Property is a class B industrial/flex and office development totaling 1,170,571 square feet and located in Irvine, California. Originally built by the borrower sponsor in phases between 1969 and 1978 and most recently renovated in 2005, the Airport Business Center Property comprises 68 one- and two-story buildings spanning approximately 76.6 acres. The Airport Business Center Property is situated within the approximate 4,000-acre Irvine Business Complex, a master planned business park spanning five Orange County cities. The net rentable area of the Airport Business Center Property contains approximately 73.9% industrial/flex, 23.5% office and 2.1% retail tenants. Clear heights at the Airport Business Center Property range from 11 feet, 4 inches to 16 feet, 10 inches. The Airport Business Center Property comprises 2,985 surface parking spaces, resulting in a parking ratio of 2.6 spaces per 1,000 square feet of rentable area.

As of January 31, 2018, the Airport Business Center Property was 96.8% occupied by approximately 440 tenants with no single tenant accounting for more than 1.8% of the net rentable area or 1.5% of underwritten base rent. The Airport Business Center Property has averaged 94.8% occupancy over the past five years and 90.8% occupancy since 1990.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

23

AIRPORT BUSINESS CENTER

The following table presents certain information relating to the tenancy at the Airport Business Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Just Food For Dogs, LLC	NR/NR/NR	18,142	1.5%	$15.13(2)	$274,531	1.5%	6/30/2028
American Pacific Printers College, Inc.	NR/NR/NR	21,240	1.8%	$12.54(3)	$266,400	1.4%	Various(3)
AIDS Services Foundation	NR/NR/NR	12,520	1.1%	$17.64(4)	$220,792	1.2%	Various(4)
Southwind Kayak Center, Inc.	NR/NR/NR	10,431	0.9%	$17.03(5)	$177,623	1.0%	Various(5)
PAS MRO, Inc.	NR/NR/NR	13,817	1.2%	$12.29(6)	$169,857	0.9%	Various(6)
Total Major Tenants		76,150	6.5%	$14.57	$1,109,203	6.0%

Non-Major Tenants		1,057,087	90.3%	$16.55(7)	$17,314,800	94.0%

Occupied Collateral Total		1,133,237	96.8%	$16.42(7)	$18,424,003	100.0%

Vacant Space		37,334	3.2%

Collateral Total		1,170,571	100.0%

(1)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through February 2019 totaling $555,991.

(2)	Just Food For Dogs, LLC leases two spaces: 9,914 square feet with an Annual U/W Base Rent PSF of $14.40 and Lease Expiration Date of June 30, 2028; and 8,228 square feet with an Annual U/W Base Rent PSF of $16.01 and Lease Expiration Date of June 30, 2028. The lease covering the 9,914 square foot space has a free rent period that expires on June 30, 2018.

(3)	American Pacific Printers College, Inc. leases three spaces: 2,040 square feet on a month-to-month basis with an U/W Base Rent PSF of $12.00; 4,800 square feet with an Annual U/W Base Rent PSF of $12.60 and Lease Expiration Date of January 31, 2019; and 14,400 square feet with an Annual U/W Base Rent PSF of $12.60 and Lease Expiration Date of February 28, 2019.

(4)	AIDS Services Foundation leases two spaces: 11,787 square feet with an Annual U/W Base Rent PSF of $17.40 and Lease Expiration Date of April 30, 2021; and 733 square feet with an Annual U/W Base Rent PSF of $21.42 and Lease Expiration Date of October 14, 2018.

(5)	Southwind Kayak Center, Inc. leases three spaces: 4,750 square feet with an Annual U/W Base Rent PSF of $18.00 and Lease Expiration Date of September 30, 2019; and 1,186 square feet with an Annual U/W Base Rent PSF of $14.00 and Lease Expiration Date of September 30, 2019; and 4,495 square feet with an Annual U/W Base Rent PSF of $16.80 and Lease Expiration Date of March 31, 2025.

(6)	PAS MRO, Inc. leases three spaces: 9,726 square feet with an Annual U/W Base Rent PSF of $11.04 and Lease Expiration Date of May 31, 2018; 1,466 square feet with an Annual U/W Base Rent PSF of $11.04 and Lease Expiration Date of May 31, 2018; and 2,625 square feet with an Annual U/W Base Rent PSF of $17.64 and Lease Expiration Date of January 31, 2020;

(7)	Non-Major Tenants includes approximately 10,962 square feet related to the management office and engineer office, which have no attributed Annual U/W Base Rent. The Annual U/W Base Rent PSF for Non-Major Tenants and Occupied Collateral Total excludes the space related to the management office and engineer office.

The following table presents certain information relating to the lease rollover schedule at the Airport Business Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM(3)	49	86,232	7.4%	86,232	7.4%	$1,187,293	6.4%	$15.77(3)
2018	141	303,924	26.0%	390,156	33.3%	$4,842,038	26.3%	$15.93
2019	132	264,446	22.6%	654,602	55.9%	$4,424,563	24.0%	$16.73
2020	92	218,474	18.7%	873,076	74.6%	$3,584,549	19.5%	$16.41
2021	30	112,022	9.6%	985,098	84.2%	$1,871,113	10.2%	$16.70
2022	33	87,897	7.5%	1,072,995	91.7%	$1,550,280	8.4%	$17.64
2023	11	32,831	2.8%	1,105,826	94.5%	$531,625	2.9%	$16.19
2024	0	0	0.0%	1,105,826	94.5%	$0	0.0%	$0.00
2025	1	4,495	0.4%	1,110,321	94.9%	$75,516	0.4%	$16.80
2026	0	0	0.0%	1,110,321	94.9%	$0	0.0%	$0.00
2027	2	4,774	0.4%	1,115,095	95.3%	$82,495	0.4%	$17.28
2028	2	18,142	1.5%	1,133,237	96.8%	$274,531	1.5%	$15.13
Thereafter	0	0	0.0%	1,133,237	96.8%	$0	0.0%	$0.00
Vacant	0	37,334	3.2%	1,170,571	100.0%	$0	0.0%	$0.00
Total/Weighted Average	493	1,170,571	100.0%			$18,424,003	100.0%	$16.42(4)

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	MTM includes approximately 10,962 square feet related to the management office and engineer office, which have no leases and no attributed Annual U/W Base Rent. The Annual U/W Base Rent PSF for MTM excludes the space related to the management office and engineer office.

(4)	Weighted Average Annual U/W Base Rent PSF excludes vacant, management office and engineer office spaces.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

24

AIRPORT BUSINESS CENTER

The following table presents historical occupancy percentages at the Airport Business Center Property:

Historical Occupancy

12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	12/31/2016(1)	1/31/2018(2)
91.0%	93.0%	96.0%	97.0%	96.8%

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Airport Business Center Property:

Cash Flow Analysis

	2014	2015	2016	TTM 10/31/2017	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$13,840,135	$15,111,231	$15,773,702	$16,464,277	18,424,003	97.5%	$15.74
Grossed Up Vacant Space	0	0	0	0	606,526	3.2	0.52
Total Recoveries	1,010,672	1,091,842	1,217,145	1,293,413	1,283,612	6.8	1.10
Other Income	241,346	131,003	155,864	159,400	159,400	0.8	0.14
Less Vacancy & Credit Loss	0	0	0	0	(1,584,192)(1)	(8.4)	(1.35)
Effective Gross Income	$15,092,153	$16,334,076	$17,146,711	$17,917,090	$18,889,349	100.0%	$16.14

Total Operating Expenses	3,770,742	4,180,929	4,242,336	4,281,428	4,222,532	22.4%	3.61

Net Operating Income	$11,321,411	$12,153,147	$12,904,375	$13,635,662	$14,666,817	77.6%	$12.53

TI/LC	0	0	0	0	292,643	1.5	0.25
Capital Expenditures	0	0	0	0	257,526	1.4	0.22
Net Cash Flow	$11,321,411	$12,153,147	$12,904,375	$13,635,662	$14,116,648	74.7%	$12.06

NOI DSCR(2)	1.70x	1.83x	1.94x	2.05x	2.20x
NCF DSCR(2)	1.70x	1.83x	1.94x	2.05x	2.12x
NOI DY(2)	7.5%	8.1%	8.6%	9.1%	9.8%
NCF DY(2)	7.5%	8.1%	8.6%	9.1%	9.4%

(1)	The underwritten economic vacancy is 8.3%. The Airport Business Center Property was 96.8% physically occupied as of January 31, 2018.

(2)	The debt service coverage ratios and debt yields shown are based on the Airport Business Center Whole Loan.

Appraisal. As of the appraisal valuation date of December 13, 2017, the Airport Business Center Property had an “as-is” appraised value of $244,600,000. The appraiser also concluded to a land value of $158,500,000 as of December 13, 2017.

Environmental Matters. According to the Phase I environmental site assessment dated January 18, 2018, there was no evidence of any recognized environmental conditions at the Airport Business Center Property.

Market Overview and Competition. The Airport Business Center Property is located in Irvine, California, within the Irvine Business Complex and approximately one mile northeast of John Wayne Airport. The Irvine Business Complex encompasses approximately 4,000 acres within the cities of Irvine, Newport Beach, Santa Ana, Costa Mesa and Tustin. The Airport Business Center Property is situated to the southeast of the intersection of Macarthur Boulevard and Red Hill Avenue with access to Costa Mesa Freeway (State Route 55) approximately 0.5 mile to the northwest, and access to the San Diego Freeway (Interstate 405) approximately 0.75 mile to the south.

The Airport Business Center Property is situated approximately 3.8 miles northwest of the University of California-Irvine, which had a 2017 total enrollment of approximately 36,000 students. In addition, the Airport Business Center Property is situated approximately 3.0 miles east of South Coast Plaza (one of the five highest grossing shopping malls in the United States) and 9.3 miles west of Irvine Spectrum Center (an outdoor shopping center with various shopping, restaurant and entertainment options). According to a third-party market research report, the estimated 2017 population within a one-, three- and five-mile radius of the Airport Business Center Property was approximately 4,339, 180,021, and 617,144, respectively; while the 2017 estimated average household income within the same radii was $103,619, $98,864, and $96,263, respectively.

According to the appraisal, the Airport Business Center Property is situated within the Airport Area submarket of the Orange County market. As of the third quarter of 2017, the submarket reported a total inventory of 1,590 industrial buildings totaling approximately 52.9 million square feet with a 2.6% vacancy rate and 245 office buildings totaling approximately 18.9 million square feet with an 11.4% vacancy rate. The appraiser identified five comparable industrial buildings for the Airport Business Center Property totaling 493,464 square feet, which reported an average occupancy rate of approximately 97.9%; and the appraiser identified four comparable office buildings for the Airport Business Center Property totaling 179,262 square feet, which reported an average occupancy rate of approximately 99.4%. The appraiser concluded to market rents for the Airport Business Center Property ranging from $14.40 per square foot to $19.20 per square foot, modified gross.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

25

AIRPORT BUSINESS CENTER

The following tables present certain information relating to comparable industrial properties and leases to the Airport Business Center Property:

Comparable Properties (Industrial)(1)

	McFadden Centre	Grand Commerce Center	Alton Plaza	Holland Business Center	Main & Red Hill Business Center
Location	Santa Ana, CA	Santa Ana, CA	Irvine, CA	Irvine, CA	Irvine, CA
Distance from Subject	4.0 miles	4.1 miles	9.9 miles	10.3 miles	1.0 mile
Year Built/Renovated	1988/NAV	1980/NAV	1989/NAV	2005/NAV	1981/NAV
Total GLA	184,737 SF	99,160 SF	15,100 SF	10,575 SF	183,892 SF
Total Occupancy	100%	95%	100%	100%	97%

   (1)       Information obtained from the appraisal.

Comparable Leases (Industrial)(1)

Property Name	Tenant Name	Lease Date/ Term	Lease Area (SF)	Annual Base Rent PSF	Tenant Improvements PSF	Lease Type
McFadden Centre	American Stitch Design	Apr. 2017 / 3.0 Years	3,210	$14.52	$0.00	Modified Gross
Grand Commerce Center	Mid America Sales	Feb. 2017 / 3.0 Years	1,635	$13.20	$0.00	Modified Gross
Alton Plaza	Wachter, Inc.	Feb. 2016 / 5.3 Years	5,238	$14.16	$0.00	NNN
Holland Business Center	Evets Corporation	May 2016 / 3.0 Years	5,070	$16.80	$0.00	Modified Gross
Main & Red Hill Business Center	Confidential	Sept. 2017 / 4.1 Years	4,012	$13.80	$0.00	NNN

(1)	Information obtained from the appraisal.

The following tables present certain information relating to comparable office properties and lease to the Airport Business Center Property:

Comparable Properties (Office)(1)

	16530 Bake Pkwy	Centerpointe 1, 2, 3 & 6	Executive Park III	15300 Barranca Parkway
Location	Irvine, CA	Irvine, CA	Irvine, CA	Irvine, CA
Distance from Subject	9.0 miles	3.0 miles	0.7 mile	9.2 miles
Year Built/Renovated	2006/NAV	1979/NAV	1985/NAV	1997/NAV
Total GLA	19,998 SF	105,577 SF	21,271 SF	32,416 SF
Total Occupancy	100%	99%	100%	100%

(1)       Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

26

AIRPORT BUSINESS CENTER

Comparable Leases (Office)(1)

Property Name	Tenant Name	Lease Date/ Term	Lease Area (SF)	Annual Base Rent PSF	Tenant Improvements PSF	Lease Type
16530 Bake Pkwy	Roka Sports	Mar. 2017 / 3.2 Years	3,363	$24.00	$10.00	Gross
Centerpointe 1, 2, 3 & 6	Sims Law Firm	Feb. 2017 / 4.1 Years	2,889	$26.40	$0.00	Gross
Executive Park III	Langan Engineering	Dec. 2016 / 3.0 Years	1,001	$26.40	$0.00	Gross
15300 Barranca Parkway	BBMC Mortgage	Mar. 2017 / 3.8 Years	8,376	$22.20	$0.00	Gross

(1)       Information obtained from the appraisal.

The Borrower. The borrower is AIC Owner, LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Airport Business Center Whole Loan. DK Properties, L.P. is the guarantor of certain nonrecourse carveouts under the Airport Business Center Whole Loan.

The Borrower Sponsor. The borrower sponsor is DK Properties, L.P., which is an affiliate of The Koll Company (“Koll”), a privately held full service real estate firm based in Irvine, California. Since formation in 1962, Koll has acquired and developed, in partnership with institutional and private investors, over 100 million square feet of office, industrial, retail and resort properties throughout multiple markets. One of Koll’s primary focuses is on the acquisition and management of multi-tenant industrial properties. Koll has had continued ownership and management of the Airport Business Center Property since the company purchased the land and initiated construction in 1969.

Escrows. The loan documents provide for upfront escrows in the amount of $52,146 for real estate taxes and $31,883 for insurance premiums. The loan documents also provide for ongoing monthly escrows in an amount equal to $52,144 for real estate taxes, $17,474 for insurance premiums, $73,015 for tenant improvements and leasing commissions (“TI/LCs”) and $21,418 for capital expenditures (subject to a cap of $525,000). The borrower has the right to use funds in the TI/LC reserve account for preparation of tenant-ready speculative spaces in an amount no more than $10 per rentable square foot of such tenant-ready speculative space and no more than $250,000 in any 12-month period, subject to certain conditions outlined in the loan documents.

Lockbox and Cash Management. The Airport Business Center Whole Loan requires a lender-controlled lockbox account, which is already in-place, and that the borrower direct all tenants to pay rent directly into such lockbox account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within one business day of receipt. All funds in the lockbox account are required to be swept each business day into the cash management account controlled by the lender and disbursed on each payment date in accordance with the loan documents. Prior to the occurrence of a Cash Trap Event Period (as defined below), all excess funds are required to be distributed to the borrower. During a Cash Trap Event Period, all excess funds are required to be swept to an excess cash flow subaccount.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence of an event of default under the Airport Business Center Whole Loan or the Airport Business Center Mezzanine Loan (see “Subordinate and Mezzanine Indebtedness” section);

(ii)	the debt yield based on the Airport Business Center Total Debt (see “Subordinate and Mezzanine Indebtedness” section) falling below 6.50% at the end of any fiscal quarter; or

(iii)	the property manager becoming insolvent or filing for bankruptcy.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), upon the cure of such event of default;

●	with regard to clause (ii), upon the debt yield based on the Airport Business Center Total Debt being equal to or greater than 6.75% for two consecutive fiscal quarters; or

●	with regard to clause (iii), upon the bankruptcy or insolvency proceedings having terminated or (b) a new approved property manager being appointed in accordance with the loan documents.

Property Management. The Airport Business Center Property is managed by an affiliate of the borrower.

Assumption. The Airport Business Center borrower has a one-time right to transfer the Airport Business Center Property, provided that certain other conditions are satisfied, including, but not limited to: (i) no event of default or monetary default has occurred and is continuing; (ii) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (iii) if requested by the lender, rating agency confirmation from DBRS, Fitch, and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series WFCM 2018-C43 certificates and similar confirmations from each rating agency rating any securities backed by any of the Airport Business Center Companion Loans with respect to the ratings of such securities; and (iv) the entire Airport Business Center Mezzanine Loan (see “Subordinate and Mezzanine Indebtedness” section) has been simultaneously defeased.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

27

AIRPORT BUSINESS CENTER

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. BSREF Holdings LLC, a Delaware limited liability company related to Brookfield Real Estate Financial Partners LLC, funded a $20,000,000 mezzanine loan (the “Airport Business Center Mezzanine Loan”) to AIC Mezz, LLC, a Delaware limited liability company (the “Airport Business Center Mezzanine Borrower”) (collectively, the Airport Business Center Whole Loan and the Airport Business Center Mezzanine Loan are referred to herein as the “Airport Business Center Total Debt”). The Airport Business Center Mezzanine Loan is secured by a pledge of the Airport Business Center Mezzanine Borrower’s interest in the borrower under the Airport Business Center Whole Loan. The Airport Business Center Mezzanine Loan accrues interest at a rate of 7.206% per annum and requires interest-only payments through the maturity date of February 7, 2028 (co-terminous with the Airport Business Center Whole Loan).

Ground Lease. None.

Terrorism Insurance. The Airport Business Center Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Airport Business Center Property, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, the borrower will not be obligated to pay terrorism insurance premiums in excess of two times the premium for the casualty and business interruption coverage on a stand-alone basis).

Earthquake Insurance. The loan documents do not require earthquake insurance. The seismic report indicated a probable maximum loss for the entire Airport Business Center Property of 8.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

28

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

29

THE SOCAL PORTFOLIO

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

30

THE SOCAL PORTFOLIO

Palmdale
Victorville
Apple Valley
Hesperia
SAN GABRIEL MOUNTAINS
Glendale
Pasadena
Glendora
Rancho Cucamonga
Upland
Fontana
SAN BERNARDINO
El Monte
Ontario
Redlands
LOS ANGELES
Pomona
Colton
Whittier
Chino
Downey
RIVERSIDE
Yorba Linda
Fullerton
Moreno Valley
ANAHEIM
Corona
Perris
LONG BEACH
Garden Grove
Orange
Hemet
Huntington Beach
SANTA ANA
Irvine
Menifee
Costa Mesa
Murrieta
Pacific Ocean
Newport Beach
Mission Viejo
Laguna Beach
San Clemente
Temecula

LANCASTER
ANTELOPE VALLEY
Quartz Hill
LOS ANGELES COUNTY
SAN GABRIEL MOUNTAINS
PALMDALE
ANGELES NATIONAL FOREST

MADERA COUNTY
Clovis
Old Fig Garden
FRESNO
Mayfair
Sunnyside
West Park
FRESNO COUNTY

Sacramento
San Francisco
San Jose
CALIFORNIA
Fresno
Bakersfield
Lancaster
Palmdale
Victorville
Los Angeles
San Bernardino
Long Beach
Garden Grove
Palm Springs
San Diego

The SoCal Portfolio

1 Aliso Viejo Commerce Center	Aliso Viejo, CA	13 Upland Commerce Center	Upland, CA
2 Transpark Commerce	Ontario, CA	14 Diamond Bar	Diamond Bar, CA
3 Wimbledon	Victorville, CA	15 Atlantic Plaza	Long Beach, CA
4 Palmdale Place	Palmdale, CA	16 Ming Office Park	Bakersfield, CA
5 Sierra Gateway	Palmdale, CA	17 10th Street Commerce Center	Lancaster, CA
6 Fresno Industrial Center	Fresno, CA	18 Cityview Plaza	Garden Grove, CA
7 Upland Freeway	Upland, CA	19 Garden Grove Town Center	Garden Grove, CA
8 Commerce Corporate Center	Commerce, CA	20 30th Street Commerce Center	Palmdale, CA
9 Moreno Valley	Moreno Valley, CA	21 Mt. Vernon Commerce Center	Colton, CA
10 Airport One Office Park	Long Beach, CA	22 Anaheim Stadium Industrial	Anaheim, CA
11 Colton Courtyard	Colton, CA	23 25th Street Commerce Center	Palmdale, CA
12 The Abbey Center	Palm Springs, CA	24 Fresno Airport	Fresno, CA

SIERRA NEVADA MOUNTAINS
Oildale
Rosedale
Algoso
BAKERSFIELD
KERN COUNTY
Old River
Pumpkin Center
Lamont

North Palm Springs
PALM SPRINGS
COACHELLA VALLEY
Cathedral City
Thousand Palms
Rancho Mirage
PALM DESERT
SAN JACINTO MOUNTAINS
SAN BERNARDINO NATIONAL FOREST

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

31

No. 3 – The SoCal Portfolio

Loan Information	Property Information
Mortgage Loan Seller:	Barclays Bank PLC	Single Asset/Portfolio:	Portfolio
Credit Assessment (DBRS/Fitch/Moody’s):	NR/NR/NR	Property Type:	Various – See Table
Original Principal Balance(1):	$45,000,000	Specific Property Type:	Various – See Table
Cut-off Date Principal Balance(1):	$45,000,000	Location:	Various – See Table
% of Initial Pool Balance:	6.1%	Size:	2,194,425 SF
Loan Purpose:	Refinance	Cut-off Date Balance Per SF(1):	$104.49
Borrower Name(2):	Various	Year Built/Renovated:	Various
Borrower Sponsors:	The Abbey Company	Title Vesting:	Various
Mortgage Rate:	4.890%	Property Manager:	Self-managed
Note Date:	February 6, 2018	4th Most Recent Occupancy (As of)(5):	71.4% (12/31/2013)
Anticipated Repayment Date:	NAP	3rd Most Recent Occupancy (As of) (5):	73.5% (12/31/2014)
Maturity Date:	February 6, 2028	2nd Most Recent Occupancy(As of) (5):	73.8% (12/31/2015)
IO Period:	60 months	Most Recent Occupancy(As of) (5):	80.5% (12/31/2016)
Loan Term (Original):	120 months	Current Occupancy (As of):	83.8% (1/31/2018)
Seasoning:	1 month
Amortization Term (Original):	360 months	Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360	4th Most Recent NOI (As of)(6):	$15,260,323 (12/31/2014)
Call Protection(3):	L(25),D(89),O(6)	3rd Most Recent NOI (As of) (6):	$17,503,312 (12/31/2015)
Lockbox Type:	Hard/Springing Cash Management	2nd Most Recent NOI (As of) (6):	$19,069,525 (12/31/2016)
Additional Debt(1):	Yes	Most Recent NOI (As of) (6)(7):	$20,073,198 (TTM 10/31/2017)
Additional Debt Type(1):	Pari Passu
U/W Revenues:	$35,466,096
U/W Expenses:	$12,079,824
U/W NOI(7):	$23,386,272
U/W NCF:	$21,584,994
Escrows and Reserves(4):	U/W NOI DSCR(1):	1.60x
U/W NCF DSCR(1):	1.48x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield(1):	10.2%
Taxes	$0	$219,172	NAP	U/W NCF Debt Yield(1):	9.4%
Insurance	$0	Springing	NAP	As-Is Appraised Value(8):	$386,140,000
Replacement Reserves	$0	$35,400	$1,000,000	As-Is Appraisal Valuation Date(8):	Various
TI/LC Reserves	$8,000,000	$228,577	(4)	Cut-off Date LTV Ratio(1)(8):	59.4%
Other(4)	$4,863,915	(4)	NAP	LTV Ratio at Maturity or ARD(1)(8):	54.7%

(1)	See “The Mortgage Loan” section. All statistical financial information related to balance per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the funded outstanding principal balance of the SoCal Portfolio Whole Loan (as defined below).

(2)	See “The Borrowers” section.

(3)	The defeasance lockout period will be at least 25 payment dates beginning with and including the first payment date of March 6, 2018. Defeasance of the SoCal Portfolio Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized, and (ii) February 6, 2021. The assumed lockout period of 25 payments is based on the expected WFCM 2018-C43 securitization trust closing date in March 2018.

(4)	See “Escrows” section.

(5)	Information obtained from the borrowers and represents average occupancy for the SoCal Portfolio Properties (as defined below) for the year indicated. The increase in occupancy from 12/31/2015 to 12/31/2016 corresponds to approximately $14.0 million of tenant improvement and leasing commissions and capital expenditures in the SoCal Portfolio Properties in 2015 and 2016.

(6)	The increase from 4th Most Recent NOI to Most Recent NOI is attributable to occupancy increasing from 71.4% as of 12/31/2013 to 83.8% as of 1/31/2018.

(7)	The increase from Most Recent NOI to U/W NOI is attributable to rent abatements, new leasing at the SoCal Portfolio Properties, contractual rent steps through February 2019 totalling $599,676 and the present value of rent steps for investment grade tenants totalling $488,001.

(8)	See “Appraisals” section.

The Mortgage Loan. The mortgage loan (the “The SoCal Portfolio Mortgage Loan”) is part of a whole loan (the “SoCal Portfolio Whole Loan”) that is evidenced by six pari passu promissory notes (Notes A-1-1, A-1-2, A-1-3, A-1-4, A-2-1 and A-2-2) that are secured by a first mortgage encumbering 24 office, retail, mixed use and industrial properties located in Central and Southern California, totaling 2,194,425 square feet (the “The SoCal Portfolio Properties”). The SoCal Portfolio Whole Loan was originated on February 6, 2018 by Barclays Bank PLC and Citi Real Estate Funding Inc. The SoCal Portfolio Whole Loan had an original principal balance of $229,300,000, has an outstanding principal balance as of the Cut-off Date of $229,300,000 and accrues interest at an interest rate of 4.890% per annum. The SoCal Portfolio Whole Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments for the first 60 payments, after which payments of interest and principal will be based on a 30-year amortization schedule. The SoCal Portfolio Whole Loan matures on February 6, 2028.

The SoCal Portfolio Mortgage Loan is evidenced by Note A-2-1, which will be contributed to the WFCM 2018-C43 securitization trust, had an original principal balance of $45,000,000, has an outstanding principal balance as of the Cut-off Date of $45,000,000 and represents a non-controlling interest in the SoCal Portfolio Whole Loan. The controlling Note A-1-1 had an original principal balance

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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of $50,000,000, has an outstanding principal balance as of the Cut-off Date of $50,000,000, is currently held by Citi Real Estate Funding Inc. and is expected to be contributed to a future securitization trust. The non-controlling Note A-1-2, Note A-1-3 and Note A-1-4 had an aggregate original principal balance of $87,580,000, have an aggregate outstanding principal balance as of the Cut-off Date of $87,580,000, are currently held by Citi Real Estate Funding Inc. and are expected to be contributed to one or more future securitizations. The non-controlling note A-2-2 had an original principal balance of $46,720,000, has an outstanding principal balance as of the Cut-off Date of $46,720,000, is currently held by Barclays Bank PLC and is expected to be contributed to one or more future securitizations. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Note Summary

Notes	Original Balance	Note Holder	Controlling Interest
A-1-1	$50,000,000	Citi Real Estate Funding Inc.	Yes
A-1-2	$35,000,000	Citi Real Estate Funding Inc.	No
A-1-3	$15,000,000	Citi Real Estate Funding Inc.	No
A-1-4	$37,580,000	Citi Real Estate Funding Inc.	No
A-2-1	$45,000,000	WFCM 2018-C43	No
A-2-2	$46,720,000	Barclays Bank PLC	No
Total	$229,300,000

Following the lockout period, the borrowers have the right to defease the SoCal Portfolio Whole Loan in whole, or in part (see “Partial Release” section), on any date before September 6, 2027. In addition, the SoCal Portfolio Whole Loan is prepayable without penalty on or after September 6, 2027. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) February 6, 2021.

Sources and Uses

Sources			Uses
Original loan amount	$229,300,000	98.6%	Loan payoff	$215,200,917	92.6%
Other sources(1)	1,635,345	0.7	Reserves	12,863,915	5.5
Sponsor’s new cash contribution	1,560,056	0.7	Closing costs	4,430,569	1.9

Total Sources	$232,495,401	100.0%	Total Uses	$232,495,401	100.0%

(1)	Other sources represent the return of taxes and insurance funds that were held in reserve in connection with the prior loan encumbering the SoCal Portfolio Properties.

The Properties. The SoCal Portfolio Properties are comprised of 24 properties totaling 2,194,425 square feet located primarily in southern California. The SoCal Portfolio Properties were built between 1968 and 1991 and range in size from 12,610 square feet to 265,898 square feet. The breakdown of property types across the SoCal Portfolio Properties is eight office (36.0% of allocated loan amount), ten retail (34.6% of allocated loan amount), three mixed-use (21.8% of allocated loan amount) and three industrial (7.6% of allocated loan amount) properties. The borrower sponsor has owned all of the SoCal Portfolio Properties for at least 16 years with 20 of the 24 properties being acquired by the borrower sponsor prior to 2000. The SoCal Portfolio properties exhibited a total portfolio occupancy of 83.8% as of January 31, 2018. No individual property makes up more than 12.1% of the allocated loan amount and no individual tenant makes up more than 4.8% of total UW base rent or 4.0% of total square feet across the SoCal Portfolio Properties. Additionally, five of the seven largest tenants by base rent are investment grade tenants as rated by at least one rating agency.

The following tables present certain information relating to the SoCal Portfolio Properties:

Property Type	# of Properties	Net Rentable Area (SF)	% of Net Rentable Area	Allocated Loan Amount	% of Allocated Loan Amount	Underwritten Net Cash Flow	% of Underwritten Net Cash Flow
Office	8	880,804	40.1%	$82,634,684	36.0%	$7,980,791	37.0%
Retail	10	563,890	25.7%	$79,285,474	34.6%	$6,943,789	32.1%
Mixed Use	3	364,302	16.6%	$49,875,359	21.8%	$5,116,034	23.7%
Industrial	3	385,429	17.6%	$17,504,484	7.6%	$1,544,381	7.2%
Total/Weighted Average	24	2,194,425	100.0%	$229,300,000	100.0%	$21,584,994	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to the SoCal Portfolio Properties:

Property Name	City(1)	Property Type	Allocated Whole Loan Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Occupancy as of 1/31/2018	Net Rentable Area (SF)	Appraised Value
Aliso Viejo Commerce Center	Aliso Viejo	Retail	$27,761,791	12.1%	89.7%	65,107	$39,500,000
Transpark Commerce	Ontario	Office	$25,143,236	11.0%	74.4%	204,099	$35,300,000
Wimbledon	Victorville	Mixed Use	$22,230,241	9.7%	94.7%	123,948	$30,700,000
Palmdale Place	Palmdale	Mixed Use	$16,250,000	7.1%	89.1%	129,294	$31,700,000
Sierra Gateway	Palmdale	Office	$14,800,000	6.5%	76.6%	133,851	$23,000,000
Fresno Industrial Center	Fresno	Industrial	$14,000,000	6.1%	97.2%	265,898	$19,400,000
Upland Freeway	Upland	Retail	$13,032,927	5.7%	94.4%	116,061	$21,100,000
Commerce Corporate Center	Commerce	Office	$13,000,000	5.7%	93.1%	68,513	$18,700,000
Moreno Valley	Moreno Valley	Mixed Use	$11,395,118	5.0%	94.0%	111,060	$16,100,000
Airport One Office Park	Long Beach	Office	$11,394,743	5.0%	100.0%	88,284	$16,100,000
Colton Courtyard	Colton	Retail	$7,375,987	3.2%	65.2%	122,082	$20,300,000
The Abbey Center	Palm Springs	Office	$7,244,116	3.2%	86.5%	67,335	$10,800,000
Upland Commerce Center	Upland	Retail	$6,879,276	3.0%	86.0%	47,677	$12,000,000
Diamond Bar	Diamond Bar	Retail	$6,650,000	2.9%	100.0%	20,528	$9,170,000
Atlantic Plaza	Long Beach	Retail	$6,000,000	2.6%	100.0%	32,728	$8,650,000
Ming Office Park	Bakersfield	Office	$5,552,589	2.4%	56.5%	117,924	$18,100,000
10th Street Commerce Center	Lancaster	Retail	$4,913,128	2.1%	52.3%	96,589	$18,900,000
Cityview Plaza	Garden Grove	Office	$4,500,000	2.0%	96.4%	148,271	$8,850,000
Garden Grove Town Center	Garden Grove	Retail	$3,502,732	1.5%	100.0%	12,610	$4,770,000
30th Street Commerce Center	Palmdale	Retail	$1,875,896	0.8%	49.5%	33,020	$7,130,000
Mt. Vernon Commerce Center	Colton	Industrial	$1,754,484	0.8%	77.8%	29,600	$3,420,000
Anaheim Stadium Industrial	Anaheim	Industrial	$1,750,000	0.8%	100.0%	89,931	$3,360,000
25th Street Commerce Center	Palmdale	Retail	$1,293,737	0.6%	58.8%	17,488	$4,320,000
Fresno Airport	Fresno	Office	$1,000,000	0.4%	47.0%	52,527	$4,770,000
Total/Weighted Average			$229,300,000	100.0%	83.8%	2,194,425	$386,140,000

(1)	All properties are located in the state of California.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to the tenancy at the SoCal Portfolio Properties:

Major Tenants(1)

	Credit Rating (Fitch/ Moody’s/ S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(3)	Annual U/W Base Rent(3)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
The Capital Group Companies(4)	NR/NR/NR	88,284	4.0%	$17.19	$1,517,300	4.8%	4/30/2025(4)
County of Los Angeles(5)	AA-/Aa2/AA	58,755	2.7%	$21.32	$1,252,415	3.9%	2/29/2020
Antelope Valley Community College District(6)	NR/Aa2/AA	50,720	2.3%	$21.53	$1,092,031	3.4%	10/31/2046(6)
County of San Bernardino(7)	AA+/A1/AA-	34,469	1.6%	$28.78	$992,034	3.1%	9/30/2024(7)
GSA (United States of America)(8)	AAA/Aaa/AA+	30,483	1.4%	$29.02	$884,656	2.8%	Various
Heritage Victor Valley Medical Group(9)	NR/NR/NR	41,875	1.9%	$19.45	$814,387	2.6%	Various
Fiat Chrysler Automobiles(10)	BB/Baa3/BB+	27,965	1.3%	$22.55	$630,690	2.0%	7/31/2028(10)
The Abbey Management Co., LLC(11)	NR/NR/NR	27,663	1.3%	$22.28	$616,225	1.9%	Various
Stantec Consulting Services Inc.(12)	NR/NR/NR	25,203	1.1%	$21.96	$553,458	1.7%	3/31/2023(12)
Candor-AGS, Inc.(13)	NR/NR/NR	125,183	5.7%	$4.22	$527,796	1.7%	5/31/2020(13)
Total Major Tenants		510,600	23.3%	$17.39	$8,880,993	27.8%

Non-Major Tenants		1,328,177	60.5%	$17.33	$23,013,546	72.2%

Occupied Collateral Total		1,838,777	83.8%	$17.35	$31,894,539	100.0%

Vacant Space		355,648	16.2%

Collateral Total		2,194,425	100.0%

(1)	Information obtained from the underwritten rent roll.

(2)	Credit ratings are those of the parent company whether or not the parent company guarantees the lease.

(3)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through February 2019, totaling $599,676 and the present value of rent steps for investment grade rated tenants totaling $488,001.

(4)	The Capital Group Companies is a tenant at the Airport One Office Park property. The Capital Group Companies has two months of free rent in 2022, which was reserved for upfront. The Capital Group has two, five-year extension options.

(5)	The County of Los Angeles leases 49,500 square feet used by the Department of Children and Family Services at the Sierra Gateway property expiring February 29, 2020 and 9,255 square feet used by the Department of Mental Health at the Palmdale Place property on a month-to-month basis. The 9,255 square foot space has been month-to-month since August 31, 2017 while the County of Los Angeles has been negotiating a lease renewal at the Palmdale Place Property.

(6)	Antelope Valley Community College District is a tenant at the Palmdale Place property. Antelope Valley Community College District has four, 15-year extension options.

(7)	County of San Bernardino is a tenant at the Transpark Commerce property. County of San Bernardino has one month of free rent in 2018 and one month of free rent in 2019, which was reserved for upfront. County of San Bernardino has two, five-year extension options.

(8)	GSA (United States of America) leases its 30,483 square feet across four of the SoCal Portfolio Properties. 8,892 square feet expires on January 14, 2019, 8,434 square feet expires on January 31, 2022, 4,996 square feet expiring on May 16, 2025, 3,929 square feet expires on March 31, 2018, 3,000 square feet expires on August 5, 2021, and 1,232 square feet expires on December 20, 2022. GSA (United States of America) has the option to terminate the 8,892 square foot space that expires on January 14, 2019 at any time by giving at least 180 days prior written notice. GSA (United States of America) has the option to terminate the 4,996 square foot space that expires on May 16, 2025 at any time after May 16, 2020 by giving at least 90 days prior written notice.

(9)	Heritage Victor Valley Medical Group is a tenant at the Wimbledon property. Heritage Victor Valley Medical Group leases 12,915 square feet expiring on September 30, 2024, 12,283 square feet expiring on October 31, 2018, 5,151 square feet expiring on November 30, 2018, 4,384 square feet expiring on April 30, 2020, 3,942 square feet expiring on January 31, 2020 and 3,200 square feet expiring on February 29, 2024. Heritage Victor Valley Medical Group has a three year renewal option with 180 days’ notice related to the 12,283 square feet space that expires on October 31, 2018.

(10)	Fiat Chrysler Automobiles is a tenant at the Transpark Commerce property. Fiat Chrysler Automobiles has two, five-year extension options.

(11)	The Abbey Management Co., LLC leases 27,663 square feet across eight of the SoCal Portfolio Properties. 10,018 square feet expire on May 31, 2020, 5,519 square feet expire on August 31, 2022, 3,715 square feet expire on May 31, 2018, 3,199 square feet expire on January 31, 2021, 2,368 square feet expire on August 31, 2018, 1,278 square feet expire on November 30, 2022, 945 square feet expire on November 30, 2020 and 621 square feet expire on September 30, 2022. The Abbey Management Co., LLC can terminate all of its leases upon 30 days’ notice. The Abbey Management Co., LLC is a borrower sponsor affiliate.

(12)	Stantec Consulting Services Inc. is a tenant at the Ming Office Park property. Stantec Consulting Services Inc. has five months of free rent in 2018, which was reserved for upfront. Stantec Consulting Services Inc. has three, 5-year extension options.

(13)	Candor-AGS, Inc. is a tenant at the Fresno Industrial Center property. Candor-AGS, Inc. has two, three-year extension options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to the lease rollover schedule at the SoCal Portfolio Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	9	25,194	1.1%	25,194	1.1%	$399,849	1.3%	$15.87
2018	67	214,118	9.8%	239,312	10.9%	3,593,142	11.3%	$16.78
2019	97	249,933	11.4%	489,245	22.3%	4,039,741	12.7%	$16.16
2020	93	398,320	18.2%	887,565	40.4%	5,610,555	17.6%	$14.09
2021	62	165,102	7.5%	1,052,667	48.0%	3,246,167	10.2%	$19.66
2022	65	212,902	9.7%	1,265,569	57.7%	4,015,405	12.6%	$18.86
2023	29	170,313	7.8%	1,435,882	65.4%	2,710,868	8.5%	$15.92
2024	13	90,138	4.1%	1,526,020	69.5%	2,167,815	6.8%	$24.05
2025	11	156,516	7.1%	1,682,536	76.7%	2,858,241	9.0%	$18.26
2026	4	24,625	1.1%	1,707,161	77.8%	479,916	1.5%	$19.49
2027	5	35,657	1.6%	1,742,818	79.4%	519,565	1.6%	$14.57
2028	4	45,239	2.1%	1,788,057	81.5%	1,161,245	3.6%	$25.67
Thereafter	1	50,720	2.3%	1,838,777	83.8%	1,092,031	3.4%	$21.53
Vacant	0	355,648	16.2%	2,194,425	100.0%	0	0.0%	$0.00
Total/Weighted Average	460	2,194,425	100.0%			$31,894,539	100.0%	$17.35

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the SoCal Portfolio Properties:

Historical Occupancy

12/31/2013(1)	12/31/2014(1)	12/31/2015(1)(2)	12/31/2016(1)(2)	1/31/2018(3)
71.4%	73.5%	73.8%	80.5%	83.8%

(1)	Information obtained from the borrower and represents average occupancy for the SoCal Portfolio Properties.

(2)	The increase in occupancy from 12/31/2015 to 12/31/2016 corresponds to approximately $14.0 million of tenant improvement and leasing commissions and capital expenditures in the SoCal Portfolio Properties in 2015 and 2016.

(3)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the SoCal Portfolio Properties:

Cash Flow Analysis

	2014	2015	2016	TTM 10/31/2017	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$22,635,136	$24,966,236	$26,195,773	$27,378,658(1)	$31,894,539(1)(2)	89.9%	$14.53
Grossed Up Vacant Space	0	0	0	0	7,076,821	20.0	3.22
Total Reimbursables	3,383,522	3,469,630	4,056,635	4,228,189	3,599,321	10.1	1.64
Other Income	209,157	165,397	187,042	177,985	0	0.0	0.00
Less Vacancy & Free Rent	0	0	0	0	(7,104,585)(3)	(20.0)	(3.24)
Effective Gross Income	$26,227,815	$28,601,263	$30,439,450	$31,784,832	$35,466,096	100.0%	$16.16

Total Operating Expenses	$10,967,492	$11,097,950	$11,369,925	$11,711,633	$12,079,824	34.1%	$5.50

Net Operating Income(4)	$15,260,323	$17,503,313	$19,069,526	$20,073,199	$23,386,272	65.9%	$10.66
TI/LC	0	0	0	0	1,376,463	3.9	0.63
Capital Expenditures	0	0	0	0	424,815	1.2	0.19
Net Cash Flow	$15,260,323	$17,503,313	$19,069,526	$20,073,199	$21,584,994	60.9%	$9.84

NOI DSCR(5)	1.05x	1.20x	1.31x	1.38x	1.60x
NCF DSCR(5)	1.05x	1.20x	1.31x	1.38x	1.48x
NOI DY(5)	6.7%	7.6%	8.3%	8.8%	10.2%
NCF DY(5)	6.7%	7.6%	8.3%	8.8%	9.4%

(1)	The increase from TTM 10/31/2017 Base Rent to U/W Base Rent is primarily from rent abatements and new leasing at the SoCal Portfolio Properties. Over 60 new or renewal leases have been executed at the SoCal Portfolio Properties from August 2017 through December 2017, totalling over 150,000 square feet.

(2)	U/W Base Rent includes contractual rent steps through February 2019, totaling $599,676 and the present value of rent steps for investment grade tenants totaling $488,001.

(3)	The underwritten economic vacancy is 16.7%. The SoCal Portfolio Properties are 83.8% occupied as of January 31, 2018.

(4)	The increase from 2014 net operating income to TTM 10/31/2017 net operating income is attributable to occupancy increasing from 71.4% as of 12/31/2013 to 83.8% as of 1/31/2018.

(5)	The debt service coverage ratios and debt yields are based on the SoCal Portfolio Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Appraisals. The SoCal Portfolio Properties were valued individually by appraisals dated from November 23, 2017 to December 9, 2017, with the individual values reflecting a cumulative “as-is” appraised value of $386,140,000. Additionally, 14 of the appraisals provided a corresponding “stabilized” value dated from May 1, 2018 to February 1, 2020, which provide for a cumulative “stabilized” appraised value of $411,510,000.

Environmental Matters. According to the Phase I environmental site assessments performed at the SoCal Portfolio Properties from December 6, 2017 to December 15, 2017, there was no evidence of any recognized environmental conditions (“REC”), with the exception of a REC identified at the 30th Street Commerce Center Property. The Phase I environmental site assessment obtained for the 30th Street Commerce Center Property (the “ESA”) identified a REC in connection with a drycleaner tenant, which has operated at the 30th Street Commerce Center Property from approximately 1987 to the present. The drycleaner tenant previously utilized Tetrachloroethene (“PCE”) as a cleaning solvent until the former PCE dry cleaning machine was replaced with the existing hydrocarbon machine. A sub slab depressurization (“SSD”) system was installed in January 2016, and has been operating with monthly monitoring since its installation. The ESA noted that since July 2016, the data has indicated stable to decreasing trends but the continued presence of PCE in soil vapor. The ESA recommended that the SSD system continue to operate at the 30th Street Commerce Center Property. An environmental consultant estimated the cost of operating the SSD system to be approximately $5,000 per year. The ongoing operation of the SSD system is considered a REC.

Market Overview and Competition. The SoCal Portfolio Properties are located primarily in southern California within four different metropolitan statistical areas (“MSAs”), the Los Angeles-Long Beach-Anaheim, California MSA, the Riverside-San Bernardino-Ontario, California MSA, the Fresno California MSA and the Bakersfield, California MSA. See the tables below for demographic summaries of each MSA as well as each SoCal Portfolio Property’s three mile radius demographics and third quarter 2017 CoStar data for each SoCal Portfolio Property’s submarket related to vacancy rates and average asking rents.

MSA,	Estimated 2017 Population	Average Household Income
Los Angeles-Long Beach-Anaheim, California MSA	13,505,354	$95,979
Riverside-San Bernardino-Ontario, California MSA	4,542,092	$80,989
Fresno California MSA	989,303	$71,247
Bakersfield, California MSA	897,549	$71,956

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to the markets and submarkets for the SoCal Portfolio Properties:

MSA/Property Name	Property Type	Allocated Loan Balance	% Allocated Loan Balance	Estimated 2017 3-mile population(1)	Estimated 2017 3-mile average household income(1)	CoStar Q3 2017 Submarket Vacancy Rate(1)	CoStar Q3 2017 Submarket Average Asking Rent(1)
Los Angeles-Long Beach-Anaheim, California MSA
1. Aliso Viejo Commerce Center	Retail	$27,761,791	12.1%	117,048	$143,075	6.1%	$36.24
2. Palmdale Place	Mixed Use	16,250,000	7.1	91,940	$56,970	7.1%	$20.64
3. Sierra Gateway	Office	14,800,000	6.5	45,569	$64,815	11.7%	$27.36
4. Commerce Corporate Center	Office	13,000,000	5.7	285,547	$54,922	5.7%	$26.88
5. Airport One Office Park	Office	11,394,743	5.0	209,537	$92,984	5.9%	$27.48
6. Diamond Bar	Retail	6,650,000	2.9	88,780	$117,892	4.8%	$23.76
7. Atlantic Plaza	Retail	6,000,000	2.6	222,506	$75,864	4.0%	$25.44
8. 10th Street Commerce Center	Retail	4,913,128	2.1	108,567	$65,180	7.1%	$20.64
9. Cityview Plaza	Office	4,500,000	2.0	285,041	$74,770	5.1%	$20.88
10. Garden Grove Town Center	Retail	3,502,732	1.5	307,079	$74,560	5.0%	$26.52
11. 30th Street Commerce Center	Retail	1,875,896	0.8	94,574	$56,656	7.1%	$20.64
12. Anaheim Stadium Industrial	Industrial	1,750,000	0.8	242,186	$77,761	1.2%	$10.92
13. 25th Street Commerce Center	Retail	1,293,737	0.6	94,574	$56,656	7.1%	$20.64
Total/Weighted Average		$113,692,027	49.6%	150,040	$88,865

Riverside-San Bernardino-Ontario, California MSA
1. Transpark Commerce	Office	$25,143,236	11.0%	90,310	$66,638	8.2%	$22.10
2. Wimbledon	Mixed Use	22,230,241	9.7	61,223	$63,876	5.8%	$14.52
3. Upland Freeway	Retail	13,032,927	5.7	197,498	$73,803	7.9%	$20.52
4. Moreno Valley	Mixed Use	11,395,118	5.0	148,277	$63,775	5.3%	$21.60
5. Colton Courtyard	Retail	7,375,987	3.2	72,483	$68,123	8.3%	$21.60
6. The Abbey Center	Office	7,244,116	3.2	57,711	$77,681	10.2%	$21.39
7. Upland Commerce Center	Retail	6,879,276	3.0	187,747	$82,335	7.9%	$20.52
8. Mt. Vernon Commerce Center	Industrial	1,754,484	0.8	83,332	$65,052	6.8%	$11.64
Total/Weighted Average		$95,055,385	41.5%	108,208	$68,695

Fresno, California MSA
1. Fresno Industrial Center	Industrial	$14,000,000	6.1%	52,913	$41,851	4.0%	$4.08
2. Fresno Airport	Office	1,000,000	0.4	156,366	$47,342	9.3%	$13.92
Total/Weighted Average		$15,000,000	6.5%	59,810	$42,217

Bakersfield, California MSA
1. Ming Office Park	Office	$5,552,589	2.4%	137,102	$68,911	9.2%	$19.80
Total/Weighted Average		$5,552,589	2.4%	137,102	68,911

(1)	Information obtained from the appraisal.

The Borrowers. The borrowers consist of 27 single-purpose limited liability companies, each with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the SoCal Portfolio Whole Loan. Donald G. Abbey, a principal of The Abbey Company is the guarantor of certain nonrecourse carveouts under the SoCal Portfolio Whole Loan. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

The Borrower Sponsor. The borrower sponsor is The Abbey Company. The Abbey Company is a privately-held real estate investment and management firm founded in 1990 by Donald G. Abbey, who has 33 years of experience in the real estate industry. The Abbey Company acquires multi-tenant commercial properties in southern California and has established a local presence in the southern California market with offices in Los Angeles, Orange, Riverside, San Bernardino, San Diego and Sacramento counties. The Abbey Company handles all aspects of real estate ownership, including in-house leasing, management, construction, property services and acquisitions. The Abbey Company has a senior management team of eight professionals and over 75 total employees, with a current portfolio size of over 34 properties encompassing around 2.3 million square feet and approximately 1,000 tenants.

Escrows. The SoCal Portfolio Whole Loan documents provide for upfront reserves in the amount of (i) $8,000,000 for future tenant improvements and leasing commissions, (ii) $1,559,061 related to outstanding tenant improvements and leasing commissions for existing tenants, (iii) $1,107,960 for free rent related to existing tenants, (iv) $1,000,000 for costs related to extending the ground leases at the Anaheim Stadium Industrial property and the Cityview Plaza property, (v) $977,151 for deferred maintenance and (vi) $219,743 to pay for ground rent payable under the existing terms of the ground leases encumbering the SoCal Portfolio Properties with a leasehold ownership interest.

The SoCal Portfolio Whole Loan documents provide for ongoing monthly escrows of (i) one-twelfth of the taxes that the lender estimates will be payable over the then-succeeding 12-month period (initially estimated to be $219,172), (ii) one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then-succeeding 12-month period, provided that insurance is not covered under an acceptable blanket policy, (iii) one-twelfth of the ground rent that the lender estimates will be payable over the then-succeeding 12-month period (initially estimated to be $109,872) (See “Ground Leases” below); (iv) $35,400 for replacement reserves subject to a cap of $1,000,000 and (v) monthly TI/LC reserve deposits (a) through and including the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

38

THE SOCAL PORTFOLIO

monthly payment date occurring in February 2023 of approximately $1.25 per square foot per annum (initially $228,577) and (b) from and after the monthly payment date occurring in March 2023 $0.75 per square foot per annum. If the amount in the TI/LC reserve equals or exceeds (a) $5,000,000 through and including the monthly payment date occurring in February 2023 or (b) $2,000,000 from and after the monthly payment date in March 2023 through the maturity date, monthly TI/LC reserve payments will be waived, provided monthly TI/LC reserve payments will be reinstated up to the respective TI/LC reserve cap amount once the amount in the TI/LC reserve falls below $5,000,000 through and including the monthly payment date occurring in February 2023 or $2,000,000 from and after the monthly payment date occurring in March 2023 through the maturity date.

Lockbox and Cash Management. The SoCal Portfolio Whole Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower and property manager direct all tenants under Major Leases (as defined below) to pay rent payments directly into such lockbox account. The SoCal Portfolio Whole Loan documents also require that all rents received by the borrower or property manager be deposited into the lockbox account within two business day of receipt. During a Cash Management Trigger Event (as defined below), all funds in the clearing account are required to be transferred on a daily basis into a deposit account established and maintained by the lender, and applied to all required payments and reserves as set forth in the SoCal Portfolio Whole Loan documents. Provided no Trigger Period (as defined below) is continuing, excess cash in the deposit account is required to be disbursed to the borrower in accordance with the SoCal Portfolio Whole Loan documents. To the extent a Trigger Period has occurred and is continuing, excess cash is held by the lender as an additional reserve. Upon an event of default under the SoCal Portfolio Whole Loan documents, the lender may apply funds held in such order of priority as it may determine.

A “Major Lease” means as to each individual property (i) any lease which, individually or when aggregated with all other leases at the applicable individual property with the same tenant or its affiliate, either (a) accounts for 15% or more of the total gross revenues for the applicable individual property (provided that such lease does not constitute a Major Lease if such lease accounts for less than 0.50% of the total gross revenues for the portfolio), or (b) demises 15,000 rentable square feet or more of the applicable individual property’s gross leasable area (provided that such lease does not constitute a major lease pursuant to this clause (b) if such lease demises less than 0.75% of the total rentable square feet for the portfolio), (ii) any lease which contains any option, offer, right of first refusal or other similar entitlement to purchase all or any portion of any individual property, (iii) any lease entered into during the continuance of an event of default and (iv) any instrument guaranteeing or providing credit support for any lease meeting the requirements of (i), (ii) and/or (iii) above.

A “Cash Management Trigger Event” will commence upon the earliest to occur of (i) an event of default, (ii) the net operating income debt yield falling below 7.75%, and will end upon (a) with respect to clause (i) above, the date on which such event of default is cured, (b) with respect to clause (ii) above, the net operating income debt yield being at least 8.0% for two consecutive calendar quarters. A cure of any Cash Management Trigger Event may occur no more than one time during the term of the SoCal Portfolio Whole Loan.

A “Trigger Period” will commence upon the earliest to occur of (i) an event of default, (ii) the net operating income debt yield falling below 7.25%, and will end upon (a) with respect to clause (i) above, the date on which such event of default is cured, (b) with respect to clause (ii) above, the net operating income debt yield being at least 7.5% for two consecutive calendar quarters.

Property Management. The SoCal Portfolio Properties are managed by The Abbey Management Company LLC, an affiliate of the borrowers.

Assumption. The borrowers have the right to transfer all of the SoCal Portfolio Properties at any time other than the 60 days prior to or following any secondary market transaction, provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender has reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (iii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iv) the lender has received confirmation from Moody’s, Fitch and DBRS that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2018-C43 certificates and similar confirmations from each rating agency rating any securities backed by any The SoCal Portfolio pari passu companion loans with respect to the ratings of such securities.

Partial Release. Following the lockout period, the borrowers are permitted to partially release any of the Socal Portfolio Properties, subject to certain conditions including (i) no event of default has occurred and is continuing; (ii) the defeasance of an amount of principal equal to the Release Amount (as defined below); (iii) the principal balance is reduced by an amount that would result in the net operating income debt yield (as calculated in the SoCal Portfolio Whole Loan documents) of the remaining SoCal Portfolio Properties following the release being no less than the greater of (a) 10.2% and (b) the debt yield of the SoCal Portfolio Properties immediately prior to the release; (iv) the principal balance is reduced by an amount that would result in the loan-to-value ratio (as calculated in the SoCal Portfolio Whole Loan documents) of the remaining SoCal Portfolio Properties following the release being no greater than than the lesser of (a) 59.5% and (b) the debt yield of the SoCal Portfolio Properties immediately prior to the release; and (v) the lender receives a legal opinion that the release satisfies REMIC requirements.

The “Release Amount” will be an amount equal to the greater of (i) 120% of the allocated loan amount for the individual SoCal Portfolio property to be released and (ii) the net sales proceeds applicable to such property.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

39

THE SOCAL PORTFOLIO

Ground Leases. The borrowers’ interest in one of the eight buildings of the Palmdale Place Property is encumbered by a ground lease with an initial expiration date of March 31, 2052, with three, 10-year renewal options remaining. The Airport One Office Park Property is encumbered by a ground lease with an initial expiration of January 12, 2040, with two, five-year renewal options remaining. The Cityview Plaza Property is encumbered by a ground lease with an expiration date of September 30, 2035. The Anaheim Stadium Industrial Property is encumbered by a ground lease with an expiration date of April 30, 2034. In connection with the origination of SoCal Portfolio Whole Loan, the borrowers escrowed $1,000,000 into a ground lease extension reserve, which funds are to be used to extend the term of both the Cityview Plaza Property and Anaheim Stadium Industrial Property ground leases. Should the borrowers not extend the term of either the Cityview Plaza Property or Anaheim Stadium Industrial Property ground leases on or prior to February 6, 2020 pursuant to terms reasonably acceptable by the lender, the borrowers must commence making monthly deposits into the ground lease extension reserve of $55,000 until the ground lease extension reserve funds reach an amount equal to the allocated loan amount of the applicable property or properties. In the event one of the ground leases are extended, the lender will release an appropriate pro rata share of the reserve to the borrowers.

Terrorism Insurance. The SoCal Portfolio Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the SoCal Portfolio Properties. The SoCal Portfolio Whole Loan documents also require business interruption insurance for a period of at least 18 months that covers loss or damage by terrorist acts, together with a six-month extended period of indemnity; provided that such coverage is available.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

40

 (THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

41

SOUTHPOINT OFFICE CENTER

SOUTHPOINT OFFICE CENTER

UBB
UNITED
BANKERS'
BANK

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

42

SOUTHPOINT OFFICE CENTER

Southpoint Office Center
1600, 1650 and 1700 West 82nd Street
Bloomington, MN 55420
MINNEAPOLIS
St. Louis Park
Methodist Hospital
Downtown Minneapolis 3 miles
Downtown St. Paul 10 miles
Lake Harriet
Fulton
Edina
Edina Country Club
Armatage
Diamond Lake
Lake Nokomis
Hiawatha Golf Course
Minnehaha Parkway
Minneapolis-St. Paul International Airport
Richfield
Crosstown Hwy
Fairview Southdale Hospital
Southdale Center
Galleria Edina
Richfield Hub and West Shopping Ctr.
Veterans Park
Wood Lake Nature Ctr. Park
HENNEPIN COUNTY
Seagate Technology
Southdale 494 Shopping Center
Southtown Center
Normandale Lake Office Park
Mt. Normandale Lake
Mall of America
Bloomington
Nord Myr Park
Hyland-Bush Lakes Park
Normandale Community College
East Marsh Lake Park
Long Meadow Lake
Eagan
Hyland Lake
Central Park
West Bloomington
Dwan Golf Course
Minnesota Valley Country Club
Welters Wildwood Park
Minnesota River
Black Dog Rd
DAKOTA COUNTY
SCOTT COUNTY
Savage
Burnsville
Northland Business Systems
Cedar Ave
W. 46th St
W. 50th St
W. 54th St
E. 54th St
E. 66th St
W. 70th St
E. 73rd St
W. 76th St
E. 77th St
W. 84th St
E. 84th St
E. 86th St
W. 90th St
E. 92nd St
W. 98th St
Old Shakopee Rd
W. 102nd St
E. 102nd St
W. 108th St
W. 110th St
Lyndale Ave
Nicollet Ave
France Ave
Xerxes Ave
Penn Ave
Vernon Ave
Cedar Ave
28th Ave
12th Ave
Normandale Blvd
METRO Blue Line
BLUE LINE
Humphrey Terminal
American Blvd
Bloomington Central
35W
62
77
100
494
17
34
1
55

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

43

No. 4 – Southpoint Office Center

Loan Information				Property Information
Mortgage Loan Seller:	Barclays Bank PLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Fitch/Moody’s):	NR/NR/NR			Property Type:	Office
Original Principal Balance:	$37,200,000			Specific Property Type:	Suburban
Cut-off Date Balance:	$37,200,000			Location:	Bloomington, MN
% of Initial Pool Balance:	5.1%			Size:	366,808 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per SF:	$101.42
Borrower:	MSP Southpoint Equities LLC			Year Built/Renovated:	1984/2016
Borrower Sponsor:	Felton Properties, Inc.			Title Vesting:	Fee
Mortgage Rate:	4.305%			Property Manager:	Self-managed
Note Date:	January 19, 2018			4th Most Recent Occupancy:	94.6% (12/31/2013)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy:	92.9% (12/31/2014)
Maturity Date:	February 6, 2028			2nd Most Recent Occupancy:	93.2% (12/31/2015)
IO Period:	24 months			Most Recent Occupancy (As of):	93.8% (12/31/2016)
Loan Term (Original):	120 months			Current Occupancy (As of):	91.5% (11/1/2017)
Seasoning:	1 month
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI(3):	NAV
Call Protection:	L(25),D(91),O(4)			3rd Most Recent NOI:	$4,132,442 (12/31/2015)
Lockbox Type:	Springing			2nd Most Recent NOI:	$4,368,486 (12/31/2016)
Additional Debt(1):	Yes			Most Recent NOI:	$4,517,722 (TTM 10/31/2017)
Additional Debt Type(1):	Future Mezzanine
				U/W Revenues:	$8,850,791
				U/W Expenses:	$4,234,206
				U/W NOI:	$4,616,585
				U/W NCF:	$4,019,499
				U/W NOI DSCR:	2.09x
Escrows and Reserves(2):				U/W NCF DSCR:	1.82x
				U/W NOI Debt Yield:	12.4%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	10.8%
Taxes	$393,930	$131,310	NAP	As-Is Appraised Value:	$50,000,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	November 7, 2017
Replacement Reserves	$1,000,000	$6,113	NAP	Cut-off Date LTV Ratio(1):	74.4%
TI/LC Reserve	$337,072	$30,567	$1,100,000	LTV Ratio at Maturity or ARD(1):	63.2%

(1)	See “Future Mezzanine Indebtedness” section.

(2)	See “Escrows” section.

(3)	According to the borrower sponsor, financial information prior to 2015 was not provided by the seller of the Southpoint Office Center Property (as defined below).

The Mortgage Loan. The mortgage loan (the “Southpoint Office Center Mortgage Loan”) is evidenced by a promissory note secured by a first mortgage encumbering the fee simple interest in a 366,808 square foot, Class A office tower with two adjacent east and west buildings located in Bloomington, Minnesota (the “Southpoint Office Center Property”). The Southpoint Office Center Mortgage Loan was originated on January 19, 2018 by Barclays Bank PLC. The Southpoint Office Center Mortgage Loan had an original principal balance of $37,200,000, has an outstanding principal balance as of the Cut-off Date of $37,200,000 and accrues interest at an interest rate of 4.305% per annum. The Southpoint Office Center Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of interest-only until February 6, 2020, after which payments of interest and principal based on a 30-year amortization schedule are required through the term of the Southpoint Office Center Mortgage Loan. The Southpoint Office Center Mortgage Loan matures on February 6, 2028.

Following the lockout period, on any date before November 6, 2027, the Southpoint Office Center Borrower (as defined below) has the right to defease the Southpoint Office Center Mortgage Loan in whole, but not in part. The Southpoint Center Mortgage Loan is prepayable without penalty on or after November 6, 2027.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44

SOUTHPOINT OFFICE CENTER

Sources and Uses

Sources			Uses
Original loan amount	$37,200,000	74.6%	Purchase price	$46,928,622	94.1%
Borrower sponsors’ new cash contribution	$12,656,851	25.4	Reserves	1,731,002	3.5
			Closing costs	1,197,227	2.4

Total Sources	$49,856,851	100.0%	Total Uses	$49,856,851	100.0%

The Property. The Southpoint Office Center Property consists of a 366,808 square foot, Class A 14-story office tower with two adjacent east and west buildings located in Bloomington, Minnesota, at the I-494/US Highway 169 interchange, just southwest of the Minneapolis / St. Paul International Airport. Constructed in 1984, the Southpoint Office Center Property has undergone approximately $5.0 million of renovations since 2006, including new building lobbies in 2016, modernized tower elevators, roof and parking lot replacements, new restrooms and upgraded HVAC controls. Since 2010, the Southpoint Office Center Property has been LEED Silver certified and features an Energy Star rating of 95. Additional amenities at the Southpoint Office Center Property include a fitness center, cafeteria, convenience store and after hours security. The Southpoint Office Center Property sits on an 11.3-acre site and features both surface and underground garage parking totaling 1,408 spaces (approximately 3.8 per 1,000 square foot).

The Southpoint Office Center Property is leased to 38 tenants across a range of industries, including government, insurance, financial services, technology and construction industries. The largest tenants at the Southpoint Office Center Property include Wells Fargo Bank (20.1% of U/W base rent), United Bankers Bank (11.6% of U/W base rent) and Health Fitness Corporation (10.4% of U/W base rent). No other tenant accounts for more than 5.6% of U/W base rent. Wells Fargo Bank (NYSE: WFC; Fitch/Moody’s/S&P: A+/A2/A) has been a tenant at the Southpoint Office Center Property for 13.3 years and most recently extended its term from July 2015 through October 2020. According to the sponsor, the Southpoint Office Center Property serves as the main office of United Bankers Bank, which has been a tenant at the Southpoint Office Center Property for 27.8 years and most recently extended its term from June 2015 through December 2025. United Bankers Bank offers personal banking, wealth management, loans, saving accounts, leasing, retirement plans, investment management and insurance services in the United States, with over $887.0 million of assets as of December 31, 2017. According to the sponsor, the Southpoint Office Center Property serves as the main office of Health Fitness Corporation, which has been a tenant at the Southpoint Office Center Property for 6.0 years. Health Fitness Corporation manages approximately 400 corporate and hospital-based fitness centers across the United States, along with providing a wide range of additional preventative health services to corporations. As of November 1, 2017, the Southpoint Office Center Property was 91.5% occupied by 38 tenants.

The following table presents certain information relating to the tenancy at the Southpoint Office Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenant
Wells Fargo Bank	A+/A2/A	66,832	18.2%	$14.03	$937,613	20.1%	10/31/2020(3)
United Bankers Bank	NR/NR/NR	41,709	11.4%	$13.03	$543,564	11.6%	12/31/2025(4)
Health Fitness Corporation	NR/NR/NR	30,101	8.2%	$16.11	$484,889	10.4%	5/31/2020(5)
UMB Financial Corporation	NR/NR/A-	17,978	4.9%	$12.24	$220,051	4.7%	5/31/2019
Ecologic Analytics, LLC	NR/NR/NR	17,294	4.7%	$15.00	$259,410	5.6%	11/30/2019(6)
McDonald’s Corporation	BBB/Baa1/BBB+	17,294	4.7%	$14.00	$242,116	5.2%	01/31/2019(7)
The Strayer University Corporation	NR/NR/NR	16,370	4.5%	$13.50	$220,995	4.7%	08/31/2019
Stewart Title Company	NR/NR/NR	16,055	4.4%	$14.10	$226,376	4.8%	04/30/2020(8)
Minnesota Society of CPAs	NR/NR/NR	13,653	3.7%	$14.63	$199,743	4.3%	03/31/2022(9)
United States Department of Agriculture	AAA/Aaa/AA+	11,209	3.1%	$12.50	$140,113	3.0%	10/31/2020(10)
Total Major Tenants		248,495	67.7%	$13.98	$3,474,869	74.4%

Non-Major Tenants		87,036	23.7%	$13.75	$1,197,134	25.6%

Occupied Collateral Total		335,531	91.5%	$13.92	$4,672,003	100.0%

Vacant Space		31,277	8.5%

Collateral Total		366,808	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through February 2019, totaling $147,520 and straight-lined rent for three investment grade tenants, Metropolitan Life Insurance Company, Wells Fargo Bank and Altria Group Distribution Company, totaling $42,443.

(3)	Wells Fargo Bank has one, five-year lease renewal option.

(4)	United Bankers Bank has two, five-year lease renewal options. United Bankers Bank has the option to terminate its lease effective December 31, 2022, upon one year’s notice and the payment of a termination fee.

(5)	Health Fitness Corporation has one, five-year lease renewal option.

(6)	Ecologic Analytics, LLC has two, five-year lease renewal options.

(7)	McDonald’s Corporation has two, five-year lease renewal options.

(8)	Stewart Title Company has one, three-year lease renewal option.

(9)	Minnesota Society of CPAs has one, five-year lease renewal option.

(10)	United States Department of Agriculture has one, five-year lease renewal option. United States Department of Agriculture has the right to terminate its lease at the end of any calendar month, upon 180 days’ written notice.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

45

SOUTHPOINT OFFICE CENTER

The following table presents certain information relating to the lease rollover schedule at the Southpoint Office Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	7	17,987	4.9%	17,987	4.9%	$182,920	3.9%	$10.17
2019	8	83,768	22.8%	101,755	27.7%	$1,166,569	25.0%	$13.93
2020	7	130,653	35.6%	232,408	63.4%	$1,886,668	40.4%	$14.44
2021	2	4,901	1.3%	237,309	64.7%	$77,895	1.7%	$15.89
2022	8	40,480	11.0%	277,789	75.7%	$613,765	13.1%	$15.16
2023	2	12,039	3.3%	289,828	79.0%	$172,598	3.7%	$14.34
2024	1	1,957	0.5%	291,785	79.5%	$28,025	0.6%	$14.32
2025	1	41,709	11.4%	333,494	90.9%	$543,564	11.6%	$13.03
2026	0	0	0.0%	333,494	90.9%	$0	0.0%	$0.00
2027	0	0	0.0%	333,494	90.9%	$0	0.0%	$0.00
2028	0	0	0.0%	333,494	90.9%	$0	0.0%	$0.00
Thereafter(4)	2	2,037	0.6%	335,531	91.5%	$0	0.0%	$0.00
Vacant	0	31,277	8.5%	366,808	100.0%	$0	0.0%	$0.00
Total/Wtd. Average	38	366,808	100.0%			$4,672,003	100.0%	$13.92

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average U/W Base Rent PSF excludes vacant space.

(4)	“Thereafter” represents conference room and corridor space that has no attributable rent.

The following table presents historical occupancy percentages at the Southpoint Office Center Property:

Historical Occupancy(1)

12/31/2013(2)	12/31/2014(2)	12/31/2015(2)	12/31/2016(2)	11/1/2017(3)
94.6%	92.9%	93.2%	93.8%	91.5%

(1)	The Southpoint Office Center Property has been 91.9% occupied on average between 2006 and 2016.

(2)	Information obtained from the borrower.

(3)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

46

SOUTHPOINT OFFICE CENTER

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Southpoint Office Center Property:

Cash Flow Analysis

	2015	2016	TTM 10/31/2017	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$4,245,817	$4,302,184	$4,324,286	$4,672,003(1)	52.8%	$12.74
Percentage Rent	24,449	23,401	23,847	23,847	0.3	0.07
Grossed Up Vacant Space	0	0	0	458,839	5.2	1.25
Total Reimbursables	4,325,140	4,447,449	4,459,921	4,444,735	50.2	12.12
Other Income	75,731	80,325	71,192	71,192	0.8	0.19
Less Vacancy & Credit Loss	0	0	0	(819,824)(2)	(9.3)	(2.24)
Effective Gross Income	$8,671,137	$8,853,360	$8,879,247	$8,850,791	100.0%	$24.13

Total Operating Expenses	$4,538,695	$4,484,874	$4,361,525	$4,234,206	47.8%	$11.54

Net Operating Income	$4,132,442	$4,368,486	$4,517,722	$4,616,585	52.2%	$12.59
TI/LC	0	0	0	523,725	5.9	1.43
Capital Expenditures	0	0	0	73,362	0.8	0.20
Net Cash Flow	$4,132,442	$4,368,486	$4,517,722	$4,019,499	45.4%	$10.96

NOI DSCR	1.87x	1.98x	2.04x	2.09x
NCF DSCR	1.87x	1.98x	2.04x	1.82x
NOI DY	11.1%	11.7%	12.1%	12.4%
NCF DY	11.1%	11.7%	12.1%	10.8%

(1)	U/W Base Rent includes contractual rent steps through February 2019, totaling $147,520 and straight-line rent through maturity totaling $42,443 for three investment grade tenants.

(2)	The underwritten economic vacancy is 8.5%. The Southpoint Office Center Property was 91.5% leased as of November 1, 2017.

Appraisal. As of the appraisal valuation date of November 7, 2017, the Southpoint Office Center Property had an “as-is” appraised value of $50,000,000.

Environmental Matters. According to a Phase I environmental site assessment dated November 10, 2017, there was no evidence of any recognized environmental conditions at the Southpoint Office Center Property.

Market Overview and Competition. The Southpoint Office Center Property is located in the 494 Corridor submarket of the Bloomington market, just southwest of the Minneapolis International Airport. I-494 is immediately to the north and I-35W is immediately to the east of the Southpoint Office Center Property. According to the appraisal, the “I-494 Strip” area is Bloomington’s major commercial district and has witnessed significant growth and redevelopment over the past several years. The dominant land use in the Southpoint Office Center Property neighborhood is the Mall of America, the largest shopping mall in the United States which has over 40 million visitors annually. As of the third quarter of 2017, the 494 Corridor office submarket had approximately 17.2 million square feet of office inventory, average asking rents of $14.59 per square foot and a vacancy rate of 16.7%. According to the appraisal, the 2017 estimated population within a one-, three- and five-mile radius of the Southpoint Office Center Property was 11,977, 110,114 and 228,797, respectively; while the 2017 estimated average household income within the same radii was $67,685, $78,880 and $104,766, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

47

SOUTHPOINT OFFICE CENTER

The following table presents certain information relating to comparable office leases for the Southpoint Office Center Property:

Comparable Leases(1)

Property Name/Location	Year Built / Renovated	Occupancy	Net Rentable Area	Base Rent (PSF)	Lease Type
7700 France Edina, MN	1979 / 1986	78%	306,707	$10.00 - $13.25	NNN
Edinborough Corporate Center Edina, MN	1986 / NAV	90%	101,624	$13.25 - $15.38	NNN
Minnesota Center Bloomington, MN	1986 / 2015	97%	276,425	$14.00 - $16.00	NNN
Grandview Square Edina, MN	2001 / NAV	100%	96,248	$15.00 - $18.25	NNN
7500 Flying Cloud Eden Prairie, MN	1986 / NAV	83%	201,591	$13.50 - $16.20	NNN
International Plaza Bloomington, MN	1984 / 2015	86%	280,244	$14.50 - $14.75	NNN
France Place Bloomington, MN	1981 / NAV	98%	204,245	$14.50 - $15.73	NNN
Normandale Place Office Bloomington, MN	1973 / 2007	81%	82,017	$13.00 - $14.00	NNN

(1)	Information obtained from the appraisal and third party reports.

The Borrower. The borrower for the Southpoint Office Center Mortgage Loan is MSP Southpoint Equities LLC, a Delaware limited liability company and a special purpose entity with one independent director (the “Southpoint Office Center Borrower”). Legal counsel to the Southpoint Office Center Borrower delivered a non-consolidation opinion in connection with the origination of the Southpoint Office Center Mortgage Loan. William D. Felton is the guarantor of certain nonrecourse carveouts under the Southpoint Office Center Mortgage Loan.

The Borrower Sponsor. The borrower sponsor is Felton Properties, Inc., a commercial real estate company formed by William and Matthew Felton in 1997. Felton Properties, Inc. owns and manages approximately 3.1 million square feet of real estate in Oregon, Washington, Colorado, Utah and Minnesota. Through institutional and private partnerships, Felton Properties Inc. has closed more than 30 acquisitions over the past 10 years, representing over $600.0 million in transactional volume. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Escrows. The Southpoint Office Center Mortgage Loan documents provide for upfront reserves in the amount of $1,000,000 for replacement reserves, $337,072 for outstanding tenant improvements and leasing commissions and $393,930 for real estate taxes.

The Southpoint Office Center Mortgage Loan documents require monthly reserve deposits for (a) real estate taxes in an amount equal to one-twelfth of an amount which would be sufficient to pay the taxes payable during the next ensuing twelve months, initially $131,310, (b) tenant improvements and leasing commissions (“TI/LCs”) in an amount equal to $30,567 subject to a cap of $1,100,000 and (c) replacement reserves in an amount equal to $6,113. Additionally, during the continuance of a Trigger Period (as defined below) caused by a Wells Fargo Trigger Event (as defined below) the Southpoint Office Center Borrower is required to deposit all excess cash flow after payment of all sums due and payable under the Southpoint Office Center Mortgage Loan documents into a Wells Fargo reserve to be used for releasing costs relating to the Wells Fargo leased space until the Wells Fargo reserve equals the Wells Fargo Reserve Cap Amount (as defined below). The Southpoint Office Center Mortgage Loan documents do not require ongoing monthly escrows for insurance premiums as long as the Southpoint Office Center Borrower provides the lender with evidence that the Southpoint Office Center Property is insured via an acceptable blanket insurance policy and such policy is in full force and effect.

A “Trigger Period” will commence upon the earlier of the following:

(i)	the occurrence and continuance of an event of default;

(ii)	the net cash flow debt service coverage ratio being less than 1.15x for any two consecutive calendar quarters; or

(iii)	the date that is the earlier to occur of (a) nine months prior to the expiration of the Wells Fargo lease, unless Wells Fargo has renewed for no less than 50.0% of the Wells Fargo leased space prior to such date or (b) the date on which Wells Fargo provides notice to the Southpoint Office Center Borrower that it will not renew the Wells Fargo lease for at least 50.0% of the Wells Fargo leased space (a “Wells Fargo Trigger Event”).

A “Trigger Period” will end:

(a)	with regard to clause (i), upon the cure of such event of default;

(b)	with regard to clause (ii), upon the net cash flow debt service coverage ratio being equal to or greater than 1.15x for any two consecutive calendar quarters. With regard to clause (ii), the Southpoint Office Center Borrower has the option to post cash or a letter of credit in an amount equal to such prepayment as would result in the achievement of such net cash flow debt service coverage ratio; and

(c)	with regard to clause (iii), upon the earlier to occur of (x) at least 50.0% of the Wells Fargo leased space having been leased to one or more replacement tenants reasonably acceptable to the lender for an initial term of no less than five years, such replacement tenant(s) having commenced paying rent and being in actual occupancy and all TI/LC obligations and free rent periods having expired or been satisfied, (y) Wells Fargo having renewed the Wells Fargo lease for no less than 50.0% of the Wells Fargo leased space; or (z) the balance on deposit in the Wells

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

48

SOUTHPOINT OFFICE CENTER

Fargo Reserve equaling or exceeding the Wells Fargo Reserve Cap Amount or the Southpoint Office Center Borrower depositing cash or a letter of credit in the amount necessary to achieve a minimum balance equal to the Wells Fargo Reserve Cap Amount in the Wells Fargo Reserve.

The “Wells Fargo Reserve Cap Amount” means $1,300,000 reduced pro rata by the actual amount of square feet renewed by Wells Fargo or a replacement tenant.

Lockbox and Cash Management. Upon the occurrence and during the continuance of a Trigger Period, the Southpoint Office Center Borrower will be required to establish a lender-controlled lockbox account and direct all tenants to deposit all rents directly into such lockbox account. Additionally, all revenues and other monies received by the Southpoint Office Center Borrower or property manager relating to the Southpoint Office Center Property will be required to be deposited into the lockbox account immediately upon receipt. During a Trigger Period, all excess cash flow after payment of all sums due and payable under the Southpoint Office Center Mortgage Loan documents (including any Wells Fargo Reserve funds) and all operating expenses will be retained by the lender as additional collateral.

Property Management. The Southpoint Office Center Property is managed by Amber Felton Management Corporation, an affiliate of the Southpoint Office Center Borrower.

Assumption. The Southpoint Office Center Borrower has the right to transfer the Southpoint Office Center Property, at any time after the earlier to occur of (x) two years after the closing date of the securitization or (y) January 19, 2021, provided that certain conditions are satisfied, including: (i) no event of default has occurred and is continuing, (ii) the Southpoint Office Center Borrower has provided the lender with at least 90 days prior written notice, (iii) the proposed transferee qualifies as a qualified transferee under the Southpoint Office Center Mortgage Loan documents and (iv) the lender has received confirmation from DBRS, Fitch and Moody’s that such assumption will not result in a downgrade of the respective ratings assigned to the Series 2018-C43 certificates.

Real Estate Substitution. Not permitted.

Future Mezzanine Indebtedness. Provided no event of default has occurred and is continuing, the Southpoint Office Center Borrower is permitted to incur future mezzanine indebtedness at any time after two years after the closing date of the securitization, provided that certain requirements pursuant to the Southpoint Office Center Mortgage Loan documents are met, including: (a) the mezzanine lender enters into an intercreditor agreement acceptable to the rating agencies and reasonably acceptable to the lender, (b) the mezzanine loan has a term that is coterminous or in excess of the term of the Southpoint Office Center Mortgage Loan, (c) the combined loan-to-value ratio for the Southpoint Office Center Mortgage Loan and permitted mezzanine loan is not greater than 74.4%, (d) the debt service coverage ratio of the Southpoint Office Center Mortgage Loan and the permitted mezzanine loan is equal to or greater than 1.82x, (e) the debt yield of the Southpoint Office Center Mortgage Loan and the permitted mezzanine loan is equal to or greater than 12.4% and (f) a rating agency confirmation is received from each of DBRS, Fitch and Moody’s that the future mezzanine indebtedness will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2018-C43 certificates.

Ground Lease. None.

Terrorism Insurance. The Southpoint Office Center Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the Southpoint Office Center Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Southpoint Office Center Property, provided that, if the Terrorism Risk Insurance Program Reauthorization Act of 2015 (or a subsequent statute, extension or reauthorization) is not in effect, the Southpoint Office Center Borrower will not be required to pay annual premiums for terrorism insurance in excess of an amount equal to two times the premium for a separate “Special Form” or “All Risks” policy or equivalent policy insuring the Southpoint Office Center Property. The Southpoint Office Center Mortgage Loan documents also require business interruption insurance covering no less than an amount equal to 100% of the projected gross income from the Southpoint Office Center Property on an actual loss sustained basis for a 12-month period following the occurrence of a casualty event.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

49

EXCHANGERIGHT NET LEASED PORTFOLIO #19

HOBBY LOBBY
HOME ACCENTS
FLORAL
Hobby Lobby - Warner Robins (Watson), GA

Advance Auto Parts
Advance Auto Parts - Beavercreek (Fairfield), OH

Walgreens
Walgreens - Houston (Wallisville), TX

verizonwireless
Verizon Wireless - Gastonia (Franklin), NC

Fresenius Medical Care - Chicago (Bishop), IL

CVS/pharmacy
CVS/pharmacy
CVS Pharmacy - Rome (Maple), GA

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

50

EXCHANGERIGHT NET LEASED PORTFOLIO #19

NASHVILLE
Murfreesboro
Franklin
TENNESSEE
Knoxville
Johnson City
Winston-Salem
Greensboro
Asheville
CHARLOTTE
Gastonia
NC
Chattanooga
Florence
Huntsville
Greenville
Decatur
Rome
Roswell
Mableton
Athens
Columbia
BIRMINGHAM
Tuscaloosa
Lithonia
ATLANTA
SC
Augusta
ALABAMA
LaGrange
Auburn
Macon
Charleston
Columbus
Warner Robins
Statesboro
Hilton Head Is.
Montgomery
Savannah
Troy
GEORGIA
Albany
Atlantic Ocean
Dothan
Waycross
Bainbridge
Valdosta
Tallahassee
St. Marys
Pensacola
Panama City
FLORIDA
JACKSONVILLE
Gulf of Mexico

Troy
West Milton
Tipp City
New Carlisle
Springfield
Dayton International Airport
Union
Vandalia
Englewood
Clayton
Enon
Huber Heights
Brookville
Shiloh
Northridge
Yellow Springs
Trotwood
Riverside
Fairborn
DAYTON
Downtown
New Lebanon
Beavercreek
Oakwood
Kettering
Moraine
West Carrollton
Xenia
Woodbourne
Miamisburg
Bellbrook
Germantown
Centerville
Spring Valley
Carlisle
Franklin
Springboro
Middletown
Waynesville

Platteville
Janesville
Racine
WISCONSIN
Burlington
Kenosha
Beloit
Galena
Machesney Park
Zion
Freeport
Loves Park
Waukegan
Lake Michigan
ROCKFORD
Belvidere
McHenry
Woodstock
Crystal Lake
Highland Park
Palatine
Schaumburg
Evanston
IOWA
DeKalb
Wheaton
CHICAGO
Clinton
Sterling
Dixon
AURORA
NAPERVILLE
Oak Lawn
Gary
Davenport
Bolingbrook
Moline
JOLIET
Peru
Ottawa
Kewanee
ILLINOIS
Bourbonnais
Kankakee
IN
Galesburg
Pontiac
PEORIA
East Peoria
Pekin
Normal
Bloomington

COLO.
KANSAS
Wichita
Springfield
MO
TULSA
Santa Fe
Amarillo
OKLAHOMA CITY
Ft. Smith
ALBUQUERQUE
Norman
NEW MEXICO
OKLAHOMA
AR
Wichita Falls
Red River
Lubbock
Denton
Plano
FT. WORTH
Shreveport
Las Cruces
Arlington
DALLAS
Midland
Abilene
EL PASO
Odessa
TEXAS
Waco
San Angelo
LA
AUSTIN
Conroe
HOUSTON
Canyon Lake
SAN ANTONIO
Rosenberg
Galveston
CHIHUAHUA
Rio Grande
Laredo
Corpus Christi
Gulf of Mexico
MEXICO
McAllen
MONTERREY
Brownsville

ExchangeRight Net Leased Portfolio #19

1 Hobby Lobby - Warner Robins (Watson), GA	Warner Robins, GA	12 Dollar General - Lakeland (Knights), FL	Lakeland, FL
2 Fresenius Medical Care - Chicago (Bishop), IL	Chicago, IL	13 Dollar General - Nashville (Stewarts), TN	Nashville, TN
3 Walgreens - Franklin (Center), TN	Franklin, TN	14 Dollar General - Fairborn (Maple), OH	Fairborn, OH
4 Walgreens - Gainesville (13th), FL	Gainesville, FL	15 Dollar General - Johnson City (Broadway), TN	Johnson City, TN
5 Walgreens - Houston (Wallisville), TX	Houston, TX	16 Dollar General - Mableton (Mableton), GA	Mableton, GA
6 Verizon Wireless - Gastonia (Franklin), NC	Gastonia, NC	17 Dollar General - Trotwood (Salem), OH	Trotwood, OH
7 CVS Pharmacy - Rome (Maple), GA	Rome, GA	18 Advance Auto Parts - Beavercreek (Fairfield), OH	Beavercreek, OH
8 Napa Auto Parts - Rockford (State), IL	Rockford, IL	19 Napa Auto Parts - Woodstock (Lake), IL	Woodstock, IL
9 Fresenius Medical Care - Lithonia (Evans), GA	Lithonia, GA	20 Dollar General - San Angelo (Lutheran), TX	San Angelo, TX
10 Advance Auto Parts - El Paso (Doniphan), TX	El Paso, TX	21 Dollar General - Rosenberg (Highway 36), TX	Rosenberg, TX
11 Dollar General - Xenia (Dayton), OH	Xenia, OH		

Bainbridge
GEORGIA
Valdosta
TALLAHASSEE
JACKSONVILLE
St. Augustine
Gainesville
Ormond Beach
Daytona Beach
Ocala
Atlantic Ocean
Spring Hill
ORLANDO
Titusville
TAMPA
Kissimmee
Melbourne
Clearwater
Lakeland
Palm Bay
ST. PETERSBURG
FLORIDA
Fort Pierce
Bradenton
Port St. Lucie
Sarasota
Gulf of Mexico
Cape Coral
Fort Myers
West Palm Beach
Boca Raton
Naples
FORT LAUDERDALE
Hialeah
Miami Beach
MIAMI
Homestead
Key West

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

51

No. 5 – ExchangeRight Net Leased Portfolio #19

Loan Information				Property Information
Mortgage Loan Seller:	Barclays Bank PLC			Single Asset/Portfolio:	Portfolio
Credit Assessment (DBRS/Fitch/Moody’s):	NR/NR/NR			Property Type:	Various
Original Principal Balance:	$35,840,000			Specific Property Type:	Various
Cut-off Date Balance:	$35,840,000			Location(3):	Various
% of Initial Pool Balance:	4.9%			Size:	257,355 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per SF:	$139.26
Borrower Name(1):	ExchangeRight Net Leased Portfolio 19 DST			Year Built/Renovated(3):	Various
Borrower Sponsor:	ExchangeRight Real Estate			Title Vesting:	Fee
Mortgage Rate:	4.0533%			Property Manager:	Self-managed
Note Date:	December 21, 2017			4th Most Recent Occupancy(4):	NAV
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy(4):	NAV
Maturity Date:	January 6, 2028			2nd Most Recent Occupancy(4):	NAV
IO Period:	120 months			Most Recent Occupancy(4):	NAV
Loan Term (Original):	120 months			Current Occupancy (As of):	100.0% (3/1/2018)
Seasoning:	2 months
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI(5):	NAV
Call Protection:	L(26),D(90),O(4)			3rd Most Recent NOI(5):	NAV
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI(5):	NAV
Additional Debt:	None			Most Recent NOI(5):	NAV
Additional Debt Type:	NAP
				U/W Revenues:	$4,035,673
				U/W Expenses:	$476,309
				U/W NOI:	$3,559,364
Escrows and Reserves(2):				U/W NCF:	$3,496,424
				U/W NOI DSCR:	2.42x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR:	2.37x
Taxes	$90,618	$16,962	NAP	U/W NOI Debt Yield:	9.9%
Insurance	$0	Springing	NAP	U/W NCF Debt Yield:	9.8%
Replacement Reserves	$232,887	$1,725	NAP	As-Is Appraised Value(6):	$59,040,000
TI/LC Reserve	$500,000	Springing	NAP	As-Is Appraisal Valuation Date(6):	Various
Deferred Maintenance	$56,584	$0	NAP	Cut-off Date LTV Ratio:	60.7%
Gastonia Property REA Reserve	$40,000	$0	NAP	LTV Ratio at Maturity or ARD:	60.7%

(1)	See “The Borrower” section.

(2)	See “Escrows” section.

(3)	See “The Properties” section.

(4)	See “Historical Occupancy” section.

(5)	See “Cash Flow Analysis” section. Historical cash flows are unavailable as the ExchangeRight Properties were acquired by ExchangeRight (as defined below) between October 2017 and December 2017. According to ExchangeRight (as defined below), the sellers of the ExchangeRight Properties did not provide historical operating statements to ExchangeRight.

(6)	See “Appraisal” section. Each of the ExchangeRight Properties was valued individually. The appraisals are dated from October 19, 2017 to December 5, 2017.

The Mortgage Loan. The mortgage loan (the “ExchangeRight Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering 21 cross-collateralized, triple-net leased, retail and medical office properties located in Georgia, Texas, Illinois, Tennessee, Ohio, Florida and North Carolina (the “ExchangeRight Properties”). The ExchangeRight Mortgage Loan was originated on December 21, 2017 by Barclays Bank PLC. The ExchangeRight Mortgage Loan had an original principal balance of $35,840,000, has an outstanding principal balance as of the Cut-off Date of $35,840,000 and accrues interest at an interest rate of 4.0533% per annum. The ExchangeRight Mortgage Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires interest-only payments through the term of the ExchangeRight Mortgage Loan. The ExchangeRight Mortgage Loan matures on January 6, 2028.

Following the lockout period, the borrower has the right to defease the ExchangeRight Mortgage Loan in whole or in part (in connection with the release of the Verizon Wireless – Gastonia, North Carolina property, as described in the “Partial Release” section below), on any date before October 6, 2027. In addition, the ExchangeRight Mortgage Loan is prepayable without penalty on or after October 6, 2027.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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EXCHANGERIGHT NET LEASED PORTFOLIO #19

Sources and Uses

Sources			Uses
Original loan amount	$35,840,000	59.7%	Purchase price	$58,281,255	97.1%
Sponsor’s new cash contribution	24,172,126	40.3	Reserves	920,088	1.5
			Closing costs	810,782	1.4
Total Sources	$60,012,126	100.0%	Total Uses	$60,012,126	100.0%

The Properties. The ExchangeRight Properties are comprised of 19 retail and 2 medical office properties totaling 257,355 square feet located in Georgia (four properties, 24.0% of the allocated cut-off date balance), Texas (four properties, 16.3% of the allocated cut-off date balance), Illinois (three properties, 15.8% of the allocated cut-off date balance), Tennessee (three properties, 14.4% of the allocated cut-off date balance), Ohio (four properties, 12.0% of the allocated cut-off date balance), Florida (two properties, 11.7% of the allocated cut-off date balance) and North Carolina (one property, 5.8% of the allocated cut-off date balance). Built between 1975 and 2017, the ExchangeRight Properties range in size from 5,069 square feet to 55,000 square feet. As of March 1, 2018, the ExchangeRight Properties were 100.0% occupied.

The ExchangeRight Properties include nationally recognized credit-tenants, such as Dollar General (rated Baa2/BBB by Moody’s/S&P), Walgreens (rated BBB/Baa2/BBB by Fitch/Moody’s/S&P), Fresenius Medical Care (rated BBB-/BBB- by Fitch/S&P), Advance Auto Parts (rated Baa2/BBB- by Moody’s/S&P), Verizon Wireless (rated A-/Baa1/BBB+ by Fitch/Moody’s/S&P) and CVS Pharmacy (rated Baa1/BBB- by Moody’s/S&P). Credit rated tenants occupy 18 of the 21 properties representing 80.8% of underwritten base rent (leases are directly with rated entities or are guaranteed by such entities, with the exception of Advance Auto Parts and Verizon Wireless). The ExchangeRight Properties have a weighted average remaining initial lease term of approximately 12.8 years. If the fully extended lease maturity dates are used, the weighted average remaining lease term is approximately 32.9 years. Leases representing approximately 67.4% of the net rentable area and 70.8% of the underwritten base rent expire after the ExchangeRight Mortgage Loan maturity date. No individual property accounts for more than 12.5% of the underwritten base rent of the ExchangeRight Properties. The largest property, Hobby Lobby – Warner Robins comprises approximately 55,000 square feet (21.4% of the total net rentable area) and $467,500 of the underwritten base rent (12.5% of underwritten base rent). Excluding Hobby Lobby – Warner Robins, no individual property accounts for more than 9.6% of the underwritten base rent.

The following table presents certain information relating to the ExchangeRight Properties:

Tenant Name	City, State	Allocated Cutoff Date Balance	% of Portfolio Cut-off Date Balance	Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	Allocated Cut-off Date LTV	Appraised Value(1)
Hobby Lobby	Warner Robins, Georgia	$4,440,000	12.4%	100%	2005/NAP	55,000	61.2%	$7,250,000
Fresenius Medical Care	Chicago, Illinois	$3,260,000	9.1%	100%	2016/NAP	10,277	61.5%	$5,300,000
Walgreens	Franklin, Tennessee	$3,020,000	8.4%	100%	2003/NAP	13,650	59.5%	$5,075,000
Walgreens	Gainesville, Florida	$2,992,481	8.3%	100%	1997/NAP	13,905	57.3%	$5,220,000
Walgreens	Houston, Texas	$2,800,000	7.8%	100%	2000/NAP	15,120	61.5%	$4,550,000
Verizon Wireless	Gastonia, North Carolina	$2,090,000	5.8%	100%	2007/NAP	5,069	58.9%	$3,550,000
CVS Pharmacy	Rome, Georgia	$1,790,000	5.0%	100%	1998/NAP	10,167	61.7%	$2,900,000
Napa Auto Parts	Rockford, Illinois	$1,500,000	4.2%	100%	1991/2017	14,860	62.5%	$2,400,000
Fresenius Medical Care	Lithonia, Georgia	$1,420,000	4.0%	100%	2005/NAP	7,740	63.1%	$2,250,000
Advance Auto Parts	El Paso, Texas	$1,400,000	3.9%	100%	1975/2017	11,250	62.2%	$2,250,000
Dollar General	Xenia, Ohio	$1,380,000	3.9%	100%	2016/NAP	10,566	66.2%	$2,085,000
Dollar General	Lakeland, Florida	$1,190,000	3.3%	100%	2017/NAP	9,026	60.1%	$1,980,000
Dollar General	Nashville, Tennessee	$1,170,000	3.3%	100%	2013/NAP	12,406	60.9%	$1,920,000
Dollar General	Fairborn, Ohio	$1,037,122	2.9%	100%	2016/NAP	9,100	64.0%	$1,620,000
Dollar General	Johnson City, Tennessee	$985,000	2.7%	100%	2014/NAP	9,026	69.9%	$1,410,000
Dollar General	Mableton, Georgia	$960,000	2.7%	100%	2017/NAP	9,026	62.3%	$1,540,000
Dollar General	Trotwood, Ohio	$950,000	2.7%	100%	2016/NAP	7,489	69.6%	$1,365,000
Advance Auto Parts	Beavercreek, Ohio	$929,718	2.6%	100%	2016/NAP	6,895	44.8%	$2,075,000
Napa Auto Parts	Woodstock, Illinois	$900,000	2.5%	100%	1984/2017	8,657	62.1%	$1,450,000
Dollar General	San Angelo, Texas	$880,000	2.5%	100%	2016/NAP	9,100	64.7%	$1,360,000
Dollar General	Rosenberg, Texas	$745,679	2.1%	100%	2016/NAP	9,026	50.0%	$1,490,000
Total/Weighted Average		$35,840,000	100.0%	100.0%		257,355	60.7%	$59,040,000

(1)	In addition, each appraisal provides a “go dark” value for the related property. The ExchangeRight Properties have an aggregate “go dark” value of $36,460,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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EXCHANGERIGHT NET LEASED PORTFOLIO #19

The following table presents certain information relating to the tenancies at the ExchangeRight Properties:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Number of Properties	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Dollar General	NR/Baa2/BBB	9	84,765	32.9%	$11.27	$955,045	25.5%	Various(3)
Walgreens	BBB/Baa2/BBB	3	42,675	16.6%	$21.76	$928,766	24.8%	Various(4)
Fresenius Medical Care	BBB-/Baa3/BBB-	2	18,017	7.0%	$27.93	$503,293	13.4%	Various(5)
Hobby Lobby	NR/NR/NR	1	55,000	21.4%	$8.50	$467,500	12.5%	2/28/2027(6)
Advance Auto Parts	NR/Baa2/BBB-	2	18,145	7.1%	$14.25	$258,604	6.9%	Various(7)
Napa Auto Parts	NR/NR/NR	2	23,517	9.1%	$10.69	$251,400	6.7%	12/31/2037(8)
Verizon Wireless	A-/Baa1/BBB+	1	5,069	2.0%	$42.00	$212,898	5.7%	1/31/2028(9)
CVS Pharmacy	NR/Baa1/BBB+	1	10,167	4.0%	$16.42	$166,906	4.5%	9/30/2037(10)
Occupied Collateral Total		21	257,355	100.0%	$14.55	$3,744,413	100.0%

Vacant Space			0	0.0%

Collateral Total			257,355	100.0%

(1)	Tenants are not required to report sales information.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Dollar General is a tenant at nine ExchangeRight Properties and leases 12,406 square feet at the Dollar General - Nashville property under a lease that expires on January 31, 2028 and has three five-year renewal options; 10,566 square feet at the Dollar General - Xenia property under a lease that expires on August 31, 2031 and has three five-year renewal options; 9,100 square feet at the Dollar General - Fairborn property under a lease that expires on June 30, 2031 and has three five-year renewal options; 9,100 square feet at the Dollar General – San Angelo property under a lease that expires on April 30, 2031 and has three five-year renewal options; 9,026 square feet at the Dollar General - Lakeland property under a lease that expires on September 30, 2032 and has four five-year renewal options; 9,026 square feet at the Dollar General – Mableton property under a lease that expires on September 30, 2032 and has five five-year renewal options; 9,026 square feet at the Dollar General - Rosenberg property under a lease that expires on April 30, 2031 and has three five-year renewal options; 9,026 square feet at the Dollar General – Johnson City property under a lease that expires on September 30, 2029 and has five five-year renewal options; and 7,489 square feet at the Dollar General - Trotwood property under a lease that expires on August 31, 2031 and has three five-year renewal options.

(4)	Walgreens is a tenant at three ExchangeRight Properties and leases 15,120 square feet at the Walgreens - Houston property under a lease that expires on May 1, 2027 and has seven five-year renewal options; 13,905 square feet at the Walgreens – Gainesville property under a lease that expires on July 31, 2027 and has eight five-year renewal options; and 13,650 square feet at the Dollar General - Franklin property under a lease that expires on July 31, 2028 and has ten five-year renewal options.

(5)	Fresenius Medical Care is a tenant at two ExchangeRight Properties and leases 10,277 square feet at the Fresenius Medical Care - Chicago property under a lease that expires on October 18, 2031 and has three five-year renewal options; and 7,740 square feet at the Fresenius Medical Care - Lithonia property under a lease that expires on November 30, 2032 and has three five-year renewal options.

(6)	Hobby Lobby has two five-year renewal options.

(7)	Advance Auto Parts is a tenant at two ExchangeRight Properties and leases 11,250 square feet at the Advance Auto Parts - El Paso property under a lease that expires on December 31, 2032 and has three five-year renewal options; and 6,895 square feet at the Advance Auto Parts - Beavercreek property under a lease that expires on August 31, 2031 and has three five-year renewal options.

(8)	Napa Auto Parts is a tenant at two ExchangeRight Properties and leases 14,860 square feet at the Napa Auto Parts – Rockford property under a lease that expires on December 31, 2037 and has four five-year renewal options; and 8,657 square feet at the Napa Auto Parts – Woodstock property under a lease that expires on December 31, 2037 and has four five-year renewal options.

(9)	Verizon Wireless has two five-year renewal options.

(10)	CVS Pharmacy has six five-year renewal options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to the lease rollover schedule at the ExchangeRight Properties:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	3	84,025	32.6%	84,025	32.6%	$1,092,266	29.2%	$13.00
2028	3	31,125	12.1%	115,150	44.7%	$641,495	17.1%	$20.61
Thereafter	15	142,205	55.3%	257,355	100.0%	$2,010,652	53.7%	$14.14
Vacant	0	0	0.0%	257,355	100.0%	$0	0.0%	$0.00
Total/Weighted Average	21	257,355	100.0%			$3,744,413	100.0%	$14.55

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the ExchangeRight Properties:

Historical Occupancy

12/31/2014(1)	12/31/2015(1)	12/31/2016(1)	12/31/2017(1)	3/1/2018(2)
NAV	NAV	NAV	NAV	100.0%

(1)	The ExchangeRight Properties were acquired by ExchangeRight between October 2017 and December 2017. According to ExchangeRight, the sellers of the ExchangeRight Properties did not provide historical operating statements to ExchangeRight.

(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the ExchangeRight Properties:

Cash Flow Analysis(1)

	U/W	% of U/W Effective Gross Income	U/W $/SF
Base Rent(2)	$3,744,413	92.8%	$14.55
Grossed Up Vacant Space	0	0.0	0.00
Total Reimbursables(3)	393,460	9.7	1.53
Other Income	0	0.0	0.00
Less Vacancy & Free Rent(4)	(102,199)	(2.5)	(0.40)
Effective Gross Income	$4,035,673	100.0%	$15.68

Total Operating Expenses	$476,309	11.8%	$1.85

Net Operating Income	$ 3,559,364	88.2%	$13.83
TI/LC	37,712	0.9	0.15
Replacement Reserves	25,228	0.6	0.10
Net Cash Flow	$ 3,496,424	86.6%	$13.59

NOI DSCR	2.42x
NCF DSCR	2.37x
NOI DY	9.9%
NCF DY	9.8%

(1)	According to ExchangeRight, the sellers of the ExchangeRight Properties did not provide historical operating statements to ExchangeRight.

(2)	U/W Base Rent is inclusive of $49,938 of straight-line rent for Fresenius Medical Care – Lithonia and Fresenius Medical Care – Chicago, two investment grade tenants.

(3)	Total Reimbursables are underwritten based on tenant leases and discussions with ExchangeRight. There are no reimbursements at three of the properties as the tenants pay for the respective property expenses directly. The remaining eighteen tenants reimburse either property taxes, insurance or operating expenses or some combination of the three.

(4)	The underwritten economic vacancy is 5.0% at the property level except for thirteen properties (Fresenius Medical Care – Chicago, CVS Pharmacy – Rome, Fresenius Medical Care – Lithonia, Dollar General – Xenia, Advance Auto Parts - El Paso, Advance Auto Parts – Beavercreek, Dollar General – Lakeland, Dollar General – Fairborn, Dollar General – Mableton, Dollar General – Rosenberg, Dollar General - Johnson City, Dollar General – Trotwood and Dollar General - San Angelo), which are underwritten to a 0.0% economic vacancy. The thirteen properties are 100.0% occupied by investment grade tenants with at least 11 years remaining on the initial lease term. The overall underwritten blended economic vacancy is 2.5%. The ExchangeRight Properties are 100.0% physically occupied as of March 1, 2018.

Appraisal. The ExchangeRight Properties were valued individually, with the individual values reflecting a cumulative “as-is” appraised value of $59,040,000. The appraisals are dated from October 19, 2017 to December 5, 2017. Additionally, each appraisal provided a corresponding “go dark” value which equates to a cumulative “go dark” appraised value of $36,460,000 for the ExchangeRight Properties.

Environmental Matters. According to the Phase I environmental site assessment, dated October 30, 2017, the Advance Auto Parts – Beavercreek property had a record of two underground storage tanks (USTs) on the northern portion of the property, with no record of removal, and a history of automotive service operations at the property. A Phase II environmental site assessment dated December 8, 2017, identified no evidence of existing USTs and no evidence of any significant impact to the subsurface conditions from the former USTs and automotive service operations. No further action is recommended. According to the Phase I environmental site assessments dated from October 23, 2017 to December 14, 2017, there were no recognized environmental conditions at any of the other ExchangeRight Properties.

The Borrower. The borrower is ExchangeRight Net Leased Portfolio 19 DST, a Delaware Statutory Trust (the
“ExchangeRight Borrower”). At loan origination, the ExchangeRight Properties were conveyed and assumed from ExchangeRight Net Leased Portfolio 19, LLC to and by the ExchangeRight Borrower. The ExchangeRight Borrower has master leased the ExchangeRight Properties to a master lessee affiliated with the sponsors. The master lessee is structured as a special purpose entity. The master lessee’s interest in all tenant rents are assigned to the ExchangeRight Borrower, which in turn assigned its interest to the lender. The lender has the ability to cause the ExchangeRight Borrower to terminate the master lease. The sponsors have a 100% ownership interest in the master lessee. The master lease is subordinate to the ExchangeRight Mortgage Loan. There is one independent director for the borrowing entity and one independent director for the master lessee. Legal counsel to the ExchangeRight Borrower delivered a non-consolidation opinion in connection with the origination of the ExchangeRight Mortgage Loan. David Fisher, Joshua Ungerecht and Warren Thomas, all of whom are managing members of ExchangeRight Real Estate, LLC, are the guarantors of certain nonrecourse carveouts under the ExchangeRight Mortgage Loan. See “Description of the Mortgage Pool—Delaware Statutory Trusts” in the Preliminary Prospectus.

The Borrower Sponsor. The borrower sponsor is ExchangeRight Real Estate (“ExchangeRight”). ExchangeRight has more than $1.1 billion of assets and more than 10 million square feet under management. ExchangeRight has more than 400 investment-grade retail and class B/B+ multifamily properties located across 28 states. Warren Thomas was involved in a foreclosure in 2013 unrelated to the ExchangeRight Properties. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Escrows. The ExchangeRight Mortgage Loan documents provide for upfront reserves in the amount of $500,000 for future TI/LC reserves, $232,887 for replacement reserves, $90,618 for real estate taxes, $56,584 for deferred maintenance, and $40,000 for a Gastonia Property REA Reserve related to the Verizon Wireless – Gastonia, North Carolina Purchase Option described below.

The ExchangeRight Mortgage Loan documents require monthly deposits for (a) real estate taxes in an amount equal to one-twelfth of an amount which would be sufficient to pay the taxes payable during the next ensuing twelve months, initially $16,962 and (b) replacement reserves in an amount equal to $1,725. The ExchangeRight Borrower will not be required to make monthly deposits for real estate taxes for any of the individual ExchangeRight Properties provided (i) no Cash Sweep Period (as defined below) has occurred and is continuing, (ii) no default exists under the applicable lease of the tenant at such individual property, (iii) the tenant under such lease remains liable for paying all taxes directly to the applicable taxing authorities and (iv) the ExchangeRight Borrower has provided written evidence that all such taxes for such individual property have been paid in full at least 15 days prior to the due date of such taxes. The ExchangeRight Mortgage Loan documents do not require monthly escrows for insurance provided that the insurance required is maintained under an acceptable blanket insurance policy. If an event of default has occurred and is continuing, the ExchangeRight Borrower is required to deposit $15,056 on a monthly basis into the TI/LC reserve and any termination fee payable to the ExchangeRight Borrower.

Lockbox and Cash Management. The ExchangeRight Mortgage Loan is structured with a hard lockbox and springing cash management. The ExchangeRight Borrower was required at origination to deliver letters to the tenants at the ExchangeRight Properties directing them to pay all rents directly into a lender-controlled lockbox account. Additionally, all revenues and other monies received by the ExchangeRight Borrower or property manager relating to the ExchangeRight Properties are required to be deposited into the lockbox account immediately upon receipt. During the occurrence and continuance of a Cash Sweep Period (as defined below), all funds are required to be swept each business day into the cash management account controlled by the lender and disbursed on each payment date in accordance with the ExchangeRight Mortgage Loan documents, with all excess cash flow to be held as additional security for the ExchangeRight Mortgage Loan.

A “Cash Sweep Period” will commence upon the earlier of the following:

(i)	the occurrence and continuance of an event of default;

(ii)	the net cash flow debt service coverage ratio being less than 1.45x; or

(iii)	the date that is 36 months prior to the maturity date.

A “Cash Sweep Period” will end upon the earlier of the following:

(d)	the payment date next occurring following:

(x)	with regard to clause (i), upon the cure of such event of default;

(y)	with regard to clause (ii), upon the net cash flow debt service coverage ratio being equal to or greater than 1.45x for any two consecutive calendar quarters; or

(z)	with regard to clause (iii), the occurrence of a qualified transfer under the ExchangeRight Mortgage Loan documents, provided that the approved transferee: (a) must maintain a minimum net worth of at least $200,000,000 and total assets of at least $400,000,000, (b) must execute and deliver a full recourse guaranty guaranteeing payment of the entire amount of the debt, (c) must at all times own no less than 100% of the legal and beneficial ownership interests in the ExchangeRight Borrower, (d) must not be a Delaware statutory trust and (e) will cause the ExchangeRight Borrower to convert to a limited liability company.

(e)	The payment in full of all principal and interest on the ExchangeRight Mortgage Loan and all other amounts payable under the ExchangeRight Mortgage Loan documents.

Property Management. The ExchangeRight Properties are managed by an affiliate of the ExchangeRight Borrower.

Assumption. The ExchangeRight Borrower has the right to transfer all of the ExchangeRight Properties provided that certain conditions are satisfied, including: (i) no event of default has occurred and is continuing, (ii) the ExchangeRight Borrower has provided the lender with at least 60 days prior written notice, (iii) the proposed transferee qualifies as a qualified transferee under the ExchangeRight Mortgage Loan documents, (iv) the delivery of a REMIC opinion, an insolvency opinion and other opinions required by the lender; (v) the lender has received confirmation from DBRS, Fitch and Moody’s that such assumption will not result in a downgrade of the respective ratings assigned to the WFCM 2018-C43 certificates and (vi) other conditions set forth in the ExchangeRight Mortgage Loan documents.

Right of First Refusal. The sole tenants at the Walgreens – Gainesville, Walgreens – Franklin and Walgreens – Houston properties each have a right of first offer (“ROFO”) with respect to offers to purchase their respective properties. The Optionee (as defined below) at the Verizon Wireless – Gastonia, North Carolina property has a right of first refusal (“ROFR”) to purchase the property. Walgreens has agreed in subordination, nondisturbance and attornment agreements that such ROFOs will not apply to a foreclosure or deed-in-lieu of foreclosure or any other enforcement action under the ExchangeRight Mortgage Loan; provided, however, that such ROFOs will apply to subsequent purchasers of the applicable ExchangeRight Properties. The Optionee has agreed in a Release of Right of First Refusal agreement that the ROFR will not apply to any foreclosure sale, deed-in-lieu of foreclosure, exercise of power of sale or exercise of any other remedies by the lender or the first transfer of the Verizon Wireless – Gastonia, North Carolina property by the lender or its nominee following such foreclosure, deed-in-lieu of foreclosure, power of sale or exercise of remedies.

Purchase Option. The successor in title to the developer of the Verizon Wireless – Gastonia, North Carolina property (the “Optionee”), has an option to purchase the Verizon Wireless – Gastonia, North Carolina property upon the violation of any provision of the Declaration of Easements and Restrictive Covenants, dated April 19, 1995, and the subsequent failure to cure any such violation within 60 days of written notice to the landlord of any violation from the Optionee (the “Gastonia Property Purchase Option”). On the date of origination, $40,000 was reserved (estimated amount of common area maintenance payable for one year),

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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EXCHANGERIGHT NET LEASED PORTFOLIO #19

which will be disbursed upon the termination of the purchase option. In the event the Optionee exercises the purchase option to purchase the Verizon Wireless – Gastonia, North Carolina property, the Optionee will pay the purchase price directly to the lender.

Partial Release. The ExchangeRight Borrower may release the Verizon Wireless – Gastonia, North Carolina property in connection with the exercise of the Gastonia Property Purchase Option upon satisfaction of certain requirements set forth in the ExchangeRight Mortgage Loan documents, including satisfaction of the REMIC requirements, provided: (i) no event of default has occurred or is continuing; (ii) the ExchangeRight Borrower will convey the Gastonia property, concurrently with the release, to the Optionee or such other entity designated by the Optionee, provided such entity is not an affiliate of ExchangeRight Borrower; (iii) the ExchangeRight Borrower will provide an endorsement to the title insurance policy and (iv) (a) if the Gastonia Property Purchase Option is exercised by the Optionee prior to the permitted defeasance date, the ExchangeRight Borrower may partially prepay the ExchangeRight Mortgage Loan in an amount equal to $2,612,500 plus a yield maintenance premium, or (b) if the Gastonia Property Purchase Option is exercised by the Optionee after the permitted defeasance date, the ExchangeRight Borrower may partially defease the ExchangeRight Mortgage Loan, upon delivery of defeasance collateral in an amount equal to $2,612,500 and delivery of a rating agency confirmation.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The ExchangeRight Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the ExchangeRight Borrower provide coverage for terrorism in an amount equal to 100% of the full replacement cost of the ExchangeRight Properties. The ExchangeRight Mortgage Loan documents also require business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a three-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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HOUSTON DISTRIBUTION CENTER

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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HOUSTON DISTRIBUTION CENTER

Houston Distribution Center
1800 North Mason Road
Katy, TX 77449
HOUSTON
Katy
Cinco Ranch
Mission Bend
HARRIS COUNTY
WALLER COUNTY
FORT BEND COUNTY
Freeman Rd
Little York Rd
Stockdick School Rd
Kieth Harrow Blvd
Clay Rd
Morton Rd
Franz Rd
Saums Rd
Fry Rd
Peek Rd
Mason Rd
Greenhouse Rd
Grand Pkwy
99
10
90
Katy Frwy
Hwy Blvd
Merchants Way
Kingsland Blvd
Highlands Knolls Dr
Westgreen Blvd
Westheimer Pkwy
Westpark Tollway
Bellaire Blvd
Barker Cypress Rd
Avenue D
Katyland Dr
Katy Fort Bend Rd
Cane Is. Pkwy
Pin Oak Blvd
Katy Flewellen Rd
Spring Green Blvd
Gaston Rd
Elks Dr
Roesner Rd
Falcon Landing Blvd
Cinco Ranch Blvd
Katy-Gaston Rd
Katy Park
Green Meadows Country Club
Future Univ. of Houston-Katy Campus (Open Fall 2019)
Academy Sports + Outdoors Corporate HQ
GEICO Corp. HQ
Crossing at Fry Road
Price Plaza
Houston Comm. College - Katy Campus
Cullen Park
Texas Children's Hospital-West Campus
Shoppes at ParkWest
Memorial Hermann Katy Hospital
Cinemark 19 and XD
Katy High School
Leonard E. Merrell Center
WEST TEN BUSINESS PARK
Katy Ranch Crossing
Typhoon Texas
Katy Mills
Costco
Green Tree Center
Downtown Houston 20 miles
Mason Park
Mason Center
Houston Methodist St. Catherine Hospital
Club at Falcon Point
Nottingham County Park
George Bush Park
Great Southwest Equestrian Ctr.
LaCenterra at Cinco Ranch
Cinco Ranch at Market Center
Meadow Brook Golf Course
Southpark at Cinco Ranch
Shops at Bella Terra
The Woodlands
Spring
Atascocita
Cypress
Katy
Baytown
Pasadena
La Porte
Sugar Land
Missouri City
Pearland
League City
Texas City
Richmond
Rosenberg

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 6 – Houston Distribution Center

Loan Information				Property Information
Mortgage Loan Seller:	Barclays Bank PLC			Single Asset/Portfolio:	Single Asset
Credit Assessment				Property Type:	Industrial
(DBRS/Fitch/Moody’s):	NR/NR/NR			Specific Property Type:	Warehouse Distribution
Original Principal Balance(1):	$35,000,000			Location:	Katy, TX
Cut-off Date Balance(1):	$34,949,034			Size:	1,500,596 SF
% of Initial Pool Balance:	4.8%			Cut-off Date Balance Per SF(1):	$55.90
Loan Purpose(2):	Recapitalization			Year Built/Renovated:	1973, 2000-2005/NAP
Borrower Name:	Spirit AS Katy TX, LP			Title Vesting:	Fee
Borrower Sponsor:	Spirit Realty, L.P.			Property Manager:	Self-managed
Mortgage Rate:	5.141%			4th Most Recent Occupancy (As of):	100.0% (12/31/2014)
Note Date:	January 22, 2018			3rd Most Recent Occupancy (As of):	100.0% (12/31/2015)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	100.0% (12/31/2016)
Maturity Date:	February 1, 2028			Most Recent Occupancy (As of):	100.0% (12/31/2017)
IO Period:	0 months			Current Occupancy (As of):	100.0% (3/1/2018)
Loan Term (Original):	120 months
Seasoning:	1 month
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Amortizing Balloon			4th Most Recent NOI (As of)(5):	NAV
Interest Accrual Method:	Actual/360			3rd Most Recent NOI (As of):	$8,901,505 (12/31/2015)
Call Protection:	L(25),GRTR 1% or YM(91),O(4)			2nd Most Recent NOI (As of):	$9,016,467 (12/31/2016)
Lockbox Type:	Hard/Springing Cash Management			Most Recent NOI (As of):	$9,160,273 (12/31/2017)
Additional Debt(1):	Yes
Additional Debt Type(1):	Pari Passu
				U/W Revenues:	$9,141,820
				U/W Expenses:	$274,255
				U/W NOI:	$8,867,565
				U/W NCF:	$7,892,178
				U/W NOI DSCR(1):	1.61x
Escrows and Reserves(3):				U/W NCF DSCR(1):	1.44x
				U/W NOI Debt Yield(1):	10.6%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(1):	9.4%
Taxes	$0	Springing	NAP	As-Is Appraised Value(4):	$144,000,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	October 17, 2017
Replacement Reserve	$0	$31,262	NAP	Cut-off Date LTV Ratio(1)(4):	58.2%
TI/LC Reserve	$0	$50,020	NAP	LTV Ratio at Maturity or ARD(1)(4):	48.2%

(1)	See “The Mortgage Loan” section. All statistical information related to balance per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Houston Distribution Center Whole Loan (as defined below).

(2)	The Houston Distribution Center Property (as defined below) was unencumbered prior to the funding of the Houston Distribution Center Whole Loan.

(3)	See “Escrows” section.

(4)	The appraisal concluded a hypothetical “dark value” of $96,000,000 for the Houston Distribution Center Property. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the hypothetical “dark value” are 87.4% and 72.2%, respectively.

(5)	Financial information prior to 2015 was not provided by the sponsor. The Houston Distribution Center Property has been 100.0% leased by Academy Sports since 1990. The Academy Sports lease is absolute net and all expenses are paid directly by the tenant.

The Mortgage Loan. The mortgage loan (the “Houston Distribution Center Mortgage Loan”) is part of a whole loan (the “Houston Distribution Center Whole Loan”) evidenced by three pari passu notes. The Houston Distribution Center Whole Loan is secured by a first mortgage encumbering the fee simple interest in a single-tenant 1,500,596 square foot industrial warehouse and distribution center property in Katy, Texas (the “Houston Distribution Center Property”). The Houston Distribution Center Whole Loan was co-originated on January 22, 2018 by Barclays Bank PLC and Société Générale. The Houston Distribution Center Whole Loan had an original principal balance of $84,000,000, has an outstanding principal balance as of the Cut-off Date of $83,877,682 and accrues interest at an interest rate of 5.141% per annum. The Houston Distribution Center Whole Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule. The Houston Distribution Center Whole Loan matures on February 1, 2028.

Note A-3, which will be contributed to the WFCM 2018-C43 securitization trust, had an original principal balance of $35,000,000, has an outstanding principal balance as of the Cut-off Date of $34,949,034 and represents a non-controlling interest in the Houston Distribution Center Whole Loan. The controlling Note A-1 and the non-controlling Note A-2, had an aggregate original principal balance of $49,000,000, have an aggregate outstanding principal balance as of the Cut-off Date of $48,928,648 and were contributed to the UBS 2018-C8 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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HOUSTON DISTRIBUTION CENTER

Note Summary

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$35,000,000	UBS 2018-C8	Yes
A-2	$14,000,000	UBS 2018-C8	No
A-3	$35,000,000	WFCM 2018-C43	No
Total	$84,000,000

Sources and Uses

Sources			Uses
Original whole loan amount	$84,000,000	100.0%	Return of equity	$83,131,776	99.0%
			Closing costs	868,224	1.0

Total Sources	$84,000,000	100.0%	Total Uses	$84,000,000	100.0%

The Property. The Houston Distribution Center Property is a 1,500,596 square foot single-tenant industrial warehouse and distribution facility, located on a 93.5-acre site in Katy, Texas. The Houston Distribution Center Property consists of four buildings, two of which were constructed in 1973 and comprise approximately 35.5% of the total square feet of the Houston Distribution Center Property. The other two buildings were developed by the sole tenant, Academy Sports, between 2000 and 2005 and comprise approximately 64.5% of the total square feet of the Houston Distribution Center Property. The Houston Distribution Center Property is comprised of 1,425,596 square feet of industrial warehouse space (95.0% of net rentable area) and 75,000 square feet of office space (5.0% of net rentable area).

As of March 1, 2018, the Houston Distribution Center Property was 100.0% leased to Academy Sports, which utilizes the Houston Distribution Center Property as its primary distribution center and office space for merchandising and e-commerce employees. The Houston Distribution Center Property is located immediately north of Academy Sports’ approximately 220,000 square foot corporate headquarters. The Houston Distribution Center Property houses 1,300 Academy Sports employees, and services approximately 45.0% of its retail locations nationwide. Academy Sports has occupied 100.0% of the Houston Distribution Center Property since 1990 and has invested $15.0 million in the space, including developing more than 975,000 square feet of expansion space and building out extensive racking systems, conveyor belts, and other distribution technology.

Founded in 1938 by Max Gochman, Academy Sports offers a mix of merchandise that extends beyond traditional sporting goods, carrying an extensive line of name-brand clothing, shoes, and equipment for competitive sports, physical fitness training, and outdoor recreational activities, such as camping, hunting, fishing, and boating. Academy Sports also offers a variety of products through a private label, including licensed products for apparel, footwear, barbecue equipment and outdoor equipment. Academy Sports generates annual sales exceeding $4.7 billion from its 230 stores across 16 states. Academy Sports employs more than 23,000 people throughout the south, southeast and midwest United States. Kohlberg Kravis Roberts & Co L.P. (an affiliate of the directing certificateholder under this securitization and the securitization governing the servicing of the Houston Distribution Center Whole Loan) acquired Academy Sports in 2011. Academy Sports commenced its current NNN lease on January 18, 2007, which runs through January 31, 2027, and has eight five-year renewal options remaining with no termination options.

The Houston Distribution Center Property features 31 to 50 foot clear ceiling heights and 247 dock high loading doors, some of which have built-up concrete ramps that permit drive-in access. There are 967 parking spaces, resulting in a parking ratio of 0.6 spaces per 1,000 square feet of net rentable area.

The following table presents certain information relating to the tenancy at the Houston Distribution Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenant
Academy Sports	NR/NR/NR	1,500,596	100.0%	$6.23	$9,348,713	100.0%	1/31/2027(2)
Total Major Tenant		1,500,596	100.0%	$6.23	$9,348,713	100.0%

Vacant Space		0	0.0%

Collateral Total		1,500,596	100.0%

(1)	Annual U/W Base Rent PSF and Annual U/W Base Rent include rent steps through February 2018, totaling $143,417.

(2)	Academy Sports has eight, five-year renewal options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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HOUSTON DISTRIBUTION CENTER

The following table presents certain information relating to the lease rollover schedule at the Houston Distribution Center Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(2)	% of Annual U/W Base Rent(2)	Annual U/W Base Rent PSF(2)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	1	1,500,596	100.0%	1,500,596	100.0%	$9,348,713	100.0%	$6.23
Thereafter	0	0	0.0%	1,500,596	100.0%	$0	0.0%	$0.00
Vacant	0	0	0.0%	1,500,596	100.0%	$0	0.0%	$0.00
Total/Weighted Average	1	1,500,596	100.0%			$9,348,713	100.0%	$6.23

(1)	Information obtained from the underwritten rent roll.

(2)	Annual U/W Base Rent, % of Annual U/W Base Rent and Annual U/W Base Rent PSF include rent steps through February 2018, totaling $143,417.

The following table presents historical occupancy percentages at the Houston Distribution Center Property:

Historical Occupancy

12/31/2014(1)	12/31/2015(1)	12/31/2016(1)	12/31/2017(1)	3/1/2018(2)
100.0%	100.0%	100.0%	100.0%	100.0%

(1)	Information obtained from the Houston Distribution Center Borrower.

(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Houston Distribution Center Property:

Cash Flow Analysis

	2015	2016	2017	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent(1)	$8,924,229	$9,058,093	$9,193,964	$9,348,713	102.3%	$6.23
Grossed Up Vacant Space	0	0	0	0	0.0	0.00
Total Reimbursables(2)	0	0	0	274,255	3.0	0.18
Less Vacancy & Credit Loss(3)	0	0	0	(481,148)	(5.3)	(0.32)
Effective Gross Income	$8,924,229	$9,058,093	$9,193,964	$9,141,820	100.0%	$6.09

Total Operating Expenses	$22,724	$41,626	$33,691	$274,255	3.0%	$0.18

Net Operating Income	$8,901,505	$9,016,467	$9,160,273	$8,867,565	97.0%	$5.91
TI/LC	0	0	0	600,238	6.6	0.40
Capital Expenditures	0	0	0	375,149	4.1	0.25
Net Cash Flow	$8,901,505	$9,016,467	$9,160,273	$7,892,178	86.3%	$5.26

NOI DSCR(4)	1.62x	1.64x	1.67x	1.61x
NCF DSCR(4)	1.62x	1.64x	1.67x	1.44x
NOI DY(4)	10.6%	10.7%	10.9%	10.6%
NCF DY(4)	10.6%	10.7%	10.9%	9.4%

(1)	U/W Base Rent includes rent steps through February 2018 totaling $143,417.

(2)	The Academy Sports lease is absolute net and all expenses are paid directly by the tenant. Total Reimbursables is a pass-through adjustment to offset the 3.0% underwritten management fee.

(3)	The underwritten economic vacancy is 5.0%. The Houston Distribution Center Property was 100.0% occupied as of March 1, 2018.

(4)	Debt service coverage ratios and debt yields are based on the Houston Distribution Center Whole Loan.

Appraisal. As of the appraisal valuation date of October 17, 2017 the Houston Distribution Center Property had an “as-is” appraised value of $144,000,000. The appraisal also provided a “hypothetical go dark” appraised value of $96,000,000.

Environmental Matters. According to a Phase I environmental site assessment dated October 23, 2017, there was no evidence of any recognized environmental conditions at the Houston Distribution Center Property.

Market Overview and Competition. The Houston Distribution Center Property is located at 1800 North Mason Road in Katy, Texas, approximately 20.0 miles west of the Houston central business district. The Houston Distribution Center Property is accessible by Interstate 10, which is located approximately one mile south of the Houston Distribution Center Property, and provides east and west access to and from Houston. According to the appraisal, the Houston Distribution Center Property’s neighborhood consists of a variety of commercial and residential land uses. The area immediately surrounding the Houston Distribution Center Property is relatively new, consisting primarily of residential properties built from 1990 to the present. According to a third party market research provider, the median home value within a three-mile radius is approximately $148,028.

The Houston Distribution Center Property is located in Katy, Texas within the Houston-The Woodlands-Sugar Land, Texas metropolitan statistical area (the “Houston MSA”). Moody’s Economy.com reports that the Houston MSA had a population of approximately 6.9 million as of August 2017, which represents a 1.9% increase over 2016. According to a third party market research report, the estimated 2017 population within a one-, three- and five-mile radius of the Houston Distribution Center Property is 13,077, 119,179 and 257,478, respectively. The estimated 2017 average household income within a one-, three- and five-mile radius of the Houston Distribution Center Property is $88,085, $94,176 and $111,168, respectively. According to a third party market research report, the Houston Distribution Center Property is located within the Northwest Industrial Submarket. The existing inventory as of the second quarter 2017 was 146,074,764 square feet with a vacancy rate of 4.9% and asking rent of $7.44 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to comparable leases to the Houston Distribution Center Property:

Comparable Leases(1)

Property Name/Location	Year Built	Distance to subject (miles)	Occupancy	Clear Height	Lease Size (SF)	Annual Base Rent PSF	Lease Type
Ellington Trade Center Houston, TX	2009	47.3	99.0%	24 ft.	513,800	$6.50	NNN
Amazon Schertz Fulfillment Center Schertz, TX	2013	162.7	100.0%	32 ft.	1,262,294	$5.04	NNN
Amazon Fulfillment Center San Marcos, TX	2016	147.3	100.0%	41 ft.	855,000	$6.25	NNN
Claymoore I & II Houston, TX	1998	15.9	93.0%	24 ft.	742,250	$5.50	NNN
Bayou Bend Business Park Houston, TX	2014	25.3	100.0%	24 ft.	378,380	$3.55	NNN

(1)	Information obtained from the appraisal.

The Borrower. The borrower for the Houston Distribution Center Whole Loan is Spirit AS Katy TX, LP, a Delaware limited partnership and a special purpose entity with two independent directors (the “Houston Distribution Center Borrower”). Legal counsel to the Houston Distribution Center Borrower delivered a non-consolidation opinion in connection with the origination of the Houston Distribution Center Whole Loan. Spirit Realty, L.P., a Delaware limited partnership, (the “Houston Distribution Center Guarantor”) is the guarantor of certain nonrecourse carveouts under the Houston Distribution Center Whole Loan. The Houston Distribution Center Borrower and the Houston Distribution Center Guarantor are managed and majority owned by Spirit Realty Capital, Inc.

The Borrower Sponsor. The borrower sponsor is Spirit Realty, L.P., which is majority owned by Spirit Realty Capital Inc. (“Spirit”) (NYSE: SRC), a REIT primarily investing in real estate subject to long-term net leases. As of September 30, 2017, Spirit’s gross investment in real estate properties and loans totaled approximately $8.0 billion, representing investments in 2,423 properties, which were 99.1% occupied and leased to 421 tenants operating in 30 different industries across 49 states with only Texas accounting for more than 10.0% of Spirit’s real estate investment portfolio rental revenue. Spirit has recently announced that it plans to transfer its ownership interest in the Houston Distribution Center Property to its newly formed Spirit Master Trust Agreement REIT (“SMTA”). The transfer is expected to occur in the first half of 2018. SMTA will have approximately $2.7 billion in assets under management, comprised of over 925 properties.

Escrows. The Houston Distribution Center Whole Loan documents provide for ongoing monthly escrows of (a) $31,262 for capital expenditures and (b) $50,020 for tenant improvements and leasing commissions. Ongoing monthly escrows for real estate taxes are waived, provided that (a) no event of default has occurred and is continuing, (b) Academy Sports (or replacement tenant) is in occupancy of the Houston Distribution Center Property and is required by the terms of the Academy Sports lease (or replacement tenant lease) to pay all real estate taxes and other charges directly to the applicable taxing authorities and actually does pay such real estate taxes and other charges directly to the applicable taxing authorities, (c) the Houston Distribution Center Borrower has provided written evidence acceptable to the lender that all real estate taxes and other charges for the applicable tax parcels have been paid in full prior to the date such payment is due, and (d) the Academy Sports lease (or replacement tenant lease) is in full force and effect. Ongoing monthly escrows for insurance premiums are waived, provided that (a) no event of default has occurred and is continuing, and (b) the Houston Distribution Center Borrower has provided the lender with reasonably satisfactory evidence (as determined by the lender) that the Houston Distribution Center Property is insured in accordance with the Houston Distribution Center Whole Loan documents pursuant to a blanket insurance policy reasonably acceptable to lender.

Lockbox and Cash Management. The Houston Distribution Center Whole Loan is structured with a hard lockbox and springing cash management. The Houston Distribution Center Borrower was required at origination to deliver letters to the tenants at the Houston Distribution Center Property directing them to pay all rents directly into a lender-controlled lockbox account. All funds received by the Houston Distribution Center Borrower or manager are required to be deposited in the lockbox account within two business days following receipt. During the occurrence and continuance of a Cash Sweep Period (as defined below), all funds are required to be swept each business day into the cash management account controlled by the lender and disbursed on each payment date in accordance with the Houston Distribution Center Whole Loan documents, with all excess cash flow to be deposited to a rollover reserve account if such Cash Sweep Period is caused by a Tenant Trigger Period (as defined below), and otherwise to an excess cash reserve to be held as additional security for the Houston Distribution Center Whole Loan.

A “Cash Sweep Period” will commence following the earliest to occur of any of the following:

(i)	the maturity date of the Houston Distribution Center Whole Loan;

(ii)	an event of default under the Houston Distribution Center Whole Loan;

(iii)	as of the last day of any calendar quarter, the debt service coverage ratio falls below 1.20x based on the Houston Distribution Center Whole Loan; or

(iv)	the commencement of a Tenant Trigger Period (as defined below).

A Cash Sweep Period will end if:

(a)	if the Houston Distribution Center Whole Loan has been repaid in full;

(b)	the maturity date of the Houston Distribution Center Whole Loan has not yet occurred; and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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(c)	(x) with respect to the matters described in clause (ii) above, such event of default has been cured and no other event of default has occurred and is continuing,

(y) with respect to the matter described in clause (iii) above, lender has determined that the Houston Distribution Center Property has achieved a debt service coverage ratio of at least 1.20x for two consecutive calendar quarters or

(z) with respect to the matter described in clause (iv) above, such Tenant Trigger Period has ended.

A “Tenant Trigger Period” will commence following the earliest to occur of any of the following:

(i)	the date that is 12 months prior to the end of the term of any Major Lease (as defined below) (including any renewal terms);

(ii)	the date required under a Major Lease by which the applicable Major Tenant (as defined below) is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised);

(iii)	the date any Major Lease is surrendered, cancelled or terminated prior to its then current expiration date;

(iv)	the date any Major Tenant discontinues its business at its premises (i.e.,”goes dark”) or gives notice that it intends to discontinue its business;

(v)	the occurrence and continuance (beyond any applicable notice and cure periods) of a default under any Major Lease by the applicable Major Tenant thereunder; or

(vi)	the occurrence of a bankruptcy action with respect to a Major Tenant.

A Tenant Trigger Period will end upon:

(a)	the reasonable determination by the lender that sufficient funds have been accumulated in the special rollover reserve account to pay for all anticipated expenses in connection with the re-leasing of the space under the applicable Major Lease that gave rise to the subject Tenant Trigger Period, including brokerage commissions and tenant improvements, and any anticipated shortfalls of payments required under the Houston Distribution Center Whole Loan documents during any period of time that rents are insufficient as a result of down-time or free rent periods, or

(b)	the occurrence of any of the following:

(x) with respect to a Tenant Trigger Period caused by a matter described in clauses (i), (ii), (iii) or (iv) above, upon the earlier to occur of:

(A) the date on which the subject Major Tenant irrevocably exercises its renewal or extension option (or otherwise enters into an extension agreement with the Houston Distribution Center Borrower reasonably acceptable to the lender) with respect to all of the space demised under its Major Lease, and in the lender’s reasonable judgment, sufficient funds have been accumulated in the special rollover reserve account (during the continuance of the subject Tenant Trigger Period) to pay for all anticipated approved Major Lease leasing expenses for such Major Lease and any other anticipated expenses in connection with such renewal or extension, or

(B) the date on which all of the space demised under the subject Major Lease that gave rise to the subject Tenant Trigger Period has been fully leased pursuant to a replacement lease or replacement leases approved by the lender, and entered into in accordance with the Houston Distribution Center Whole Loan documents, and all approved Major Lease leasing expenses (and any other expenses in connection with the re-tenanting of such space) have been paid in full;

(y) with respect to a Tenant Trigger Period caused by a matter described in clause (v) above, if the subject Major Tenant default has been cured, and no other Major Tenant default has occurred for a period of six consecutive months following such cure; or

(z) with respect to a Tenant Trigger Period caused by a matter described in clause (vi) above, if the applicable Major Tenant bankruptcy action has terminated and the applicable Major Lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender.

A “Major Lease” means the Academy Sports lease, and any other lease which, together with all other leases to the same tenant or its affiliates, demises twenty-percent or more of the rentable square feet of the Houston Distribution Center Property.

A “Major Tenant” means any tenant under either a Major Lease, or under one or more leases (leased by such tenant and/or its affiliates), which when taken together cover in the aggregate twenty-percent or more of the rentable square feet of the Houston Distribution Center Property.

Property Management. The Houston Distribution Center Property is managed by an affiliate of the Houston Distribution Center Borrower.

Assumption. The Houston Distribution Center Borrower has the right to transfer the Houston Distribution Center Property, provided that certain conditions are satisfied, including: (i) no event of default under the Houston Distribution Center Whole Loan documents has occurred and is continuing, (ii) the Houston Distribution Center Borrower has provided the lender with 60 days’ prior written notice, (iii) the proposed transferee is controlled by a person that qualifies as a qualified transferee under the Houston Distribution Center Whole Loan documents, (iv) the payment of a transfer fee of 0.5% of the then outstanding principal balance of the Houston Distribution Center Whole Loan, (v) the lender has received rating agency confirmation that such assumption will not result in a downgrade of the respective ratings assigned to the WFCM 2018-C43 certificates and similar confirmations from each rating agency rating any securities backed by any of the Houston Distribution Center Companion Loans and (vi) other conditions set forth in the Houston Distribution Center Whole Loan documents.

Right of First Refusal. Academy Sports has a right of first refusal (“ROFR”) with respect to offers to purchase the Houston Distribution Center Property. The ROFR is inapplicable to the sale of the Houston Distribution Center Property to an affiliate of the Houston Distribution Center Borrower, a foreclosure or a deed-in-lieu.

Purchase Option. Academy Sports has a purchase option related to a condemnation. In the event of a taking of any portion of the building on the Houston Distribution Center Property, at least 10.0% of the Houston Distribution Center Property, the truck courts thereon or primary access thereto, the loss of which even after restoration would be, in Academy Sports’ reasonable business

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

67

HOUSTON DISTRIBUTION CENTER

judgement, materially adverse to the business operations of Academy Sports, Academy Sports has the right to terminate their lease with the purchase of the Houston Distribution Center Property for $102,000,000, plus other amounts payable under their lease.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The Houston Distribution Center Whole Loan documents require that the “all risk” insurance policy required to be maintained by the Houston Distribution Center Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Houston Distribution Center Property. The Houston Distribution Center Whole Loan documents also require business interruption insurance covering no less than an amount equal to 100.0% of the projected gross income from the Houston Distribution Center Property on an actual loss sustained basis for a 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

68

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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APPLE CAMPUS 3

The pictures below are artist's renderings of the Apple Campus 3 Property as it is generally proposed to be completed, and are not actual photographs or depictions of the current construction status of the related improvements. Furthermore, such renderings may differ in material aspects from the final design or the final, as-built condition of the completed improvements. Apple has taken possession of the Apple Campus 3 Property and is currently constructing its interior improvements.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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APPLE CAMPUS 3

San Francisco Bay
Palo Alto Airport of Santa Clara County
Palo Alto Baylands Park
San Francisco Intl. Airport 20 miles
DON EDWARDS SAN FRANCISCO BAY NATIONAL WILDLIFE REFUGE
Bayshore Fwy
Palo Alto
Intuit
Shoreline Amphitheatre
LinkedIn
Googleplex
Computer History Museum
Microsoft
Moffett Federal Airfield
NASA Ames Research Ctr.
Moffett Field Golf Course
Yahoo Corporate Campus
Twin Creeks Sports Complex
Caribbean Dr.
Lockheed Martin
Amazon Lab126
Moffett Towers II
Moffett Towers
Juniper Networks
Google Tech Corners
NetApp
South Bay Fwy
Sunnyvale Baylands Park
Santa Clara Golf & Tennis Club
Google X Lab
SAN ANTONIO
Middlefield Rd.
Central Expwy.
CALTRAIN
San Antonio Shopping Center
El Camino Blvd.
Symantec
Google Quad Campus
Sunnyvale Golf Course
Sheraton Sunnyvale
LinkedIn Corp.
VTA LIGHT RAIL
Levi's Stadium
California's Great America
West Valley Mission College
Broadcom
Bayshore Fwy
Synopsys
Deutsche Telekom
Thompson Reuters
SUNNYVALE
Mountain View
Trimble Inc.
AMD
Mercado Santa Clara
Intel
Akamai Technologies
Scott Blvd.
Ericsson
@WalmartLabs
Chelsio Communications
Northrop Grumman
Cambrian Technologies Corp.
Applied Materials
San Jose Intl. Airport 2 miles
Kifer Rd.
Los Altos
Cuesta Park
Downtown Sunnyvale
Evelyn Ave.
LAWRENCE
NVIDIA
Apple Campus 3
222 North Wolfe Road
Sunnyvale, CA 94085
Monroe St.
Stevens Creek Fwy
Remington Dr.
El Camino Real
Sunken Gardens Golf Course
SANTA CLARA
SANTA CLARA COUNTY
Ortega Park
Central Park
Homestead Square Shopping Ctr.
Homestead Rd.
Kaiser Permanente Santa Clara Medical Center
APPLE PARK
Cupertino Village
Apple - One Infinite Loop
Cupertino
Vallco Shopping Mall
Stevens Creek Blvd.
Seagate Technology
Junipero Serra Fwy
Agilent Technology
Pruneridge Ave.
De Anza College
Marketplace on Stevens Creek
Valley Fair Shopping Center
McClellan Rd.
Cupertino Civic Center & Community Hall
Bollinger Rd.
Orchard Farms Shopping Center
Rainbow
SAN JOSE
Richmond
Concord
Berkeley
OAKLAND
SAN FRANCISCO
Daly City
Hayward
Pleasanton
Livermore
Fremont
Pacific Ocean
Mtn. View
Sunnyvale
Santa Clara
SAN JOSE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

71

No. 7 – Apple Campus 3

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Fitch/Moody’s):	AA(high)/BBB-sf/Baa2			Property Type:	Office
Original Principal Balance(1):	$30,000,000			Specific Property Type:	Suburban
Cut-off Date Balance(1):	$30,000,000			Location:	Sunnyvale, CA
% of Initial Pool Balance:	4.1%			Size:	882,657 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF(1):	$385.20
Borrower Name:	CW SPE LLC			Year Built/Renovated:	2017/NAP
Borrower Sponsor:	Paul Guarantor LLC			Title Vesting:	Fee
Mortgage Rate:	3.365%			Property Manager:	Self-managed
Note Date:	December 14, 2017			4th Most Recent Occupancy(4):	NAV
Anticipated Repayment Date:	January 6, 2028			3rd Most Recent Occupancy(4):	NAV
Maturity Date:	April 6, 2031			2nd Most Recent Occupancy(4):	NAV
IO Period:	120 months			Most Recent Occupancy(4):	NAV
Loan Term (Original):	120 months			Current Occupancy(5):	100.0% (3/1/2018)
Seasoning:	2 months
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, ARD
Interest Accrual Method:	Actual/360			4th Most Recent NOI(4):	NAV
Call Protection:	L(26),D(87),O(7)			3rd Most Recent NOI(4):	NAV
Lockbox Type:	Hard/Upfront Cash Management			2nd Most Recent NOI(4):	NAV
Additional Debt(1)(2):	Yes			Most Recent NOI(4):	NAV
Additional Debt Type(1)(2):	Pari Passu; Mezzanine
				U/W Revenues:	$46,190,545
				U/W Expenses:	$4,804,932
Escrows and Reserves(3):				U/W NOI:	$41,385,613
				U/W NCF:	$41,209,082
Type:	Initial	Monthly	Cap (If Any)	U/W NOI DSCR(1):	3.57x
Taxes	$0	$249,368	NAP	U/W NCF DSCR(1)(2):	3.55x
Insurance	$0	Springing	NAP	U/W NOI Debt Yield(1)(2):	12.2%
Replacement Reserves	$0	Springing	NAP	U/W NCF Debt Yield(1):	12.1%
TI/LC Reserves	$2,979,839	$0	NAP	Stabilized Appraised Value(6):	$773,600,000
Rent Concession Reserve	$42,706,326	$0	NAP	Stabilized Appraisal Valuation Date(6):	June 1, 2019
Punchlist Reserve	$93,750	Springing	NAP	Cut-off Date LTV Ratio(1)(2)(6):	44.0%
				LTV Ratio at ARD(1)(2)(6):	44.0%

(1)	See “The Mortgage Loan” section. All statistical information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Apple Campus 3 Whole Loan (as defined below).

(2)	See “Subordinate and Mezzanine Indebtedness” section. The equity interest in the borrower has been pledged to secure senior mezzanine indebtedness with an original principal balance of $117,500,000 and junior mezzanine indebtedness with an original principal balance of $117,500,000. All statistical information related to the balance per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based solely on the Apple Campus 3 Whole Loan. As of the Cut-off Date, the U/W NCF DSCR, U/W NOI Debt Yield, Cut-off Date LTV Ratio and LTV Ratio at ARD based on the Apple Campus 3 Total Debt (as defined below) are 1.70x, 7.2%, 74.3% and 74.3%, respectively.

(3)	See “Escrows” section.

(4)	Historical occupancy and financial information is not applicable as the Apple Campus 3 Property (as defined below) was built in 2017.

(5)	Apple has taken possession of its space, is currently constructing its interior improvements and is expected to begin taking occupancy in September 2018.

(6)	See “Appraisal” section. The stabilized appraised value shown assumes that contractual tenant improvement and leasing commission (“TI/LC”) obligations have been fulfilled and there is no outstanding free rent. The borrower deposited upfront reserves totaling $45,779,915 for such contractual TI/LC obligations and free rent (see “Escrows” section). The As-Is Appraised Value is $624,600,000 as of November 7, 2017, equating to a Cut-off Date LTV Ratio and LTV Ratio at ARD of 54.4%.

The Mortgage Loan. The mortgage loan (the “Apple Campus 3 Mortgage Loan”) is part of a whole loan (the “Apple Campus 3 Whole Loan”) evidenced by five pari passu notes secured by a first mortgage encumbering the fee interest in a 882,657 square foot, four-story, class A, single-tenant office building located in Sunnyvale, California (the “Apple Campus 3 Property”). The Apple Campus 3 Whole Loan was co-originated on December 14, 2017 by Wells Fargo Bank, National Association; Deutsche Bank AG, New York Branch; and Goldman Sachs Mortgage Company. The Apple Campus 3 Whole Loan had an original principal balance of $340,000,000, has an outstanding principal balance as of the Cut-off Date of $340,000,000 and accrues interest at an interest rate of 3.365% per annum (the “Initial Interest Rate”) through the anticipated repayment date (“ARD”); provided, however, that upon the occurrence and continuance of an event of default, the Apple Campus 3 Whole Loan accrues interest at an interest rate equal to the Initial Interest Rate plus 5.000%. The Apple Campus 3 Whole Loan had an initial term of 120 months, has a remaining term to the ARD of 118 months as of the Cut-off Date and requires payments of interest only through the ARD. The ARD is January 6, 2028 and the final maturity date is April 6, 2031. In the event the Apple Campus 3 Whole Loan is not paid off in full on or before the ARD,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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APPLE CAMPUS 3

the borrower will be required to make (a) interest payments based on an interest rate equal to the greater of (i) the Initial Interest Rate plus 1.500% per annum, and (ii) the swap rate plus 1.500% per annum; provided, however, that upon the occurrence and continuance of an event of default, the interest rate will be equal to (1) the greater of (i) and (ii), plus (2) 5.000%; and (b) principal payments based on a 30-year amortization assuming the Initial Interest Rate. The ARD automatically triggers a Cash Trap Event Period (see “Lockbox and Cash Management” section) whereby all excess cash flow will be used to pay down the principal balance of the Apple Campus 3 Whole Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Pool-ARD Loans” in the Preliminary Prospectus.

Note A-2, which will be contributed to the WFCM 2018-C43 Trust, had an original principal balance of $30,000,000 and has an outstanding principal balance as of the Cut-off Date of $30,000,000. The controlling Note A-3 had an original principal balance of $94,000,000, had an outstanding principal balance as of the Cut-off Date of $94,000,000, and was contributed to the BANK 2018-BNK10 Trust. The non-controlling Note A-4 had an original principal balance of $68,000,000, had an outstanding principal balance as of the Cut-off Date of $68,000,000, and was contributed to the BMARK 2018-B2 Trust. The remaining non-controlling Notes A-1 and A-5, which have an aggregate original principal balance of $148,000,000, are currently held by Wells Fargo Bank, National Association (Note A-1) and Goldman Sachs Mortgage Company (Note A-5) and are expected to be contributed to future securitization trusts. The mortgage loans evidenced by Notes A-1, A-3, A-4 and A-5 are collectively referred to herein as the “Apple Campus 3 Companion Loans”. The lender provides no assurances that any non-securitized pari passu notes will not be split further. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Note Summary

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$80,000,000	Wells Fargo Bank, NA	No
A-2	$30,000,000	WFCM 2017-C43	No
A-3	$94,000,000	BANK 2018-BNK10	Yes
A-4	$68,000,000	BMARK 2018-B2	No
A-5	$68,000,000	Goldman Sachs Mortgage Company	No
Total	$340,000,000

Following the lockout period, on any date before July 6, 2027, the borrower has the right to defease the Apple Campus 3 Whole Loan in whole, but not in part. In addition, the Apple Campus 3 Whole Loan is prepayable without penalty on or after July 6, 2027. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) December 14, 2021.

Sources and Uses

Sources			Uses
Original loan amount	$340,000,000	59.1%	Loan payoff	$385,679,999	67.1%
Mezzanine debt	235,000,000	40.9	Reserves	45,779,915	8.0
			Closing costs	2,636,016	0.5
			Return of equity	140,904,070	24.5
Total Sources	$575,000,000	100.0%	Total Uses	$575,000,000	100.0%

The Property. The Apple Campus 3 Property is a class A LEED Platinum office campus totaling 882,657 square feet and located in Sunnyvale, California. Built in 2017 and situated on a 17.8-acre site, the Apple Campus 3 Property comprises three interconnected, four-story office buildings totaling approximately 849,000 square feet, an amenities facility, outdoor common area and a seven-story parking structure. The Apple Campus 3 Property is 100.0% leased to Apple Inc. (“Apple”; NYSE: AAPL) through February 2031, with two, seven-year extension options and no termination options. Apple took possession of the Apple Campus 3 Property on December 1, 2017 and is currently constructing its interior improvements. As of January 2018, Apple is expected to begin taking occupancy of its space at the Apple Campus 3 Property in September 2018.

The interconnected office buildings within the Apple Campus 3 Property comprise Building A (308,659 square feet), Building B (269,997 square feet) and Building C (270,002 square feet), and the combined office floorplates average approximately 180,000 square feet. The amenities facility at the Apple Campus 3 Property totals approximately 34,000 square feet and is expected to serve as a cafeteria for Apple employees. Building A, Building B, the parking structure and the amenities building are collectively known as “Phase I” of the Apple Campus 3 Property; and Building C is known as “Phase 2”. Amenities at the Apple Campus 3 Property include a fitness/wellness center, coffee bar, general store, barber shop, bike repair shop, dry cleaning/laundry service and a conference center. Additional outdoor amenities at the Apple Campus 3 Property include a mini amphitheater situated in the center courtyard, outdoor seating, sport courts and athletic fields, bus/shuttle stops and green roof accessibility on the third floor of the office buildings.

According to the appraisal, as of 2016, Apple was the second largest employer in Sunnyvale, California, and the second largest space user in Silicon Valley. The Apple Campus 3 Property is situated approximately 3.5 miles north of both Apple Park and One Infinite Loop. Apple Park is Apple’s new 175-acre corporate headquarters campus, which comprises the 2.8 million square foot “spaceship” structure in addition to several associated research and development buildings. One Infinite Loop was originally developed as Apple’s headquarters in 1993 and totals approximately 850,000 square feet.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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APPLE CAMPUS 3

The following table presents certain information relating to the tenancy at the Apple Campus 3 Property:

Major Tenant

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenant
Apple(3)	NR/Aa1/AA+	882,657	100.0%	$48.35	$42,675,300	100.0%	2/28/2031(4)
Total Major Tenant		882,657	100.0%	$48.35	$42,675,300	100.0%

Vacant Space		0	0.0%

Collateral Total		882,657	100.0%

(1)	The entity on the lease is Apple Inc., which is the rated entity.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent reflect the average rent over the remaining lease term. Apple is currently in a free rent period, as outlined in the footnote below, and will begin paying rent of $41.28 per square foot on Phase I in February 2019 and Phase II in June 2019.

(3)	Apple has taken possession of its space and is currently constructing its interior improvements. Apple is currently in a free rent period for (i) Phase 1 (approximately 69.4% of its space) through and including December 2018 and (ii) Phase 2 (approximately 30.6% of its space) through and including May 2019. In January 2019, Apple will pay reduced rent of approximately $6.93 per square foot on Phase I only. Through and including February 2018, Apple is required to pay reimbursements for utilities only, and commencing March 2018, the tenant will be required to pay reimbursements for utilities, operating expenses, taxes and insurance. All future rent credits and abatements under the Apple lease were reserved at the origination of the Apple Campus 3 Whole Loan (see “Escrows” section).

(4)	Apple has two, 7-year renewal options at 95% of fair market value with 360 days’ written notice.

The following table presents certain information relating to the lease rollover schedule at the Apple Campus 3 Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
Thereafter	1	882,657	100.0%	882,657	100.0%	$42,675,300	100.0%	$48.35
Vacant	0	0	0.0%	882,657	100.0%	$0	0.0%	$0.00
Total/Weighted Average	1	882,657	100.0%			$42,675,300	100.0%	$48.35

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Apple Campus 3 Property:

Historical Occupancy

12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	12/31/2016(1)	3/1/2018(2)(3)
NAP	NAP	NAP	NAP	100.0%

(1)	The Apple Campus 3 Property was built in 2017.

(2)	Apple has taken possession of its space at the Apple Campus 3 Property and is currently constructing its interior improvements. As of January 2018, Apple is expected to begin taking occupancy of its space at the Apple Campus 3 Property in September 2018.

(3)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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APPLE CAMPUS 3

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Apple Campus 3 Property:

Cash Flow Analysis(1)

	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$42,675,300(2)	92.4%	$48.35
Grossed Up Vacant Space	0	0.0	0.00
Total Reimbursables	3,981,816	8.6	4.51
Other Income	0	0.0	0.00
Less Vacancy & Credit Loss	(466,571)(3)	(1.0)	(0.53)
Effective Gross Income	$46,190,545	100.0%	$52.33

Total Operating Expenses	$4,804,932	10.4%	$5.44

Net Operating Income	$41,385,613	89.6%	$46.89
TI/LC	0	0.0	0.00
Capital Expenditures	176,531	0.4	0.20
Net Cash Flow	$41,209,082	89.2%	$46.69

NOI DSCR(4)	3.57x
NCF DSCR(4)	3.55x
NOI DY(4)	12.2%
NCF DY(4)	12.1%

(1)	Historical operating statements are not applicable, as the Apple Campus 3 Property was built in 2017.

(2)	Base Rent reflects the average rent over the lease term (see “Major Tenant” section).

(3)	The underwritten economic vacancy is 1.0%. The Apple Campus 3 Property was 100.0% leased as of March 1, 2018.

(4)	The debt service coverage ratios and debt yields are based on the Apple Campus 3 Whole Loan.

Appraisal. The appraiser concluded to an “as-stabilized” appraised value of $773,600,000 with a valuation date of June 1, 2019, which assumes that contractual TI/LC obligations have been fulfilled and there is no outstanding free rent. The borrower deposited upfront reserves totaling $45,779,915 for such TI/LC obligations and free rent periods (see “Escrows” section). As of the appraisal valuation date of November 7, 2017 the Apple Campus 3 Property had an “as-is” appraised value of $624,600,000. The appraiser also concluded to a “Go Dark” value of $566,750,000 as of November 7, 2017.

Environmental Matters. According to the Phase I Environmental Assessment dated November 20, 2017, there are recognized environmental conditions at the Apple Campus 3 Property related to (i) potential soil, gas and groundwater contamination and (ii) residual soil impacts and possible vapor intrusion concerns. The Phase I assessment recommended no further action aside from continued implementation of a site management plan and vapor-intrusion mitigation system. In regard to the groundwater contamination, the responsible parties are Advanced Micro Devices, Inc., Northrop Grumman and Locus Technologies (a subsidiary of the Philips Electronics Company). The RECs are further described under “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Preliminary Prospectus.

Market Overview and Competition. The Apple Campus 3 Property is located in Sunnyvale, California near the intersection of Central Expressway and Wolfe Road. Sunnyvale is the seventh most populous city in the San Francisco Bay Area and one of the major cities comprising Silicon Valley. According to a third party market research report, as of the third quarter of 2017, the San Jose/Sunnyvale/Santa Clara metropolitan statistical area had an unemployment rate of 3.2% and reported an 8.9% GDP growth rate over the past five years, compared to an overall 2.4% growth rate for the United States.

The Apple Campus 3 Property is centrally located within 1.4 miles of two Santa Clara Valley Transportation Authority Light Rail stations (the Sunnyvale station in the Heritage District Downtown and the Lawrence Station in eastern Sunnyvale), 3.9 miles from the Downtown Mountain View Caltrain Station, and within close proximity to highways 101, 280, 237 and 85. According to a third-party market research report, the 2017 estimated population within a one-, three- and five-mile radius of the Apple Campus 3 Property was 26,490, 193,228, and 466,901, respectively; while the 2017 estimated average household income within the same radii was $121,630, $133,362, and $141,198, respectively.

According to a third-party market research report, as of the third quarter of 2017, the Sunnyvale submarket contained approximately 10.9 million square feet of office space exhibiting a vacancy rate of approximately 3.1% and an average asking rental rate of $64.44 per square foot, gross. The appraiser identified 15 comparable class A office properties totaling approximately 2.4 million square feet, which reported a 99.7% occupancy rate and average asking rents of $50.58 per square foot, triple net.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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APPLE CAMPUS 3

The following table presents certain information relating to comparable office leases for the Apple Campus 3 Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
Moffett Towers II 905 11th Avenue Sunnyvale, CA	2016/NAV	350,663	3.0 mile	Lab 126	March 2017/ 10.0 Yrs	350,663	$47.40	NNN
Moffett Gateway 1225 Crossman Avenue Sunnyvale, CA	2016/NAV	298,924	2.3 miles	Google, Inc.	November 2016/ 11.0 Yrs	298,924	$44.40	NNN
10900 Tantau Avenue Cupertino, CA	2008/NAV	102,540	3.5 miles	Panasonic	May 2017/ 5.0 Yrs	43,034	$51.00	NNN
Tree Farm 4440 El Camino Real Los Altos, CA	1999/NAV	96,562	6.8 mile	Toyota	March 2017/ 5.5 Yrs	96,562	$63.00	NNN
Moffett Tower II Bldg. 2 905 11th Avenue Sunnyvale, CA	2017/NAV	362,600	3.0 miles	Amazon	December 2016/ 10.0 Yrs	362,600	$48.00	NNN

(1)	Information obtained from third party market report

The Borrower. The borrower is CW SPE LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Apple Campus 3 Whole Loan. Paul Guarantor LLC is the guarantor of certain nonrecourse carveouts under the Apple Campus 3 Whole Loan. The Apple Campus 3 Borrower is affiliated with the borrower under the Moffett Towers II – Building 2 Mortgage Loan.

The Borrower Sponsor. The borrower sponsor is Paul Guarantor LLC, which is 100% directly owned by Jay Paul Company, a privately held real estate firm based in San Francisco, California. Founded in 1975, Jay Paul Company concentrates on the acquisition, development, and management of commercial properties throughout California. Jay Paul Company has developed over 11.0 million square feet of institutional quality space, and since 2000, has closed on more than $12.0 billion in debt and equity financings.

Escrows. The Apple Campus 3 Whole Loan documents provide for upfront escrows in the amount of $42,706,326 for rent abatement periods, $2,979,839 for outstanding TI/LCs, and $93,750 for the estimated cost to complete outstanding punchlist items. The Apple Campus 3 Whole Loan documents provide for ongoing monthly escrows of $249,368 for real estate taxes. The Apple Campus 3 Whole Loan documents provide for additional reserves in the amount of 125% of any additional punchlist items received from Apple (following origination, an additional $506,100 was deposited due to additional punchlist items identified by Apple).

The Apple Campus 3 Whole Loan documents do not require ongoing monthly escrows for insurance premiums as long as (i) no event of default has occurred and is continuing; (ii) the borrower provides the lender with evidence that the Apple Campus 3 Property’s insurance coverage is included in a blanket policy and such policy is in full force and effect; and (iii) the borrower pays all applicable insurance premiums and provides the lender with evidence of renewals. The Apple Campus 3 Whole Loan documents do not require ongoing monthly escrows for replacement reserves as long as no “Cash Trap Event Period” (as defined in the “Lockbox and Cash Management” section) has occurred and is continuing.

Lockbox and Cash Management. The Apple Campus 3 Whole Loan requires a lender-controlled lockbox account, which is already in-place, and that the borrower direct the tenant to pay its rent directly into such lockbox account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within one business day of receipt. Prior to the occurrence of a Cash Trap Event Period (as defined below), all excess funds are required to be distributed to the borrower. During a Cash Trap Event Period, all excess funds are required to be swept to a lender-controlled cash management account. During a Lease Sweep Period (as defined below), the borrower is required to make minimum monthly deposits of $1,838,869 into a leasing reserve (regardless of the amount of available excess cash flow).

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence of an event of default under the Apple Campus 3 Whole Loan, the Apple Campus 3 Senior Mezzanine Loan or the Apple Campus 3 Junior Mezzanine Loan (see “Subordinate and Mezzanine Indebtedness” section);

(ii)	the occurrence of a Lease Sweep Period (as defined below);

(iii)	the debt service coverage ratio based on the Apple Campus 3 Whole Loan falling below 1.85x (based on a hypothetical 30-year amortization period), or the debt service coverage ratio based on the Apple Campus 3 Total Debt (see “Subordinate and Mezzanine Indebtedness” section) falling below 1.10x (based on a hypothetical 30-year amortization period) at the end of any calendar quarter; or

(iv)	the ARD.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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APPLE CAMPUS 3

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;

●	with regard to clause (ii), a Lease Sweep Period Cure Event (as defined below);

●	with regard to clause (iii), the debt service coverage ratio based on the Apple Campus 3 Whole Loan (based on a hypothetical 30-year amortization schedule) being equal to 1.85x or greater, and the debt service coverage ratio based on the Apple Campus 3 Total Debt (based on a hypothetical 30-year amortization schedule) being equal to 1.10x or greater for two consecutive calculation dates; or

●	with regard to clause (iv), the Apple Campus 3 Whole Loan being repaid in full.

A “Lease Sweep Period” will commence upon the earlier of the following (for clauses (i), (iii), (iv) and (v) below, the term ‘Apple’ includes any replacement tenant that occupies at least 75% of the space currently occupied by Apple):

(i)	Apple cancels, terminates or gives notice of its intent to cancel or terminate its lease on at least 40,000 square feet;

(ii)	Apple is no longer an Investment Grade Entity (as defined below);

(iii)	Apple goes dark in 20% or more of its space; provided, however, that a Lease Sweep Period will not commence as long as Apple remains an Investment Grade Entity;

(iv)	Apple defaults under its lease beyond any applicable notice and cure period; or

(v)	Apple becomes insolvent or files for bankruptcy.

A “Lease Sweep Cure Event” will occur upon the following:

●	with regard to clause (i), (a) a Qualified Re-Leasing Event (as defined below), or (b) total swept funds equating to $35.00 per square foot of such applicable space (or borrower delivering to the lender an acceptable letter of credit in such amount);

●	with regard to clauses (ii) or (iii), (a) a Qualified Re-Leasing Event, (b) Apple restoring its status as an Investment Grade Entity; (c) the applicable space being subleased to an Investment Grade Entity who has accepted delivery of the space and is paying unabated rent in an amount no less than the contract rate of the primary lease; or (d) total swept funds equating to $50.00 per square foot of (x) the Apple lease space with respect to clause (ii) and (y) the applicable space with respect to clause (iii) (or borrower delivering to the lender an acceptable letter of credit in such amount); provided, however, that once total swept funds in the leasing reserve equate to $35.00 per square foot of the applicable space, additional funds will be deposited into a debt service reserve account until such $50.00 per square foot cap is met;

●	with regard to clause (iv), (a) the cure of such event of default and no other default occurring for a period of three consecutive months, or (b) total swept funds equating to $35.00 per square foot (or borrower delivering to the lender an acceptable letter of credit in such amount);

●	with regard to clause (v), the bankruptcy or insolvency proceedings having terminated and the lease having been affirmed or assigned in a manner satisfactory to the lender.

An “Investment Grade Entity” means an entity that is rated ‘BBB-’, or equivalent, or higher by at least two of Fitch, Moody’s and S&P.

A “Qualified Re-Leasing Event” will occur upon one or more replacement tenants acceptable to lender executing leases covering at least 75% of the space currently occupied by Apple with (i) terms extending at least three years beyond the Maturity Date of the Apple Campus 3 Whole Loan; (ii) economic terms at least as favorable as those in the lease being replaced; (iii) such replacement tenants having taken possession of such space and paying full unabated rent or such abatement has been reserved; (iv) and all tenant improvements and leasing commissions having been paid or reserved.

Property Management. The Apple Campus 3 Property is managed by an affiliate of the borrower.

Assumption. The Apple Campus 3 borrower has the right to transfer the Apple Campus 3 Property, provided that certain other conditions are satisfied, including, but not limited to: (i) no event of default has occurred and is continuing; (ii) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; and (iii) if requested by the lender, rating agency confirmation from DBRS, Fitch, and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series WFCM 2018-C43 certificates and similar confirmations from each rating agency rating any securities backed by any of the Apple Campus 3 Companion Loans with respect to the ratings of such securities.

Rights of First Offer. Apple has a right of first offer to purchase the Apple Campus 3 Property if the borrower markets the property for sale (the “Apple ROFO”). The Apple ROFO is not extinguished by foreclosure; however, the Apple ROFO does not apply to foreclosure or deed-in-lieu thereof.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Wells Fargo Bank, National Association; Deutsche Bank AG, New York Branch; and Goldman Sachs Mortgage Company (collectively, the “Mezzanine Co-Lenders”) funded a $117,500,000 senior mezzanine loan to CW Mezz LLC (the “Apple Campus 3 Senior Mezzanine Loan”) and a $117,500,000 junior mezzanine loan to Central Wolfe LLC (the “Apple Campus 3 Junior Mezzanine Loan”)(collectively, the Apple Campus 3 Whole Loan, Apple Campus 3 Senior Mezzanine Loan and Apple Campus 3 Junior Mezzanine Loan are referred to herein as the “Apple Campus 3 Total Debt”). The Apple Campus 3 Senior Mezzanine Loan and the Apple Campus 3 Junior Mezzanine Loan are coterminous with the Apple Campus 3 Whole Loan and require interest-only payments. The Apple Campus 3 Senior Mezzanine Loan accrues interest at a fixed interest rate equal to 4.620% per annum (the “Senior Mezzanine Initial Interest Rate”), and the Apple Campus 3 Junior Mezzanine Loan accrues interest at a fixed interest rate equal to 6.000% per annum (the “Junior Mezzanine Initial Interest Rate”). In the event the Apple Campus 3 Senior Mezzanine Loan and/or the Apple Campus 3 Junior Mezzanine Loan are not paid off in full on or before the ARD, the borrower will be

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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APPLE CAMPUS 3

required to make interest payments based on an interest rate equal to the greater of (i) the Senior Mezzanine Initial Interest Rate or the Junior Mezzanine Initial Interest Rate, as applicable, plus 1.500% per annum, and (ii) the swap rate plus 1.500% per annum; provided, however, that upon the occurrence and continuance of an event of default, the interest rate will be equal to (1) the greater of (i) and (ii), plus (2) 5.000%. An intercreditor agreement is in place with respect to the Apple Campus 3 Whole Loan, the Apple Campus 3 Senior Mezzanine Loan and the Apple Campus 3 Junior Mezzanine Loan.

Ground Lease. None.

Terrorism Insurance. The Apple Campus 3 Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Apple Campus 3 Property, as well as business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

Earthquake Insurance. The loan documents require earthquake insurance. At the time of closing, earthquake insurance coverage is in-place for the Apple Campus 3 Property. The seismic report indicated a probable maximum loss of 10.0% for the Apple Campus 3 Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

78

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

79

WALMART SUPERCENTER HOUSTON

Market
Walmart
Home & Pharmacy

$5

LOW PRICES

Pickup
18

Exit
FREE 2-DAY
home delivery
Walmart

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

80

WALMART SUPERCENTER HOUSTON

George Bush Intcl. Airport 23 Miles
610
Memorial Dr
Memorial Park Golf Course
Woodway Dr
Houston Arboretum & Nature Center
Memorial Park
IBM
West Loop
Tanglewood Rd
Sage Rd
Uptown Park
Consulate General of Brazil
Consulate General of Germany
Consulate General of Italy
Consulate General of Russia
Four Oaks Place
BHP Petroleum
Willowick Rd
San Felipe St
Four Leaf Towers
Post Oak Plaza
Marathon Oil Corporation
Sage Plaza
3D/Intl. Tower
San Felipe St
Apache Corp.
Parsons Corp.
Target
River Oaks
Centre at Post Oak
River Oaks District
Highland Village
Westheimer Rd
Uptown
Uptown Plaza
Briargrove Plaza
Fountain View Dr
Bering Dr
Westheimer Rd
The Galleria
Westheimer Rd
Alabama St
Williams Tower
Waterwall Park
Afton Oaks
Hidalgo St
Bechtel Corp.
Weslayan St
Richmond Ave
Richmond Ave
Richmond Square
Richmond Ave
Downtown Houston 5 miles
Skyline Dr
Woodlake/ Briar Meadow
HOUSTON
69
59
Southwest Frwy
Houston Chronicle Corp. Office
Westpark Dr
Windswept Ln
Southwest Frwy
Westpark Tollway
Sam's Club
The Home Depot
Weslayan Plaza
Walmart Supercenter Houston
5405 South Rice Avenue
Houston, TX 77081
Glenmont Dr
Houston Community College- West Loop Center
Bissonnet St
59
West University Place
Gulfton St
Royalton St
Rice Ave
Gulfton St
Gulfton
Burnett Bayland Park
HARRIS COUNTY
University Blvd
Elm St
Elm St
Cornerstone Hospital. of Houston- Bellaire
Newcastle Dr
Weslayan St
Southside Place
Hillcroft Ave
Rampart St
Renwick Dr
Alder Dr
Chimney Rock Rd
Bissonnet St
Telephone History Exhibit
West U Marketplace
Bellaire Blvd
Bellaire Blvd
Bellaire Blvd
Holcombe Blvd
Braes Heights
Bellaire
Nature Discovery Center
Bayland Park
Bissonnet St
Renwick Dr
Chimney Rock Rd
Rice Ave
Newcastle St
Stella Link Rd
The Woodlands
Spring
Atascocita
Humble
HOUSTON
Katy
Baytown
Pasadena
La Porte
Sugar Land
Missouri City
Pearland
League City
Texas City
Tomball
Cypress
Richmond
Rosenberg

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

81

No. 8 – Walmart Supercenter Houston

Loan Information				Property Information
Mortgage Loan Seller:		Rialto Mortgage Finance, LLC		Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Fitch/Moody’s):		NR/NR/NR		Property Type:	Retail
Original Principal Balance:		$26,500,000		Specific Property Type:	Single Tenant
Cut-off Date Balance:		$26,500,000		Location:	Houston, TX
% of Initial Pool Balance:		3.6%		Size:	177,514 SF
Loan Purpose(1):		Recapitalization		Cut-off Date Balance Per SF:	$149.28
Borrower Name:		Houston Galleria Retail DST		Year Built/Renovated:	2015/NAP
Borrower Sponsor:		Midway Risknet Partners I, L. P.		Title Vesting:	Fee
Mortgage Rate:		4.440%		Property Manager:	Self-managed
				4th Most Recent Occupancy(3):	NAV
Note Date:		February 14, 2018		3rd Most Recent Occupancy (As of):	100.0% (12/31/2015)
Anticipated Repayment Date:		NAP		2nd Most Recent Occupancy (As of):	100.0% (12/31/2016)
Maturity Date:		March 6, 2028		Most Recent Occupancy (As of):	100.0% (12/31/2017)
IO Period:		120 months		Current Occupancy (As of):	100.0% (3/1/2018)
Loan Term (Original):		120 months
Seasoning:		0 months		Underwriting and Financial Information:
Amortization Term (Original):		NAP		4th Most Recent NOI(3):	NAV
Loan Amortization Type:		Interest-only, Balloon		3rd Most Recent NOI (As of)(3):	$982,258 (12/31/2015)
Interest Accrual Method:		Actual/360		2nd Most Recent NOI (As of):	$2,100,000 (12/31/2016)
Call Protection:		L(24),D(92),O(4)		Most Recent NOI (As of):	$2,100,000 (12/31/2017)
Lockbox Type:		Springing
Additional Debt:		None		U/W Revenues:	$3,347,667
Additional Debt Type:		NAP		U/W Expenses:	$1,239,654
				U/W NOI:	$2,108,013
				U/W NCF:	$2,081,386
Escrows and Reserves(2):				U/W NOI DSCR:	1.77x
				U/W NCF DSCR:	1.74x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	8.0%
Taxes	$0	Springing	NAP	U/W NCF Debt Yield:	7.9%
Insurance	$0	Springing	NAP	As-Is Appraised Value:	$42,670,000
Replacement Reserves	$0	$0	NAP	As-Is Appraisal Valuation Date:	February 8, 2018
TI/LC Reserve	$0	$0	NAP	Cut-off Date LTV Ratio:	62.1%
Environmental Reserve	$35,000	$0	NAP	LTV Ratio at Maturity or ARD:	62.1%
Contingency Reserve	$60,000	Springing	NAP

(1)	Prior to the closing of the Walmart Supercenter Houston Mortgage Loan, the Borrower acquired the Walmart Supercenter Houston Property from an affiliate of the borrower for $42.8 million on an all cash basis.

(2)	See “Escrows and Reserves” section.

(3)	The Walmart Supercenter Houston Property was constructed in 2015.

The Mortgage Loan. The mortgage loan (the “Walmart Supercenter Houston Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a retail property located in Houston, Texas (the “Walmart Supercenter Houston Property”). The Walmart Supercenter Houston Mortgage Loan was originated on February 14, 2018 by Rialto Mortgage Finance, LLC. The Walmart Supercenter Houston Mortgage Loan had an original principal balance of $26,500,000, has an outstanding principal balance as of the Cut-off Date of $26,500,000 and accrues interest at an interest rate of 4.440% per annum. The Walmart Supercenter Houston Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments through the term of the Walmart Supercenter Houston Mortgage Loan. The Walmart Supercenter Houston Mortgage Loan matures on March 6, 2028.

Following the lockout period, the borrower has the right to defease the Walmart Supercenter Houston Mortgage Loan in whole, but not in part, on any date before December 6, 2027. In addition, the Walmart Supercenter Houston Mortgage Loan is prepayable without penalty on or after December 6, 2027.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

82

WALMART SUPERCENTER HOUSTON

Sources and Uses

Sources			Uses
Original loan amount	$26,500,000	100.0%	Return of Equity(1)	$23,041,312	86.9%
			Closing Costs	3,363,688	12.7
			Upfront Reserve	95,000	0.4
Total Sources	$26,500,000	100.0%	Total Uses	$26,500,000	100.0%

(1)	Prior to the closing of the Walmart Supercenter Houston Mortgage Loan, the Borrower acquired the Walmart Supercenter Houston Property from an affiliate of the borrower for $42.8 million on an all cash basis.

The Property. The Walmart Supercenter Houston Property is a one story, single-tenant retail property containing approximately 177,514 square feet located in Houston, Texas. The Walmart Supercenter Houston Property was constructed in 2015 and is situated on a 16.4-acre parcel. Parking is provided by 716 surface parking spaces, resulting in a parking ratio of 4.03 spaces per 1,000 square feet of rentable area. As of March 1, 2018, the Walmart Supercenter Houston Property was 100.0% leased to Walmart Supercenter.

Wal-Mart Stores, Inc. (“Walmart”) is headquartered in Bentonville, Arkansas; the company was founded by Sam Walton in 1962 and incorporated in 1969. As of January 31, 2017, Walmart reported total annual revenue of approximately $485.9 billion and 11,695 stores and clubs in 28 countries and e-commerce websites in 11 countries, under a total of 59 banners. As of January 31, 2017, Walmart employed approximately with 2.3 million employees. Walmart estimates that each week approximately 260 million customers visit its stores and clubs. Walmart Supercenters offer a one store shopping experience by combining a grocery store with fresh produce, bakery, deli and dairy products with electronics, apparel, toys and home furnishing. Most of the Walmart Supercenters are open 24 hours and many include specialty shops such as banks, hair and nail salons, restaurants or vision centers. As of January 31, 2017, there were 3,522 Walmart Supercenters in 49 of the 50 U.S. states, the District of Columbia, and Puerto Rico.

The following table presents certain information relating to the tenancies at the Walmart Supercenter Houston Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF(2)	Occupancy Cost	Lease Expiration Date
Major Tenant
Walmart Supercenter(3)	AA/Aa2/AA	177,514	100.0%	$11.83	$2,100,000	100.0%	$388.14	4.9%	7/12/2035(4)
Occupied Collateral Total		177,514	100.0%	$11.83	$2,100,000	100.0%

Vacant Space		0	0.0%

Collateral Total		177,514	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Sales PSF were provided by a third party market research company as of August 17, 2017.

(3)	Walmart Supercenter has two termination options relating to the environmental condition of the Walmart Supercenter Houston Property. First, in the event that the premises becomes untenantable in whole or in part for a period of 120 days due to an environmental condition not caused by the tenant then tenant may terminate the lease. Second, tenant may engage an independent third party consultant to study the environmental condition of the Walmart Supercenter Houston Property. If the consultant determines that an environmental condition exists that unreasonably and substantially endangers the life or health of persons occupying the premises, then the borrower may hire a consultant to study the environmental condition of the Walmart Supercenter Houston Property and issue a report. If such consultant disagrees with the initial consultant, then a third consultant is engaged to choose a correct report. If the initial consultant’s conclusion is upheld, then Walmart Supercenter may terminate the lease upon 60 days prior notice to the borrower provided that the borrower has a 45 day period within which to remedy the condition such that it no longer unreasonably and substantially endangers the life or health of persons occupying the premises.

(4)	Walmart Supercenter has six, 5-year renewal options remaining.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

83

WALMART SUPERCENTER HOUSTON

The following table presents certain information relating to the historical sales at the Walmart Supercenter Houston Property:

Historical Sales (PSF)

Tenant Name	2015	2016	2017(1)	Average National Sales (PSF)(2)	Current Occupancy Cost
Walmart Supercenter	NAV	NAV	$388	$440	4.9%
(1)	Historical Sales (PSF) are based on a third party market research provider as of August 17, 2017.

(2)	Average National Sales (PSF) is provided from Wal-Mart Stores, Inc., 10-K as of January 31, 2017.

The following table presents certain information relating to the lease rollover schedule at the Walmart Supercenter Houston Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative% of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(2)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
Thereafter	1	177,514	100.0%	177,514	100.0%	$2,100,000	100.0%	$11.83
Vacant	0	0	0.0%	177,514	100.0%	$0	0.0%	$0.00
Total/Weighted Average	1	177,514	100.0%			$2,100,000	100.0%	$11.83
(1)	Information obtained from the underwritten rent roll.

(2)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Walmart Supercenter Houston Property:

Historical Occupancy

2014(1)	2015(1)	2016(1)	2017(1)	3/1/2018(2)
NAV	100.0%	100.0%	100.0%	100.0%

(1)	Information obtained from the borrower. The Walmart Supercenter Houston Property was constructed in 2015.

(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Walmart Supercenter Houston Property:

Cash Flow Analysis

	2015	2016	2017	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$982,258	$2,100,000	$2,100,000	$2,100,000	62.7%	$11.83
Rent Steps	0	0	0	0	0.0	0.00
Grossed Up Vacant Space	0	0	0	0	0.0	0.00
Total Reimbursables	0	0	0	1,247,667	37.3	7.03
Other Income	0	0	0	0	0.0	0.00
Less Vacancy & Credit Loss	0	0	0	0	0.0	0.00
Effective Gross Income	$982,258	$2,100,000	$2,100,000	$3,347,667	100.0%	$18.86

Total Operating Expenses	$0	$0	$0	$1,239,654	37.0%	$6.98

Net Operating Income	$982,258	$2,100,000	$2,100,000	$2,108,013	63.0%	$11.88
TI/LC	0	0	0	0	0.0	0.00
Capital Expenditures	0	0	0	26,627	0.8	0.15
Net Cash Flow	$982,258	$2,100,000	$2,100,000	$2,081,386	62.2%	$11.73

NOI DSCR	0.82x	1.76x	1.76x	1.77x
NCF DSCR	0.82x	1.76x	1.76x	1.74x
NOI DY	3.7%	7.9%	7.9%	8.0%
NCF DY	3.7%	7.9%	7.9%	7.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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WALMART SUPERCENTER HOUSTON

Appraisal. As of the appraisal valuation date of February 8, 2018, the Walmart Supercenter Houston Property had an “as-is” appraised value of $42,670,000.

Environmental Matters. According to a Phase I environmental assessment dated February 12, 2018, there was evidence of a recognized environmental condition at the Walmart Supercenter Houston Property. Prior to the construction of the Walmart Supercenter Houston Property, soil and groundwater contamination was discovered stemming from prior industrial uses at the Walmart Supercenter Houston Property and remediation has been ongoing under the supervision of the Texas Commission on Environmental Quality since 1998. The Phase I environmental assessment identified groundwater impacts in excess of regulatory limits from the former on-site operations. The prior owner is required to indemnify the borrower and Walmart for any costs of investigation, cleanup, and monitoring liability relating to the condition. At origination, the borrower obtained an environmental impairment liability insurance policy under which the lender was a named insured, and the lender reserved $35,000 at closing to account for the expected amount necessary to extend the term of such policy to a period at least the maturity date of the loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Preliminary Prospectus.

Market Overview and Competition. The Walmart Supercenter Houston Property is located in Houston, Harris County, Texas, within the Houston-The Woodlands-Sugar Land metropolitan statistical area (“Houston MSA”). Demand drivers in the Houston MSA include energy, manufacturing, and logistics sectors. Twenty Fortune 500 companies have headquarters in Houston, including Waste Management, Halliburton, and Sysco. The Houston MSA is the U.S. energy headquarters and a world center for virtually every segment of the oil and gas industry including exploration, production, transmission, marketing, supply, and technology.

The Walmart Supercenter Houston Property is located in the Uptown area of Houston which is commonly referred to as the Galleria area, a mixture of office, retail, residential and hotel properties located along the West Loop from Richmond Avenue north to Buffalo Bayou and west to Yorktown. With more than 23.6 million square feet of commercial office space, Uptown Houston represents approximately 12% of Houston’s total office space. Uptown Houston is the 17th largest business center in the U.S. and compares in size to the downtowns of Los Angeles and Denver. Uptown Houston is home to approximately 2,000 companies, ranging from small- to large-sized commercial businesses, representing a variety of diverse industries. Uptown Houston offers more than 5.0 million square feet of gross leasable retail space, more than any other retail destination in Houston. The Galleria is ranked the fifth largest retail complex in the country featuring more than 375 stores and restaurants, an ice rink and two Westin hotels. This shopping complex includes Neiman Marcus, Cartier, Gucci, Macy’s, Tiffany & Co., Saks Fifth Avenue, The Sharper Image, Ralph Lauren Collection, Christian Dior, St. John, and Nordstrom. There are three office towers, two hotels, 2.4 million square feet of retail space, and a variety of restaurants.

Primary access to the Walmart Supercenter Houston Property’s neighborhood is provided by US Highway 59 and Loop 610. The Southwest Freeway provides access to the Houston central business district as well to Sugar Land and Victoria to the southwest. Loop 610 traverses the area in a north-south direction, circumnavigating the city of Houston at a distance of approximately 6.0 miles. Additionally, Interstate Highway 10 is a major east/west thoroughfare that also provides direct access to the central business district. More specifically, the Walmart Supercenter Houston Property is situated along South Rice and Anderson Street. South Rice Avenue, is a north/south street improved with two lanes of traffic in each direction. Anderson Street, is a north/south street improved with one lane of traffic in each direction. According to the appraisal, South Rice Avenue at Glenmount Drive averages approximately 13,006 vehicles per day.

According to the appraisal, the 2017 population within a one, three and five-mile radius of the Walmart Supercenter Houston Property was 25,849, 228,556 and 523,539, respectively. The 2017 average household income within the same one, three and five-mile radii was $103,577, $124,764 and $117,300, respectively.

According to the appraisal, the Walmart Supercenter Houston Property is located in the Houston Area retail market, which had an estimated inventory of 382 million square feet of retail space as of year-end 2017. The Houston Area retail market reported an overall vacancy rate of 5.3%, with an average rental rate of $16.86 per square feet.

According to the appraisal, the Walmart Supercenter Houston Property is located in the Southwest retail submarket, which had an estimated inventory of 58.9 million square feet of retail space as of year-end 2017. The Southwest retail submarket reported an overall vacancy rate of 5.7%, with an average rental rate of $15.75 per square feet.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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WALMART SUPERCENTER HOUSTON

The following table presents certain information relating to comparable retail properties for Walmart Supercenter Houston Property:

Competitive Set(1)

Property Name/ Location	Year Built/ Renovated	Anchor Tenants	Total GLA (SF)	Total Occupancy	Distance from Subject	Tenant Name	Lease Date /Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
Walmart Supercenter Houston (Subject) Houston, TX	2015/NAP	Walmart Supercenter	177,514	100.0%	--	Walmart Supercenter	July 2015 / 25 Yrs	177,514	$11.83	NNN

Fry’s Electronics, Concord CA	1979/NAP	Fry’s Electronics	104,160	100.0%	1,914 miles	Fry’s Electronics	June 2015 / 10 Yrs	104,160	$11.25	NNN

Mills Fleet Farm, Sioux City IA	2018/NAP	Mills Fleet Farm	220,933	100.0%	1,000 miles	Mills Fleet Farm	Sep. 2018 / 20 Yrs	220,933	$12.42	NNN

Cabela’s, Rogers AR	2012/NAP	Cabela’s	104,427	100.0%	536 miles	Cabela’s	Sep. 2017 / 22 Yrs	104,427	$16.54	NNN

Proposed Walmart Center, Katy TX	2014/NAP	Wal Mart	41,839	100.0%	22.4 miles	Wal Mart	NAP / NAP	41,839	$13.38	NNN

Dick’s Sporting Goods Katy, TX	2016/NAP	Dick’s Sporting Good	105,000	100.0%	24.1 miles	Dick’s Sporting Goods	Nov. 2016 / 15.3 Yrs	105,000	$13.84	NNN

Container Store The Woodlands, TX	1997/2011	Container Store	25,083	100.0%	36.6 miles	Container Store	Nov. 2011 / 12 Yrs	25,083	$17.00	NNN

Nordstrom Rack – Centre at Post Oak Houston, TX	1995/NAP	Nordstrom Rack	30,017	100.0%	2.0 miles	Nordstrom Rack	Feb. 2010 / 10 Yrs	30,017	$27.50	NNN

Bed Bath & Beyond Houston, TX	2002/NAP	Bed Bath & Beyond	40,000	100.0%	4.8 miles	Bed Bath & Beyond	June 2012 / 5 Yrs	40,000	$23.00	NNN

Ashley Furniture Houston, TX	1996/2010	Ashley Furniture	42,684	100.0%	2.2 miles	Ashley Furniture	Nov. 2009 / 15 Yrs	42,684	$20.00	NNN

Former Babies R’ Us Houston, TX	1995/NAP	NAP	40,000	0.0%	12.6 miles	NAP	NAP	40,000	$15.00	NNN

(1)	Information obtained from the appraisal dated February 12, 2018.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The Borrower. The borrower is Houston Galleria Retail DST, a single-purpose Delaware statutory trust. At loan origination, the beneficial interests in the Delaware statutory trust interests were sold on an all equity basis and without any debt on the Walmart Supercenter Houston Property as the construction loan was paid off prior to the origination of the Walmart Supercenter Houston Mortgage Loan. There are two independent directors for the borrowing entity. The borrower trust manager is a single-purpose

Delaware limited liability company with one independent manager. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Walmart Supercenter Houston Mortgage Loan. Midway Risknet Partners I, L. P., is the guarantor of certain nonrecourse carveouts under the Walmart Supercenter Mortgage Loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Delaware Statutory Trusts” in the Preliminary Prospectus.

The Sponsor. The sponsor, Midway Risknet Partners I, L. P., is owned and controlled by Bradley R. Freels, the chairman of the Midway Companies. Midway Companies (“Midway”) is a privately owned, fully integrated real estate investment and development firm that has provided a high level of quality, service and value to its clients and investors for more than 49 years. The Midway portfolio of projects completed and underway consists of approximately 45 million square feet of properties ranging from mixed-use centers, corporate headquarters, multi-family, entertainment, hospitality, business and industrial parks, and master-planned resort and residential communities. Entities affiliated with the sponsor filed for Chapter 11 bankruptcy protection in April 2011. A plan of reorganization was approved and the bankruptcy was discharged. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus

Escrows and Reserves. The loan documents provide for upfront reserves of $60,000 for a contingency reserve and $35,000 for an environmental reserve. Monthly real estate tax reserves are not required so long as (i) the lease with the Critical Tenant (as defined below) is in full force and effect with no defaults by any party; (ii) the terms of the Critical Tenant Lease (as defined below) require the tenant to directly pay all real estate taxes due with respect to the Walmart Supercenter Houston Property; (iii) the tenant pays all real estate taxes on time prior to delinquency and, upon request by the lender, promptly provides to the lender evidence of payment of the real estate taxes; and (iv) a Critical Tenant Trigger Event (as defined below) is not in effect and no event of default exists. Monthly insurance reserves are not required so long as (i) the borrower maintains the blanket insurance policy required under the loan documents in full force and effect; (ii) the borrower delivers to the lender within fifteen (15) days prior to the expiration of the blanket insurance policy, the certificates of insurance evidencing coverage accompanied by evidence of payment of the insurance premiums due under the policy. The monthly contingency reserve will be the amount equal to the difference between (i) $60,000 and (ii) the balance of the contingency funds on deposit in the contingency account.

Lockbox and Cash Management. Upon the occurrence and during the continuance of a Cash Management Trigger Event (as defined below) the borrower is required to establish a lender-controlled lockbox account and instruct tenants to deposit rents into such lockbox account. The Walmart Supercenter Houston Mortgage Loan documents also require that all revenues received by the borrower or the property manager be deposited into the lockbox account within two business days of receipt. Pursuant to the Walmart Supercenter Houston Mortgage Loan documents, all excess funds on deposit will be applied as follows (a) if a Cash Sweep Event (as defined below) period is not in effect, to the borrower; and (b) if a Cash Sweep Event Period is in effect due to the existence of a Critical Tenant Trigger Event (as defined below) to the Critical Tenant TI/LC account until the applicable Critical Tenant Trigger Event cure has occurred. If no Cash Sweep Event is in effect and a Critical Tenant Trigger Event is not in effect, then funds will be applied to the excess cash flow account.

A “Cash Management Trigger Event” will commence upon (i) the occurrence and continuation of an event of default; (ii) the borrower’s second late debt service payment within a 12-month period; (iii) any bankruptcy action of the borrower, the guarantor or the property manager; (iv) a Cash Management DSCR Trigger Event (as defined below); or (v) a Critical Tenant Trigger Event (as defined below). A Cash Management Trigger Event will end with respect to clause (i) above, when such event of default has been cured; with respect to clause (ii) above, when the debt service payments have been paid on time for 12 consecutive months; with respect to clause (iii) above, when such bankruptcy petition has been discharged, stayed, or dismissed within 60 days of such filing among other conditions for the borrower or guarantor and within 120 days for the property manager, and certain other conditions have been satisfied; with respect to clause (iv) above, the date the trailing 12-month amortizing net operating income debt service coverage ratio is greater than 1.20x for two consecutive calendar quarters, and certain other conditions have been satisfied; and with respect to clause (v) above, the date a Critical Tenant Trigger Event cure has occurred.

A “Cash Management DSCR Trigger Event” will occur on any day the net operating debt service coverage ratio, based on the trailing 12-month period immediately preceding the date of such determination, is less than 1.15x.

A “Cash Sweep Event” will occur upon (i) the occurrence and continuation of an event of default; (ii) any bankruptcy action of the borrower, the guarantor or the property manager; (iii) the occurrence of a Cash Sweep DSCR Trigger Event; or (iv) the occurrence of a Critical Tenant Trigger Event (as defined below). A Cash Sweep Event will end with respect to clause (i) above, when such event of default has been cured; with respect to clause (ii) above, when such bankruptcy petition has been discharged, stayed, or dismissed within 60 days of such filing borrower or guarantor and within 120 days for the property manager, and certain other condition have been satisfied; with respect to clause (iii) above, the date the trailing 12-month amortizing net operating income debt service coverage ratio is greater than 1.20x for two consecutive calendar quarters, and certain other conditions have been satisfied; and with respect to clause (iv) above, the date on which a Critical Tenant Trigger Event cure has occurred.

A “Cash Sweep DSCR Trigger Event” will occur upon any date the net operating debt service coverage ratio, based on the trailing 12-month period immediately preceding the date of such determination, is less than 1.15x.

A “Critical Tenant Trigger Event” will occur (i) if Wal-Mart Stores Texas, LLC or any other tenant occupying the space currently occupied by such tenant (the “Critical Tenant” and each related lease, a “Critical Tenant Lease”) gives notice of its intention to terminate, or not extend or renew its lease; (ii) on or prior to the date that is twelve (12) months prior to the expiration date the Critical Tenant if fails to give notice of its election to renew its lease; (iii) on or prior to the date by which the Critical Tenant is

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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WALMART SUPERCENTER HOUSTON

required under its lease to notify the borrower of its election to renew its lease, if the Critical Tenant fails to give such notice; (iv) if an event of default under the Critical Tenant Lease occurs or is continuing; (v) if a bankruptcy action with respect to the Critical Tenant or guarantor occurs; (vi) if the Critical Tenant discontinues its normal business operations; or (vii) the Critical Tenant or any guarantor is downgraded below “BBB” or the equivalent by any credit reporting agency. A Critical Tenant Trigger Event will end (a) with respect to clauses (i), (ii) or (iii), the date that (1) a Critical Tenant Lease extension is executed and delivered to the lender by the borrower and the related tenant improvements costs, leasing commissions and other material costs and expenses have been deposited into the Critical Tenant TI/LC account; or (2) a Critical Tenant Space Re-tenanting Event (as defined below) has occurred; (b) with respect to clause (iv), after a cure of applicable event of default; (c) with respect to clause (v), after an affirmation of the Critical Tenant Lease in the applicable bankruptcy proceedings provided the Critical Tenant is actually paying all rents and other amounts under its lease; (d) with respect to clause (vi), the Critical Tenant re-commences its normal business operations or a Critical Tenant Space Re-tenanting Event (as defined below) has occurred; or (e) with respect to clause (vii), the date the credit rating of the related Critical Tenant and/or the lease guarantor is no longer rated less than a “BBB” or the equivalent by any credit rating agency.

A “Critical Tenant Space Re-tenanting Event” will occur on the date each of the following conditions has been satisfied: (i) the Critical Tenant space has been leased to one or more replacement tenants for a term of at least ten years and on terms that are reasonably acceptable to the lender; (ii) all tenant improvement costs, leasing commissions and other material costs and expenses relating to the re-letting of the space have been paid in full; and (iii) the replacement tenant(s) are conducting normal business operations at the related Critical Tenant space.

Property Management. The Walmart Supercenter Houston Property is managed by an affiliate of the sponsor.

Assumption. The borrower has the right to transfer the Walmart Supercenter Houston Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the WFCM 2018-C43 certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The Walmart Supercenter Houston Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the Walmart Supercenter Houston Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

88

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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35 WATERVIEW BOULEVARD

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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35 WATERVIEW BOULEVARD

35 Waterview Boulevard
35 Waterview Boulevard
Parsippany, NJ 07054
Butler
Pompton Lakes
Riverdale
Kinnelon
Lake Kinnelon
Split Rock Reservoir
Butler Reservoir
Mountainside Park
Sunset Valley Golf Course
Chilton Memorial Hospital
Lincoln Park Airport
Wayne
Montville
Towaco
Lincoln Park
Boonton
Tourne Park
Mountain Lakes
Cedar Lake
Rockaway River Country Club
Knoll West Golf Course
Boonton Reservoir
Rockaway Townsquare
Rockaway
Denville
Dover
Fairfield
Essex County Airport
Mountain Ridge Country Club
MORRIS COUNTY
Parsippany-Troy Hills
Lake Parsippany
West Caldwell
West Essex Park
Caldwell
James Andrews Memorial Park
Morris Plains
Cedar Knolls
Whippany
Old Troy Park
East Hanover
Roseland
Hanover
Morristown
Morristown Municipal Airport
Livingston
West Orange
Morristown National Historical Park
Florham Park
ESSEX COUNTY
New Vernon
Madison
Chatham
Short Hills
South Orange
South Mountain Reservation
Maplewood
Summit
Great Swamp National Wildlife Refuge
NEW YORK
NEW JERSEY
PENN
New York City
Newark
Jersey City
Elizabeth
Paterson
Passaic
Trenton

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

91

No. 9 – 35 Waterview Boulevard

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Fitch/Moody’s):	NR/NR/NR			Property Type:	Office
Original Principal Balance:	$22,000,000			Specific Property Type:	Suburban
Cut-off Date Balance:	$22,000,000			Location:	Parsippany, NJ
% of Initial Pool Balance:	3.0%			Size:	172,498 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per SF:	$127.54
Borrower Names:	35 Waterview Blvd LLC			Year Built/Renovated:	1990/NAP
Borrower Sponsors:	Joseph Popack			Title Vesting:	Fee
Mortgage Rate:	4.865%			Property Manager:	Self-managed
Note Date:	February 15, 2018			4th Most Recent Occupancy (As of):	92.8% (12/31/2013)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	87.0% (12/31/2014)
Maturity Date:	March 11, 2028			2nd Most Recent Occupancy (As of):	95.7% (12/31/2015)
IO Period:	12 months			Most Recent Occupancy (As of):	93.2% (12/31/2016)
Loan Term (Original):	120 months			Current Occupancy (As of):	95.7% (11/10/2017)
Seasoning:	0 months
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360			Underwriting and Financial Information:
Call Protection:	L(24),D(92),O(4)			4th Most Recent NOI (As of):	$2,483,890 (12/31/2014)
Lockbox Type:	Hard/Springing Cash Management			3rd Most Recent NOI (As of)(2):	$2,629,965 (12/31/2015)
Additional Debt:	None			2nd Most Recent NOI (As of)(2):	$2,935,302 (12/31/2016)
Additional Debt Type:	NAP			Most Recent NOI (As of):	$2,838,842 (TTM 10/31/2017)
				U/W Revenues:	$4,210,919
				U/W Expenses:	$1,565,174
Escrows and Reserves(1):				U/W NOI:	$2,645,745
				U/W NCF:	$2,448,228
Type:	Initial	Monthly	Cap (If Any)	U/W NOI DSCR:	1.90x
Taxes	$85,267	$42,635	NAP	U/W NCF DSCR:	1.75x
Insurance	$0	Springing	NAP	U/W NOI Debt Yield:	12.0%
Immediate Repairs	$24,563	$0	NAP	U/W NCF Debt Yield:	11.1%
Replacement Reserve	$0	$2,875	NAP	As-Is Appraised Value(3):	$30,300,000
TI/LC Reserve	$500,000	$21,562	$517,494	As-Is Appraisal Valuation Date(3):	November 27, 2017
Existing TI/LC Obligations	$1,091,397	$0	NAP	Cut-off Date LTV Ratio(3):	72.6%
Rent Concession Reserve	$156,504	$0	NAP	LTV Ratio at Maturity or ARD(3):	61.1%

(1)	See “Escrows” section.

(2)	See “Cash Flow Analysis” section.

(3)	The LTV ratios shown are based on the appraiser’s hypothetical market value as stabilized, which assumes the cost of all outstanding tenant improvements and free rent are escrowed. All outstanding tenant improvements and free rent were reserved for upon the origination of the 35 Waterview Boulevard Mortgage Loan. Based on the as-is appraised value of $29,800,000 (as of November 27, 2017), the Cut-off Date LTV Ratio is 73.8%.

The Mortgage Loan. The mortgage loan (the “35 Waterview Boulevard Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering an office building located in Parsippany, Morris County, New Jersey (the “35 Waterview Boulevard Property”). The 35 Waterview Boulevard Mortgage Loan was originated on February 15, 2018 by Wells Fargo Bank, National Association. The 35 Waterview Boulevard Mortgage Loan had an original principal balance of $22,000,000, has an outstanding principal balance as of the Cut-off Date of $22,000,000 and accrues interest at an interest rate of 4.865% per annum. The 35 Waterview Boulevard Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments for the first 12 months following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The 35 Waterview Boulevard Mortgage Loan matures on March 11, 2028.

Following the lockout period, the borrower has the right to defease the 35 Waterview Boulevard Mortgage Loan in whole, but not in part, on any date before December 11, 2027. In addition, the 35 Waterview Boulevard Mortgage Loan is prepayable without penalty on or after December 11, 2027.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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35 WATERVIEW BOULEVARD

Sources and Uses

Sources			Uses
Original loan amount	$22,000,000	72.0%	Purchase price	$29,500,000	96.6%
Sponsor’s new cash equity	8,547,753	28.0	Seller credit(1)	(1,805,663)	(5.9)
			Upfront reserves	1,857,730	6.1
			Closing costs	995,685	3.3
Total Sources	$30,547,753	100.0%	Total Uses	$30,547,753	100.0%
(1)	The seller credit represents unfunded tenant improvements and leasing commissions and free rent periods.

The Property. The 35 Waterview Boulevard Property comprises a four-story class A office building totaling 172,498 square feet of rentable area located in Parsippany, Morris County, New Jersey. Built in 1990, the 35 Waterview Boulevard Property is situated on a 13.0-acre parcel of land with primary frontage on Waterview Boulevard. The 35 Waterview Boulevard Property features 618 surface parking spaces, indicating a parking ratio of 3.6 spaces per 1,000 square feet of net rentable area. As of November 10, 2017, the 35 Waterview Boulevard Property was 95.7% occupied by 16 tenants. The 35 Waterview Boulevard Property has averaged 93.7% occupancy since 2010, never falling below 87.0% during that period.

The 35 Waterview Boulevard Property serves as the global headquarters for Sun Chemical Management, L.L.C. (“Sun Chemical”), which is the largest tenant (38.3% of net rentable area; 44.8% of underwritten base rent). Sun Chemical has been at the 35 Waterview Boulevard Property since 2004 and exercised a 12-year renewal in 2017. According to the company’s website, Sun Chemical is a recognized leader in printing inks, coatings and supplies and also develops a wide range of pigments and advanced materials, including liquid compounds, solid compounds and application materials. Sun Chemical operates more than 176 manufacturing, sales and service locations in Europe, Asia and the Americas. Together with its parent company, DIC Group, Sun Chemical has annual sales of more than $7.5 billion. Sun Chemical’s main research and development center and a separate manufacturing facility are located approximately 23.6 and 23.0 miles, respectively, east of the 35 Waterview Boulevard Property in Carlstadt and East Rutherford, New Jersey, respectively.

The second largest tenant at the 35 Waterview Boulevard Property is ICC Lowe Pace LLC (“ICC”), which was originally the healthcare marketing arm of the advertising agency Lowe & Partners (11.8% of net rentable area; 11.9% of underwritten base rent). In 2015 and 2016, FCB Health consolidated and merged the ICC and Pace agencies into one entity that was rebranded as FCBCure. With over 130 full time employees, FCBCure is a full-service agency dedicated to healthcare advertising. FCB Health reported an 11% increase in revenue in 2016, to an estimated $165 million. The tenant has been at the 35 Waterview Boulevard Property since 1996.

Other than Sun Chemical and ICC, no tenant accounts for more than 7.0% of the total net rentable area or 7.1% of underwritten base rent.

The following table presents certain information relating to the tenancy at the 35 Waterview Boulevard Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Sun Chemical	NR/Baa2/NR	66,065	38.3%	$29.50(3)	$1,948,873(3)	44.8%	12/31/2029(4)(5)
ICC	NR/NR/NR	20,310	11.8%	$25.57(6)	$519,259(6)	11.9%	5/31/2022(7)
Kline & Company Inc.	NR/NR/NR	12,090	7.0%	$25.50	$308,295	7.1%	10/31/2018(8)
Citrix Systems, Inc.	BBB/Ba1/BBB	10,518	6.1%	$26.16(9)	$275,203(9)	6.3%	11/30/2022
Nuwave Investment Management	NR/NR/NR	6,982	4.0%	$25.00	$174,550	4.0%	2/28/2023(10)(11)
Total Major Tenants		115,965	67.2%	$27.82	$3,226,180	74.2%

Non-Major Tenants		49,182	28.5%	$22.82	$1,122,530	25.8%

Occupied Collateral Total		165,147	95.7%	$26.33	$4,348,710	100.0%

Vacant Space		7,351	4.3%

Collateral Total		172,498	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through November 2018 (totaling $5,689) and straight-line rent averaging for investment grade tenants over the loan term for Sun Chemical and over the lease term for Citrix Systems, Inc. (totaling $210,403).

(3)	Sun Chemical’s Annual U/W Base Rent PSF and Annual U/W Base Rent are based on the tenant’s average rental rate over the loan term. Sun Chemical currently pays rent of $26.50 per square foot.

(4)	Sun Chemical has one, 5-year renewal option, with 12 months’ notice, at fair market rental rate as determined in the lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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(5)	Sun Chemical has a one-time right to terminate its lease on December 31, 2024 if the company moves out of New Jersey or is acquired by a third party and ceases all operations in both Morris and Somerset counties, New Jersey. With respect to the termination option, Sun Chemical is required to provide 18 months’ notice and pay a termination fee equal to $1,028,197. In addition, a Cash Trap Event Period will commence upon Sun Chemical exercising its termination option (see “Lockbox and Cash Management” section).

(6)	ICC’s rented area includes 677 square feet of storage spaced leased pursuant to a license agreement. The Annual U/W Base Rent PSF for the storage space is $13.00 and the Annual U/W Base Rent PSF for the 19,633 square foot office space is $26.00.

(7)	ICC has two, 5-year renewal options, with 12 months’ notice, at 95% fair market rental rate as determined in the lease.

(8)	Kline & Company Inc. has one, 5-year renewal option, with 12 months’ notice, at fair market rental rate as determined in the lease, but in no event will the base rent be less than $24.00 per square foot.

(9)	Citrix Systems, Inc.’s Annual U/W Base Rent PSF and Annual U/W Base Rent are based on the tenant’s average rental rate over the loan term. Citrix Systems, Inc. currently pays rent of $25.00 per square foot.

(10)	Nuwave Investment Management has one, 5-year renewal option, with 15 months’ notice at fair market rental rate as determined in the lease.

(11)	Nuwave Investment Management has a one-time right to terminate effective February 28, 2021 with 9 months’ notice and payment of a termination fee equal to $42,758.

The following table presents certain information relating to the lease rollover schedule at the 35 Waterview Boulevard Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(4)
MTM(3)	1	4,304	2.5%	4,304	2.5%	$0(3)	0.0%	$0.00(3)
2018	2	17,441	10.1%	21,745	12.6%	$444,746	10.2%	$25.50
2019	1	3,319	1.9%	25,064	14.5%	$86,294	2.0%	$26.00
2020	0	0	0.0%	25,064	14.5%	$0	0.0%	$0.00
2021	4	14,637	8.5%	39,701	23.0%	$364,693	8.4%	$24.92
2022	5	40,293	23.4%	79,994	46.4%	$1,027,967	23.6%	$25.51
2023	3	19,088	11.1%	99,082	57.4%	$476,137	10.9%	$24.94
2024	0	0	0.0%	99,082	57.4%	$0	0.0%	$0.00
2025	0	0	0.0%	99,082	57.4%	$0	0.0%	$0.00
2026	0	0	0.0%	99,082	57.4%	$0	0.0%	$0.00
2027	0	0	0.0%	99,082	57.4%	$0	0.0%	$0.00
2028	0	0	0.0%	99,082	57.4%	$0	0.0%	$0.00
Thereafter	1	66,065	38.3%	165,147	95.7%	$1,948,873	44.8%	$29.50
Vacant	0	7,351	4.3%	172,498	100.0%	$0	0.0%	$0.00
Total/Weighted Average	17	172,498	100.0%			$4,348,710	100.0%	$26.33

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	MTM includes 4,304 square feet of café space, which has no lease and no attributed Annual U/W Base Rent.

(4)	Weighted Average Annual U/W Base Rent PSF and Total Annual U/W Base Rent exclude vacant space.

The following table presents historical occupancy percentages at the 35 Waterview Boulevard Property:

Historical Occupancy

12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	12/31/2016(1)	11/10/2017(2)
92.8%	87.0%	95.7%	93.2%	95.7%

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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35 WATERVIEW BOULEVARD

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 35 Waterview Boulevard Property:

Cash Flow Analysis

	2014	2015	2016	TTM 10/31/2017	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$3,891,310	$4,083,151	$4,334,290	$4,232,140	$4,348,710	103.3%	$25.21
Grossed Up Vacant Space	0	0	0	0	187,449	4.5	1.09
Total Recoveries	90,864	89,438	110,075	103,742	103,798	2.5	0.60
Other Income	22,126	12,072	19,768	24,578	24,578	0.6	0.14
Less Vacancy & Credit Loss	0	0	0	0	(453,616)(1)	(10.8)	(2.63)
Effective Gross Income	$4,004,300	$4,184,661	$4,464,133	$4,360,460	$4,210,919	100.0%	$24.41

Total Operating Expenses	1,520,410	1,554,696	1,528,831	1,521,618	1,565,174	37.2%	9.07

Net Operating Income	$2,483,890	$2,629,965(2)	$2,935,302(2)	$2,838,842	$2,645,745	62.8%	$15.34

TI/LC	0	0	0	0	163,017	3.9	0.95
Capital Expenditures	0	0	0	0	34,500	0.8	0.20
Net Cash Flow	$2,483,890	$2,629,965	$2,935,302	$2,838,842	$2,448,228	58.1%	$14.19

NOI DSCR	1.78x	1.88x	2.10x	2.03x	1.90x
NCF DSCR	1.78x	1.88x	2.10x	2.03x	1.75x
NOI DY	11.3%	12.0%	13.3%	12.9%	12.0%
NCF DY	11.3%	12.0%	13.3%	12.9%	11.1%

(1)	The underwritten economic vacancy is 10.0%. The 35 Waterview Boulevard Property was 95.7% physically occupied as of November 10, 2017.

(2)	The increase in Net Operating Income from 2015 to 2016 was driven primarily by five new leases totaling approximately 20,725 square feet (12.0% net rentable area) signed from June 2015 to February 2016.

Appraisal. As of the appraisal valuation date of November 27, 2017, the 35 Waterview Boulevard Property had a hypothetical market “as-stabilized” value of $30,300,000, assuming the cost of all outstanding tenant improvements and free rent was escrowed. All outstanding tenant improvements and free rent were reserved for upon the origination of the 35 Waterview Boulevard Mortgage Loan.

Environmental Matters. According to the Phase I environmental report dated July 21, 2017, there was no evidence of any recognized environmental conditions at the 35 Waterview Boulevard Property.

Market Overview and Competition. The 35 Waterview Boulevard Property is located in Parsippany, Morris County, New Jersey, approximately 1.8 miles north of Interstate 80. The 35 Waterview Boulevard Property has access to Route 46 approximately 0.5 mile to the southwest, Route 202 approximately 0.3 mile to the east and Interstate 287 approximately 0.5 mile to the east. Surrounding development along Route 46 comprises big box retail options including Harmons, Marshalls and HomeGoods, all within 0.9 mile of the 35 Waterview Boulevard Property. The surrounding area also features an assortment of dining options and is located less than 25 miles from Newark Liberty International Airport. In addition, a shopping center currently under construction at the corner of Route 46 and Waterview Blvd-NJ, 0.4 miles southwest of the 35 Waterview Boulevard Property, is expected to be anchored by Whole Foods. Per the appraisal, the estimated 2017 population within a one-, three- and five-mile radius of the 35 Waterview Boulevard Property was 6,919, 61,744, 132,286, respectively; and the estimated 2017 average household income within the same radii was $120,875, $123,166 and $136,939, respectively.

Per a third-party market research report, the 35 Waterview Boulevard Property is situated within the Parsippany submarket of the Northern New Jersey office market. As of year-end 2017, the submarket reported a total inventory of 401 office buildings totaling 21.5 million square feet with a 17.2% vacancy rate and average asking rents of $26.00 per square foot. The appraiser concluded to market rents for the 35 Waterview Boulevard Property of $25.50 per square foot, modified gross. According to the appraisal, the 35 Waterview Boulevard Property is situated within the Waterview Corporate Center, which contains six class A office buildings totaling approximately 979,000 square feet. These six buildings were constructed between 1984 and 2001, are currently 93.2% leased and have averaged 94.7% occupancy since 2011.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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35 WATERVIEW BOULEVARD

The following table presents certain information relating to comparable office leases for the 35 Waterview Boulevard Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Distance from Subject	Tenant Name	Lease Date/Term (Months)	Lease Area (SF)	Annual Base Rent PSF	Annual Escalations
Morris Corporate Center I 300 Interpace Parkway Parsippany, NJ	1986	261,332	1.7 miles	Kia Motors	Aug 2017 / 120 Months	9,783	$27.00	$0.50/PSF
7 Campus Drive Parsippany, NJ	1982	154,395	4.0 miles	Centenary College	Mar 2017 / 138 Months	20,978	$25.00	$0.50/PSF
Mount Kemble Corporate Center - Building B 360 Mount Kemble Avenue Morristown, NJ	2001	117,000	11.5 miles	NFP Property & Casualty	Dec 2016 / 88 Months	3,884	$25.25	2.75%
Washington Office Center 44 Whippany Rd, Morristown, NJ	1984	220,160	6.7 miles	Meridian Capital Partners	Jul 2016 / 24 Months	1,746	$25.00	$0.50/PSF
7 Sylvan Way 7 Sylvan Way, Parsippany, NJ	1985	150,069	3.6 miles	Ferraro Foods	Mar 2016 / 144 Months	48,600	$27.50	$0.50/PSF

(1)	Information obtained from the appraisal and third party reports.

The Borrower. The borrower for the 35 Waterview Boulevard Mortgage Loan is 35 Waterview Blvd LLC, a Delaware limited liability company and a special purpose entity with one independent director. Joseph Popack is the guarantor of certain nonrecourse carveouts under the 35 Waterview Boulevard Mortgage Loan.

The Borrower Sponsor. The borrower sponsor is Joseph Popack, a commercial real estate professional with over 45 years of experience. As of year-end 2017, Mr. Popack’s real estate portfolio consists of approximately 55 commercial real estate properties in New York, Georgia, Florida and Toronto, including four office properties totaling approximately 619,000 square feet. Mr. Popack also owns Chase Abstract (a title company) and MPower Energy (an electric and gas supplier).

Escrows. The loan documents provide for upfront reserves of $85,267 for real estate taxes, $24,563 for immediate repairs, $500,000 for general tenant improvements and leasing commissions (“TI/LC”), $1,091,397 for outstanding TI/LC related to Sun Chemical ($1,007,253) and Citrix Systems, Inc. ($84,144), and $156,504 for outstanding rent concessions related to multiple tenants. The loan documents also provide for ongoing monthly reserves of $42,635 for real estate taxes, $2,875 for replacement reserves, and $21,562 for general TI/LCs (subject to a cap of $517,494).

The loan documents do not require ongoing monthly escrows for insurance premiums as long as (i) no event of default has occurred and is continuing; (ii) the borrower provides the lender with evidence that the 35 Waterview Boulevard Property’s insurance coverage is included in a blanket policy and such policy is in full force and effect; and (iii) the borrower pays all applicable insurance premiums and provides the lender with evidence of renewals.

Lockbox and Cash Management. The 35 Waterview Boulevard Mortgage Loan requires a hard lockbox which is already in-place and springing cash management. The borrower is required to direct all tenants to pay rent directly into such lockbox account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within one business day of receipt. Prior to the occurrence of a Cash Trap Event Period (as defined below), all funds are required to be distributed to the borrower. During a Cash Trap Event Period, all funds are required to be swept to a lender-controlled cash management account.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(iv)	the occurrence of an event of default;

(v)	the net cash flow debt service coverage ratio falling below 1.30x at the end of any calendar quarter; or

(vi)	the occurrence of an Anchor Tenant Trigger Event (as defined below).

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), upon the cure of such event of default;

●	with regard to clause (ii), upon the debt service coverage ratio being equal to or greater than 1.30x for two consecutive calendar quarters; or

●	with regard to clause (iii), upon an Anchor Tenant Cure Event (as defined below).

An “Anchor Tenant Trigger Event” will commence upon Sun Chemical exercising its termination option (see “Major Tenants” table).

An “Anchor Tenant Cure Event” will occur upon the borrower replacing Sun Chemical with a new tenant or tenants acceptable to the lender pursuant to a new lease acceptable to the lender, and such tenant has taken occupancy, commenced normal business operations at the entire premises formerly occupied by Sun Chemical and payment of rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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35 WATERVIEW BOULEVARD

Property Management. The 35 Waterview Boulevard Property is managed by an affiliate of the borrower.

Assumption. The borrower has the two-time right, commencing 12 months after loan origination, to transfer the 35 Waterview Boulevard Property, provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender has reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration the transferee’s experience, financial strength and general business standing; and (iii) if required by the lender, rating agency confirmation from DBRS, Fitch and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2018-C43 certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the 35 Waterview Boulevard Property. The loan documents also require business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

97

FEDEX DISTRIBUTION CENTER

FedEx
FedEx

FedEx
FedEx
FedEx
FedEx
FedEx
FedEx

FedEx
FedEx
FedEx
FedEx
FedEx

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

98

FEDEX DISTRIBUTION CENTER

FedEx Distribution Center
6840 Pontius Road
Groveport, OH 43125
COLUMBUS
Downtown
Bexley
Whitehall
Reynoldsburg
German Village
South Hilltop
South Columbus
Obetz
Blacklick Estates
Groveport
Canal Winchester
Grove City
Lockbourne
FRANKLIN COUNTY
PICKAWAY COUNTY
John Glenn Intl. Airport 6 miles
Rickenbacker International Airport
Nationwide Arena
One Nationwide Plaza
State Capitol
Columbus St. Comm. College
Columbus Museum of Art
Capital University
Nationwide Children's Hospital
Lou Berliner Park
Noe-Bixby Park
Smith Farm Park
Three Rivers Park
Lock Meadows Park
Landings at Rickenbacker
Willow Golf Club
Eastland Mall
JCPenney
Chantry Square
Brice Park Shopping Center
Carnaby Centre
ODW Logistics Inc.
Great Southern Shopping Center
Pier One Imports Distribution Ctr.
Nautilus
zulily
Amazon Fulfillment Center CMH2
Yokohama Tire
Lululemon Athletica
Toys R Us Warehouse
Whirlpool
Eddie Bauer Fulfillment Services
Genco Petsmart
Groveport Commerce Center
Groveport Recreation Center
Winchester Square
Eldorado Scioto Downs Race Track
Columbus Intermodal Terminal
East Frwy
Frank-Refugee Expwy
The Outerbelt
Southeast Expwy
Bryden Rd
E. Main St
Main St
Livingston Ave
Frebis Ave
Marion Rd
Refugee Rd
Watkins Rd
Williams Rd
Corr Rd
Alum Creek Dr
College Ave
Groveport Rd
London Groveport Rd
Bixby Rd
Rathmell Rd
Rohr Rd
Hayes Rd
Duvall Rd
Tussing Rd
Winchester Pike
James Rd
Hamilton Rd
Brice Rd
Gender Rd
Harmon Ave
S. High St
Parsons Ave
Jackson Pike
Lockbourne Rd
Canal Rd
Ashville Pike
Walnut Creek Pike
Dublin
Westerville
Upper Arlington
Hilliard
Gahanna
New Albany
Worthington
Lincoln Village
Grandview Heights
Powell
Pataskala
Pickerington
Lake Darby

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

99

No. 10 – FedEx Distribution Center

Loan Information	Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association	Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Fitch/Moody’s):	NR/NR/NR	Property Type:	Industrial
Original Principal Balance:	$21,100,000	Specific Property Type:	Warehouse
Cut-off Date Balance:	$21,100,000	Location:	Groveport, OH
% of Initial Pool Balance:	2.9%	Size:	305,250 SF
Loan Purpose:	Acquisition	Cut-off Date Balance Per SF:	$69.12
Borrowers Name:	Zeller-401 FX TIC, L.L.C.; Zeller-FX TIC, L.L.C.	Year Built/Renovated:	2013/NAP
Borrower Sponsor:	Paul M. Zeller	Title Vesting:	Fee
Mortgage Rate:	4.760%	Property Manager:	Self-managed
Note Date:	February 23, 2018	4th Most Recent Occupancy (As of):	100.0% (12/31/2014)
Anticipated Repayment Date:	NAP	3rd Most Recent Occupancy (As of):	100.0% (12/31/2015)
Maturity Date:	March 11, 2028	2nd Most Recent Occupancy (As of):	100.0% (12/31/2016)
IO Period:	120 months	Most Recent Occupancy (As of):	100.0% (12/31/2017)
Loan Term (Original):	120 months	Current Occupancy (As of):	100.0% (3/1/2018)
Seasoning:	0 months
Amortization Term (Original):	NAP	Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360	4th Most Recent NOI(2):	NAV
Call Protection:	L(24),D(89),O(7)	3rd Most Recent NOI(2):	NAV
Lockbox Type:	Hard/Upfront Cash Management	2nd Most Recent NOI(2):	NAV
Additional Debt:	None	Most Recent NOI(2):	NAV
Additional Debt Type:	NAP	U/W Revenues:	$2,229,886
U/W Expenses:	$339,324
U/W NOI:	$1,890,562
U/W NCF:	$1,805,807
U/W NOI DSCR:	1.86x
U/W NCF DSCR:	1.77x
U/W NOI Debt Yield:	9.0%
Escrows and Reserves(1):	U/W NCF Debt Yield:	8.6%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$31,700,000
Taxes	$33,793	$10,500	NAP	As-Is Appraisal Valuation Date:	January 23, 2018
Insurance	$0	Springing	NAP	Cut-off Date LTV Ratio:	66.6%
Replacement Reserves	$0	$2,500	$60,000(1)	LTV Ratio at Maturity:	66.6%

(1)	See “Escrows” section.

(2)	No historical financial information is available as the borrower recently acquired the FedEx Distribution Center (as defined in “The Mortgage Loan” section) and the tenant is responsible for all operating expenses. The FedEx Distribution Center Property (as defined in “The Mortgage Loan” section) has been 100.0% occupied by FedEx Ground Package System, Inc. since the building was constructed in 2013.

(3)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “FedEx Distribution Center Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in an industrial warehouse facility located in Groveport, Ohio (the “FedEx Distribution Center Property”). The FedEx Distribution Center Mortgage Loan was originated on February 23, 2018 by Wells Fargo Bank, National Association. The FedEx Distribution Center Mortgage Loan had an original principal balance of $21,100,000, has an outstanding principal balance as of the Cut-off Date of $21,100,000 and accrues interest at an interest rate of 4.760% per annum. The FedEx Distribution Center Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires payments of interest-only through the term of the FedEx Distribution Center Mortgage Loan. The FedEx Distribution Center Mortgage Loan matures on March 11, 2028.

Following the lockout period, the borrower has the right to defease the FedEx Distribution Center Mortgage Loan in whole, but not in part, on any date before September 11, 2027. In addition, the FedEx Distribution Center Mortgage Loan is prepayable without penalty on or after September 11, 2027.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Sources and Uses

Sources			Uses
Original whole loan amount	$21,100,000	63.4%	Purchase price	$31,600,000	94.9%
Sponsor’s new cash contribution	$12,192,160	36.6	Closing costs	$1,658,367	5.0
			Reserves	$33,793	0.1
Total Sources	$33,292,160	100.0%	Total Uses	$33,292,160	100.0%

The Property. The FedEx Distribution Center Property is a class A build-to-suit industrial warehouse facility totaling 305,250 square feet and located in Groveport, Ohio, approximately 14.0 miles southeast of the Columbus central business district. The FedEx Distribution Center Property is fully leased to FedEx Ground Package System, Inc. (“FedEx Ground”) through August 31, 2027 on a triple-net lease with two, five-year renewal options. The lease is guaranteed by FedEx Ground’s parent company, FedEx Corporation (“FedEx”) (NYSE: FDX; rated Baa2/BBB by Moody’s/S&P, respectively). Built in 2013 for FedEx Ground, the FedEx Distribution Center Property is situated on a 40.7-acre site and features 32-foot clear height, an early suppression fast response (ESFR) fire sprinkler system, 88 dock-high doors, 2 drive-in doors, and recently expanded parking and truck storage that offers 420 trailer parking stalls and 170-foot truck courts. The FedEx Distribution Center Property comprises grade-level office space totaling approximately 9,158 square feet (3.0% of net rentable area) and approximately 296,092 square feet of warehouse and distribution space (97.0% of net rentable area). The FedEx Distribution Center Property is fully fenced and secured with staffed security stations at both the employee entrance and loading facilities, and has metal detectors and cameras for interior security.

The FedEx Distribution Center Property is one of 31 FedEx SmartPost distribution centers in the United States. SmartPost is a FedEx Ground service that specializes in the consolidation and delivery of high volumes of low-weight, less time-sensitive business-to-consumer packages primarily using the U.S. Postal Service for last-mile delivery to residences. The FedEx Distribution Center Property is the only facility within the FedEx SmartPost distribution network that distributes packages between hubs and not directly to the end consumer, and therefore all of the other 30 SmartPost hubs rely on this facility. In June 2017, FedEx Ground extended the term of its lease from August 31, 2023 to August 31, 2027.

Founded in 1971, FedEx is the largest express transportation company in the world and the leader in package delivery and freight with $60.3 billion in revenue for fiscal year 2017. FedEx is organized into four primary segments: FedEx Express, FedEx Ground, FedEx Freight and FedEx Services. Each segment provides specialized shipping services from packages and freight delivery to international trade services and customs brokerage. FedEx employs over 400,000 people worldwide, ships over 14.0 million packages per business day and receives over 125.0 million package status tracking requests per day as of November 30, 2017. The company’s FedEx Ground segment, a leading North American ground small-package delivery services provider, provides business-to-business day-certain package shipping and ground delivery services in the United States and Canada, as well as residential delivery through its FedEx Home Delivery service. FedEx Ground alone ships more than 8.0 million packages per day on average, operates over 60,000 motorized vehicles and employs over 95,000 people in 37 FedEx Ground Hubs and 31 FedEx SmartPost Distribution Centers as of November 30, 2017.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to the tenancy at FedEx Distribution Center Property:

Major Tenant

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenant
FedEx Ground	NR/Baa2/BBB(1)	305,250	100.0%	$6.54(2)	$1,996,929(2)	100.0%	8/31/2027(3)
Total Major Tenants		305,250	100.0%	$6.54	$1,996,929	100.0%

Vacant Space		0	0.0%

Collateral Total		305,250	100.0%

(1)	FedEx Corporation, the rated entity, guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent represent the tenant’s contractual rent bump in September 2018. FedEx Ground currently pays an Annual U/W Base Rent PSF of $6.04.

(3)	FedEx Ground has two, five-year lease extension options with nine months’ notice. The annual rents for the first and second extension options are $2,106,880 ($6.90 per square foot) and $2,212,224 ($7.25 per square foot), respectively.

The following table presents certain information relating to the lease rollover schedule at FedEx Distribution Center Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	1	305,250	100.0%	305,250	100.0%	$1,996,929	100.0%	$6.54
2028	0	0	0.0%	305,250	100.0%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	305,250	100.0%	$0	0.0%	$0.00
Vacant	0	0	0.0%	305,250	100.0%	$0	0.0%	$0.00
Total/Weighted Average	1	305,250	100.0%			$1,996,929	100.0%	$6.54
(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at FedEx Distribution Center Property:

Historical Occupancy

12/31/2014(1)	12/31/2015(1)	12/31/2016(1)	12/31/2017(1)	3/1/2018(2)
100.0%	100.0%	100.0%	100.0%	100.0%

(1)	Information obtained from the FedEx Ground lease.

(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at FedEx Distribution Center Property:

Cash Flow Analysis(1)

	As-Is(2)	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$1,844,304	$1,996,929(3)	89.6%	$6.54
Grossed Up Vacant Space	0	0	0.0	0.00
Total Reimbursables	0	332,803	14.9	1.09
Less Vacancy & Credit Loss	0	(99,846)(4)	(4.5)	(0.33)
Effective Gross Income	$1,844,304	$2,229,886	100.0%	$7.31

Total Operating Expenses	$0	$339,324	15.2%	$1.11

Net Operating Income	$1,844,304	$1,890,562	84.8%	$6.19
TI/LC	0	54,230	2.4	0.18
Capital Expenditures	0	30,525	1.4	0.10
Net Cash Flow	$1,844,304	$1,805,807	81.0%	$5.92

NOI DSCR	1.81x	1.86x
NCF DSCR	1.81x	1.77x
NOI DY	8.7%	9.0%
NCF DY	8.7%	8.6%
(1)	No historical financial information is available as the borrower recently acquired the FedEx Distribution Center Property and the tenant is responsible for all operating expenses.

(2)	The As-Is cash flow represents FedEx Ground’s current rental rate as of the Cut-off Date. The tenant is responsible for all operating expenses.

(3)	U/W Base Rent includes FedEx Ground’s contractual rent bump in September 2018 totalling $152,625.

(4)	The underwritten economic vacancy is 5.0%. The FedEx Distribution Center Property was 100.0% occupied as of March 1, 2018.

Appraisal. As of the appraisal valuation date of January 23, 2018, the FedEx Distribution Center Property had an “as-is” appraised value of $31,700,000. The appraiser also concluded to a dark value of $25,200,000 as of January 23, 2018.

Environmental Matters. According to a Phase I environmental site assessment dated January 29, 2018, there was no evidence of any recognized environmental conditions at FedEx Distribution Center Property.

Market Overview and Competition. The FedEx Distribution Center Property is located in Groveport, Ohio, approximately 4.5 miles southeast of Interstate 270, which serves as an outerbelt of the Columbus metropolitan statistical area connecting Interstate 70, Interstate 71, and US Route 33. The region benefits from its centralized location, as approximately 50.0% of the U.S. population is within a one day truck drive. The FedEx Distribution Center Property is located adjacent to Rickenbacker International Airport, one of the world’s only cargo-dedicated airports offering worldwide access to global networks and freight hubs in Asia, Europe and the Middle East. Rickenbacker International Airport features two 12,000-foot runways and handled over 91,000 tons of air freight in 2016. The area also benefits from the Rickenbacker Intermodal terminal with services provided by Norfolk Southern and CSX, two of the nation’s largest rail providers offering coast-to-coast intermodal shipping options. Additionally, in conjunction with the Heartland Corridor project, the terminal provides next-day rail service to and from the port of Norfolk, Virginia. The FedEx Distribution Center Property is located in the Foreign-Trade Zone 138 (FTZ 138) which is headquartered at Rickenbacker Inland Port and rated among the top 10 Foreign-Trade Zones in the country with more than $7.8 billion of goods moved through in 2015. The Foreign Trade Zone helps businesses inside the 25-county Central Ohio service area lower costs and boost profits by deferring, reducing and eliminating customs duties.

Per the appraisal, the FedEx Distribution Center Property is located within the Southeast submarket of the Columbus industrial market. Multiple Fortune 500 firms and nationally recognized companies occupy space within the submarket including Amazon, Whirlpool, Xerox, Kraft, Eddie Bauer, GAP, Honeywell, Walmart, Lululemon Athletica, and PetSmart. Per a third-party market research report, as of year-end 2017, the Southeast submarket reported an inventory of 433 buildings totaling approximately 60.3 million square feet with a 9.0% vacancy rate. The appraiser identified six comparable FedEx Ground warehouse properties totaling approximately 1.6 million square feet, which reported a 100.0% occupancy rate and average asking rents of $6.52 per square foot, triple net. The appraiser concluded to a market rent for the FedEx Distribution Center Property of $6.50 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to comparable industrial leases for FedEx Distribution Center Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Tenant Name	Total SF	Clear Height (ft)	Dock Doors	Lease Date / Term	Rent PSF	Lease Type
6016 Collet Rd., Farmington, NY	2016/NAP	FedEx Ground	225,198	24	61	July 2016 / 10 Yrs.	$6.60	NNN
3887 E. Washington Rd., Saginaw, MI	2016/NAP	FedEx Ground Package	213,508	NAV	43	June 2016 / 10 Yrs.	$4.42	NNN
3779 Lake Shore Rd., Buffalo, NY	2016/NAP	FedEx Ground	338,584	30	NAV	April 2016 / 15 Yrs.	$6.82	NNN
515 Freeport Rd., Pittston, PA	2015/NAP	FedEx Ground	312,356	NAV	NAV	March 2016 / 15 Yrs.	$7.32	NNN
12900 Plantside Dr., Louisville, KY	2015/NAP	FedEx Ground Package	303,369	34	99	October 2015 / 15 Yrs.	$8.16	NNN
10905 Gateway Blvd., New Haven, IN	2014/NAP	FedEx Ground Package	177,956	25	48	June 2014 / 10 Yrs.	$5.78	NNN
(1)	Information obtained from the appraisal.

The Borrower. The borrower comprises two tenants in common: Zeller-401 FX TIC, L.L.C. and Zeller-FX TIC, L.L.C., each a Delaware limited liability company and single purpose entity. The Zeller Family Group, L.L.C. is the guarantor of certain nonrecourse carveouts under the FedEx Distribution Center Mortgage Loan.

The Borrower Sponsors. The borrower sponsor is Paul M. Zeller, the managing principal and CEO of Zeller Realty Group, L.L.C. (“Zeller”). Zeller is a privately held commercial real estate investment and development firm headquartered in Chicago, Illinois. Zeller’s current portfolio includes 23 investment properties, representing over 9.7 million square feet throughout the country, valued at approximately $2.5 billion as of December 1, 2017. Mr. Zeller combines an extensive background in commercial real estate development, finance, asset management and operations management.

Escrows. The FedEx Distribution Center Mortgage Loan documents provide for upfront reserves at origination in the amount of $33,793 for real estate taxes.

The FedEx Distribution Center Mortgage Loan documents provide for ongoing monthly escrows of $10,500 for real estate taxes and $2,500 for replacement reserves (subject to a cap of $60,000 as long as no event of default has occurred and is continuing, and the FedEx Distribution Center Property is being adequately maintained, as determined by the lender). The loan documents do not require ongoing monthly escrows for insurance premiums as long as (i) no Cash Trap Event Period (as defined in the “Lockbox and Cash Management” section) has occurred and is continuing and (ii) the borrower provides the lender with evidence that the FedEx Distribution Center Property is insured (which may be via an acceptable blanket or umbrella insurance policy) and such policy is in full force and effect.

Lockbox and Cash Management. The FedEx Distribution Center Mortgage Loan requires a lender-controlled lockbox account, which is in place, and that the borrower directs the tenant to pay its rents directly into such lockbox account. The FedEx Distribution Center Mortgage Loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within five business days of receipt. Prior to the occurrence of a Cash Trap Event Period (as defined below), all excess cash flow is required to be distributed to the borrower. During a Cash Trap Event Period, all excess funds are required to be swept to a lender-controlled cash management account.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence and continuance of an event of default; or

(ii)	a Major Tenant Event (as defined below).

A Cash Trap Event Period will end:

●	with regard to clause (i), upon the cure of such event of default; or

●	with regard to clause (ii), upon a Major Tenant Cure Event (as defined below).

A “Major Tenant Event” means, with respect to FedEx Ground (or any successors or replacement tenants), a period that commences upon the earlier of:

(i)	the date such tenant terminates its lease, gives notice of, or commences a legal proceeding asserting its intent to do so;

(ii)	the date such tenant goes dark or gives notice of its intent to do so, or fails to be open for business at the property during customary hours other than on a temporary basis of not more than 60 days for the purposes of a major upgrade to equipment or automated operations systems;

(iii)	the date such tenant does not renew or extend its lease per the terms and conditions set forth in its lease on or before the earlier of (i) 18 months prior to the stated expiration date or (ii) the deadline to renew in the lease; or

(iv)	such tenants’ long term credit rating is downgraded below ‘Baa3’ by Moody’s or ‘BBB-’ by S&P or Fitch.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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A “Major Tenant Cure Event” will occur:

●	With regard to clause (i), upon the occurrence of a Major Tenant Re-Tenanting Event (as defined below).

●	With regard to clause (ii), upon (a) the occurrence of a Major Tenant Re-Tenanting Event; or (b) the tenant recommencing operations for all or substantially all of its space and is open during customary business hours for one calendar quarter.

●	With regard to clause (iii), upon (a) the occurrence of a Major Tenant Re-Tenanting Event; or (b) the tenant exercising the renewal or extension option per the terms and conditions set forth in its lease.

●	With regard to clause (iv), upon (a) the occurrence of a Major Tenant Re-Tenanting Event; or (b) such tenant maintaining a long term credit rating of ‘BBB-’ or higher, or equivalent by all of S&P, Moody’s and Fitch for two consecutive calendar quarters.

A “Major Tenant Re-Tenanting Event” will occur upon the borrower replacing the applicable major tenant with a new tenant or tenants reasonably acceptable to the lender pursuant to a new lease reasonably acceptable to the lender, and such tenant has taken occupancy, commenced operations and paying of full, unabated rent (or any free or abated rent has been reserved) and all tenant improvement costs and leasing commissions have been paid.

Property Management. FedEx Distribution Center Property is managed by an affiliate of the borrower.

Assumption. The borrower has the two-time right to transfer FedEx Distribution Center Property provided that certain conditions are satisfied, including (i) no event of default under the FedEx Distribution Center Mortgage Loan documents has occurred and is continuing; (ii) the lender reasonably determines that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration the transferee’s experience, financial strength and general business standing; and (iii) if requested by lender, rating agency confirmation from DBRS, Fitch, and Moody’s that the sale and assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2018-C43 certificates.

Right of First Offer and Right of First Refusal. None

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The FedEx Distribution Center Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower or by the tenant so long as (i) its lease remains in full force and effect and no default exists and (ii) the tenant or its guarantor or parent maintains a rating by S&P of at least ‘BBB-’ provide coverage for terrorism in an amount equal to the full replacement cost of the FedEx Distribution Center Property, as well as business interruption insurance covering no less than the 12 months following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Wells Fargo Commercial Mortgage Trust 2018-C43	Transaction Contact Information

E.       Transaction Contact Information

Questions regarding this Collateral Term Sheet may be directed to any of the following individuals:

Wells Fargo Securities, LLC

Brigid Mattingly	Tel. (312) 269-3062

A.J. Sfarra	Tel. (212) 214-5613

Alex Wong	Tel. (212) 214-5615

Barclays Capital Inc.

Daniel Vinson	Tel. (212) 528-8224

Brian Wiele	Tel. (212) 412-5780

Brian La Belle	Tel. (212) 526-1809

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

106